UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12

AVIALL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share of Aviall, Inc.

(2)	Aggregate number of securities to which transaction applies:

34,206,454 shares of Aviall common stock (as of June 12, 2006), 2,862,884 shares of Aviall common stock underlying outstanding options to purchase Aviall common stock, of which 2,862,884 shares underlie options with an exercise price of less than $48.00 (as of June 12, 2006), and 262,500 shares of Aviall common stock underlying outstanding and unexercised Aviall warrants (as of June 12, 2006).

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee of $191,736.32 was calculated pursuant to Exchange Act Rule 0-11(c) and is equal to $107.00 per million of the aggregate merger consideration of $1,791,928,224. The aggregate merger consideration is calculated as the sum of (a) the product of 34,206,454 shares of Aviall common stock and the merger consideration of $48.00 per share in cash, (b) the product of 2,862,884 shares of Aviall common stock underlying Aviall options that have an exercise price of less than $48.00 per share and the merger consideration of $48.00 in cash, and (c) the product of 262,500 shares of Aviall common stock underlying the warrants and the merger consideration of $48.00 in cash.

(4)	Proposed maximum aggregate value of transaction:

$1,791,928,224

(5)	Total fee paid:

$191,736.32

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Preliminary Copy—Subject to Completion

                         , 2006

Dear Aviall Stockholder:

You are cordially invited to attend a special meeting of stockholders of Aviall, Inc. to be held on                      , 2006 at              a.m., Dallas, Texas Time, at the Four Seasons Resort and Club, 4150 N. MacArthur Boulevard, Irving, Texas 75038.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of April 30, 2006, by and among The Boeing Company, Boeing-Avenger, Inc., a wholly owned subsidiary of Boeing, and Aviall, Inc. Pursuant to the merger agreement, Boeing will acquire Aviall through an approximately $1.8 billion cash merger. We are also asking that you grant the authority to vote your shares to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

If the merger is completed, Aviall stockholders will receive $48.00 in cash, without interest, for each share of Aviall common stock owned by them as of the effective time of the merger, except for stockholders who properly exercise appraisal rights.

After careful consideration, our board of directors unanimously determined that the merger agreement and the merger are in the best interests of Aviall and its stockholders. Our board of directors has unanimously approved the merger agreement. Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement at the special meeting.

Our board of directors considered a number of factors in evaluating the transaction and consulted with its legal and financial advisors. Included in the attached proxy statement is the opinion of our financial advisor, Credit Suisse Securities (USA) LLC, relating to the fairness, from a financial point of view, to the holders of our common stock, other than Boeing and its affiliates, of the consideration provided for in the merger. The enclosed proxy statement also provides detailed information about the merger agreement and the merger. The description of the merger agreement and all other agreements described in the proxy statement are subject to the terms of the actual agreements. We encourage you to read this proxy statement carefully, including its annexes and the documents we refer to in this proxy statement.

Your vote is very important, regardless of the number of shares you own. The merger must be adopted by the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, if you do not return your proxy card, vote via the Internet or telephone or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement. Only stockholders who owned shares of Aviall common stock at the close of business on August 15, 2006, the record date for the special meeting, will be entitled to vote at the special meeting. To vote your shares, you may use the enclosed proxy card, vote via the Internet or telephone or attend the special meeting and vote in person. On behalf of the board of directors, I urge you to complete, sign, date and return the enclosed proxy card, or vote via the Internet or telephone as soon as possible, even if you currently plan to attend the special meeting.

Thank you for your support of our company. I look forward to seeing you at the special meeting.

Sincerely,

Paul E. Fulchino Chairman, President and Chief Executive Officer

This proxy statement is dated                          , 2006 and is first being mailed to stockholders of Aviall on or about                          , 2006.

AVIALL, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date and Time:	:00 a.m. Dallas, Texas Time on , 2006.

Place:	The Four Seasons Resort and Club, 4150 N. MacArthur Boulevard, Irving, Texas 75038.

Items of Business:

1.     Consider and vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of April 30, 2006, by and among The Boeing Company, a Delaware corporation, Boeing-Avenger, Inc., a Delaware corporation and wholly owned subsidiary of Boeing, and Aviall, Inc., a Delaware corporation, as more fully described in the attached proxy statement, including its annexes and the documents referred to in the attached proxy statement;

2.     Adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting; and

3.     Transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Who May Vote:	You can vote if you were a stockholder of record as of the close of business on August 15, 2006, the record date for the special meeting. Your vote is important. The affirmative vote of the holders of at least a majority of Aviall’s outstanding common stock entitled to vote at the special meeting is required to adopt the merger agreement. A complete list of Aviall stockholders entitled to vote at the special meeting will be available for inspection at the principal executive offices of Aviall during regular business hours for a period of no less than ten days before the special meeting and at the special meeting.

Proxy Voting:	All stockholders are cordially invited to attend the special meeting in person. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy or vote via the Internet or telephone and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of adoption of the merger agreement and in favor of adjournment or postponement of the special meeting, if necessary or appropriate, to permit solicitations of additional proxies. If you fail to return your proxy card, do not vote via the Internet or telephone, and do not attend the special meeting and vote in person, your shares will effectively be counted as a vote “AGAINST” adoption of the merger agreement and will not be counted for purposes of determining whether a quorum is present at the special meeting or for purposes of the vote to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Recommendations:	The board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement at the special meeting. The board of directors also recommends that you vote “FOR” the approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

Appraisal Rights:	Aviall stockholders who do not vote in favor of adoption of the merger agreement may obtain payment in cash of the fair value of their shares of common stock under applicable provisions of Delaware law. In order to perfect their appraisal rights, stockholders must give written demand for appraisal of their shares before the taking of the vote on the merger at the special meeting and must not vote in favor of the merger. A copy of the applicable Delaware statutory provision is included as Annex C to the attached proxy statement and a summary of this provision can be found in the section entitled “Appraisal Rights for Aviall Stockholders” beginning on page 63 of the attached proxy statement.

By Order of the Board of Directors,

Jeffrey J. Murphy Senior Vice President, Law & Human Resources, Secretary and General Counsel Dallas, Texas , 2006

AVIALL, INC.

SPECIAL MEETING OF STOCKHOLDERS

i

Annexes

Annex A — Agreement and Plan of Merger

Annex B — Opinion of Credit Suisse Securities (USA) LLC

Annex C — Appraisal Rights

ii

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the merger agreement and the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. In addition, we encourage you to read the documents incorporated by reference by Aviall into this proxy statement, which have been filed with the SEC and include important business and financial information about Aviall. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information” on page 82. We encourage you to read the merger agreement, the legal document that governs the merger, which is attached as Annex A to this proxy statement.

The Companies (page 30)

Aviall, Inc.

2750 Regent Boulevard

DFW Airport, Texas 75261-9048

Telephone: (972) 586-1000

Aviall, Inc., a Delaware corporation formed in 1993, is the largest independent global provider to the aerospace aftermarket of new aviation parts, supply-chain management and other related value-added services. We serve this market through our two wholly owned subsidiaries, Aviall Services, Inc., or Aviall Services, and Inventory Locator Service, LLC, or ILS. Aviall Services provides new aerospace parts and related supply-chain management services to the global aviation industry, and ILS operates electronic marketplaces for buying and selling parts, equipment and services for the global aviation, defense and marine industries.

The Boeing Company

100 N. Riverside

Chicago, Illinois 60606-1596

Telephone: (312) 544-2000

The Boeing Company, a Delaware corporation formed in 1916, together with its subsidiaries, is one of the world’s major aerospace firms. Boeing is organized based on the products and services it offers. Boeing operates in five principal segments:

•	Commercial Airplanes

•	Integrated Defense Systems, consisting of the following three segments:

•	Precision Engagement and Mobility Systems

•	Network Systems

•	Support Systems

•	Boeing Capital Corporation

Boeing’s other segment classifications principally include the activities of Connexion by BoeingSM, a two-way data communications service for global travelers; and Boeing Technology, an advanced research and development organization focused on innovative technologies, improved processes and the creation of new products.

Boeing-Avenger, Inc.

100 N. Riverside

Chicago, Illinois 60606-1596

Telephone: (312) 544-2000

Boeing-Avenger, Inc., a Delaware corporation and a wholly owned subsidiary of Boeing, was organized solely for the purpose of entering into the merger agreement with Aviall and completing the merger. Boeing-Avenger, Inc. has not conducted any business operations. If the merger is completed, Boeing-Avenger, Inc. will cease to exist following its merger with and into Aviall.

Merger Consideration (page 59)

If the merger is completed, you will receive $48.00 in cash, without interest, in exchange for each share of Aviall common stock that you own and for which you have not properly exercised appraisal rights. After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as an Aviall stockholder and will have no rights as a Boeing stockholder as a result of the merger. Aviall stockholders will receive the merger consideration after exchanging their Aviall certificates in accordance with the instructions contained in the letter of transmittal to be sent to all Aviall stockholders shortly after the closing of the merger.

Treatment of Stock Based Awards (page 67)

Aviall Stock Options. Prior to the effective time of the merger, we will take all action necessary to cause each then-outstanding Aviall stock option to be cancelled immediately prior to the effective time of the merger. In consideration for such cancellation, each holder of our stock options will receive, as soon as reasonably practicable at or after the effective time of the merger, a cash payment from Boeing or Aviall equal to the product of the total number of shares that were subject to such stock option immediately prior to the effective time of the merger, and the excess of the $48.00 per share merger consideration over the per share exercise price subject to such option, such cash payment to be reduced by any required deductions and withholding of taxes.

Aviall Warrants. Prior to the effective time of the merger, we will take all action necessary to cause each then-outstanding warrant to purchase Aviall common stock to be either fully-exercised or cancelled immediately prior to the effective time of the merger. In consideration for such cancellation of any warrants, each holder of warrants to purchase our common stock will receive, as soon as reasonably practicable at or after the effective time of the merger, a cash payment from Boeing or Aviall equal to the product of the number of shares of Aviall common stock issuable upon exercise of such warrants, and the excess of the $48.00 per share merger consideration over the per share exercise price in effect for such warrant.

Aviall Restricted Stock. At the effective time of the merger, all of our then-unvested restricted stock will vest, and except for those who properly exercise appraisal rights, each holder of our restricted stock will receive, as soon as reasonably practicable after the effective time of the merger, a cash payment from Boeing or Aviall equal to the product of the total number of shares that were subject to such restrictions immediately prior to the effective time of the merger and the $48.00 per share merger consideration, such cash payment to be reduced by any required deductions and withholding of taxes.

Aviall Stock Appreciation Rights. Except as otherwise provided in the amended and restated severance agreements, by and among Boeing, merger sub, Aviall and our executive officers, which are described in the section entitled “The Merger—Interests of Aviall’s Executive Officers and Directors in the Merger” beginning on page 42, immediately prior to the effective time of the merger, all of our stock appreciation rights will vest. Each holder of our stock appreciation rights will receive, as soon as reasonably practicable at or after the effective time of the merger, a cash payment equal to the product of the total number of vested Aviall stock appreciation rights and the excess of the $48.00 per share merger consideration over the grant price of such Aviall stock appreciation rights, such cash payment to be reduced by any required deductions and withholding of taxes.

Market Prices and Dividend Data (page 25)

Our common stock is quoted on the New York Stock Exchange under the symbol “AVL.” On April 28, 2006, the last full trading day before the public announcement of the merger, the closing price for our common stock was $37.70 per share and on                     , 2006, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock was $[PRICE] per share.

Material United States Federal Income Tax Consequences of the Merger (page 61)

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. For U.S. federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the merger and the stockholder’s adjusted tax basis in the shares of Aviall common stock converted into the right to receive cash in the merger. For U.S. federal income tax purposes, if the shares of Aviall common stock are held by a stockholder as capital assets, gain or loss recognized by such stockholder will be capital gain or loss, which will be long-term capital gain or loss if the stockholder’s holding period for the shares of Aviall common stock exceeds one year. Capital gains recognized by an individual upon a disposition of a share of Aviall common stock that has been held for more than one year will be subject to a maximum U.S. federal income tax rate of 15% or, in the case of a share that has been held for one year or less, will be subject to U.S. federal income tax at ordinary income tax rates. In addition, for U.S. federal income tax purposes, there are limits on the deductibility of capital losses. Because individual circumstances may differ, stockholders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any federal, state, local or foreign income and other tax laws) of the merger.

Reasons for the Merger and Recommendation of Aviall’s Board of Directors (page 36)

At a special meeting of our board of directors on April 30, 2006, after careful consideration, including consultation with financial and legal advisors, our board of directors unanimously determined that the merger agreement and the terms and conditions of the merger are in the best interests of Aviall and its stockholders. Our board of directors unanimously approved the merger agreement and recommends that you vote “FOR” the adoption of the merger agreement.

In the course of reaching its decision to approve the merger agreement and to recommend that Aviall stockholders vote to adopt the merger agreement, our board of directors consulted our senior management, its financial advisors and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others, the following:

•	the business, competitive position, strategy and prospects of Aviall, the position of current and likely competitors and current industry, economic and market conditions;

•	the timing of the merger and the potential for Boeing or another party to be interested in pursuing a transaction with Aviall in the future;

•	the $48.00 per share in cash to be paid as merger consideration in relation to the then-current market price of Aviall common stock and the fact that the $48.00 per share in cash to be paid as merger consideration represented a significant premium to historical trading prices of Aviall common stock, including a premium of approximately 27% over the closing price of Aviall common stock on April 28, 2006, the last full day of trading prior to public announcement of the merger, and a premium of approximately 21% to the 52-week high trading price of Aviall’s common stock, which is also the all-time high trading price;

•	the financial analysis presented by representatives of Credit Suisse Securities (USA) LLC (which we refer to as “Credit Suisse”), as well as the opinion of Credit Suisse to the effect that, as of April 30, 2006, and based upon and subject to the factors, assumptions and limitations set forth in the opinion, the $48.00 per share merger consideration was fair, from a financial point of view, to the holders of Aviall common stock (other than Boeing and its affiliates);

•	the value of the consideration to be received by Aviall stockholders and the fact that the consideration would be paid in cash, which provides certainty and immediate value to our stockholders;

•	the fact that the merger is not subject to any financing condition;

•	the possible alternatives to the merger (including the possibility of continuing to operate Aviall as an independent entity and the desirability and perceived risks of that alternative), the range of potential benefits to our stockholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and our board of directors’ assessment that none of such alternatives were reasonably likely to present superior opportunities for Aviall or to create greater value for our stockholders, taking into account risks of execution as well as business, competitive, industry and market risks, than the merger;

•	that under the terms of the merger agreement, we can furnish information to, and negotiate with, a third party in response to an unsolicited bona fide acquisition proposal that our board of directors concludes in good faith is, or is reasonably likely to become, a superior offer and accept a superior offer should one be made and not matched by Boeing, upon payment to Boeing of a termination fee of $44.4 million and reimbursement of expenses of up to $2.5 million; and

•	the likelihood that the proposed acquisition would be completed in light of the conditions to closing in the merger agreement and financial capabilities and reputation of Boeing.

In the course of its deliberations, our board of directors also considered a variety of risks and other potentially negative factors, including the following:

•	Aviall will no longer exist as an independent public company and Aviall stockholders will forgo any future increase in our value that might result from our possible growth;

•	the risks and contingencies related to the announcement and pendency of the merger, including the impact of the merger on our employees, customers and our relationships with third parties;

•	after consulting with Credit Suisse regarding its conversation with Boeing management and considering other relevant factors, the assessment of management that further discussion was unlikely to cause Boeing to increase its valuation for Aviall;

•	the assessment of management and its legal counsel that, based on negotiations with Boeing, it was unlikely that additional discussions with Boeing would yield significantly more favorable contractual terms in the near term;

•	the conditions to Boeing’s obligation to complete the merger and the right of Boeing to terminate the merger agreement in certain circumstances described under “The Merger Agreement—Termination of the Merger Agreement” on page 74;

•	the risk that we might not receive necessary regulatory approvals and clearances to complete the merger;

•	that under the terms of the merger agreement, Aviall cannot solicit other acquisition proposals and must pay to Boeing a termination fee of $44.4 million plus up to $2.5 million of expenses if the merger agreement is terminated under certain circumstances;

•	that the income realized by stockholders as a result of the merger will be taxable to our stockholders;

•	the interests that the directors and the executive officers of Aviall have in the merger, in addition to their interests as stockholders of Aviall generally, as described in “The Merger—Interests of Aviall’s Executive Officers and Directors in the Merger” beginning on page 42; and

•	that, pursuant to the merger agreement, we must generally conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to closing of the merger or termination of the merger agreement, which may delay or prevent us from pursuing business opportunities that may arise or preclude actions that would be advisable if we were to remain an independent company.

Our board of directors did not assign any particular weight or rank to any of the positive or potentially negative factors or risks discussed in this section, and our board of directors carefully considered all of these factors as a whole in reaching its determination and recommendation.

Opinion of Our Financial Advisor (page 38)

In connection with the merger, Credit Suisse delivered a written opinion to Aviall’s board of directors to the effect that, as of April 30, 2006, and based upon and subject to the factors, assumptions and limitations set forth in its opinion, the merger consideration to be received by the holders of the outstanding shares of Aviall common stock other than Boeing and its affiliates pursuant to the merger agreement is fair, from a financial point of view, to those holders.

The full text of the written opinion of Credit Suisse, which is dated April 30, 2006 and sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with such opinion, is attached as Annex B to this proxy statement. We encourage you to read this opinion carefully in its entirety. Credit Suisse’s opinion was provided to the Aviall board of directors in connection with its evaluation of the merger consideration, does not address any other aspect of the proposed merger and does not constitute a recommendation as to how any holder of Aviall common stock should vote with respect to the merger.

The Special Meeting of Aviall’s Stockholders (page 26)

Date, Time and Place. A special meeting of our stockholders will be held on                     , 2006, at              a.m., Dallas, Texas Time, at the Four Seasons Resort and Club, 4150 N. MacArthur Boulevard, Irving, Texas 75038, to:

•	consider and vote upon the proposal to adopt the merger agreement,

•	adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting, and

•	transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on August 15, 2006, the record date for the special meeting. You will have one vote at the special meeting for each share of Aviall common stock you owned at the close of business on the record date. There are                      shares of our common stock entitled to be voted at the special meeting.

Vote Required. The adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of at least a majority of the votes cast by holders of our common stock present, in person or represented by proxy, at the special meeting, provided a quorum is present, in person or represented by proxy, at the special meeting.

Interests of Aviall’s Executive Officers and Directors in the Merger (page 42)

When considering the recommendation of Aviall’s board of directors, you should be aware that the members of our board of directors and our executive officers have interests in the merger other than their interests as Aviall stockholders generally, including those described below and in the section entitled “The Merger—Interests of Aviall’s Executive Officers and Directors in the Merger.” These interests may be different from, or in conflict with, your interests as an Aviall stockholder. The members of our board of directors were aware of these additional interests, and considered them, when they approved the merger agreement.

Mr. Fulchino, the current Chairman, President and Chief Executive Officer of Aviall, has entered into an amended and restated employment agreement with Boeing, merger sub and Aviall that will take effect upon the consummation of the merger. In addition, Mr. Fulchino will continue to serve as a member of the board of directors of Aviall after the effective time of the merger. If the merger agreement is terminated, the amended and restated employment agreement will be void and the existing employment agreement and severance agreement with Mr. Fulchino will be reinstated. The following is a summary of the key terms of the amended and restated employment agreement:

•	Term. Mr. Fulchino will remain employed until December 31, 2009.

•	Base Salary and Benefits. Mr. Fulchino is entitled to an annual base salary of not less than $650,000, which may be increased, but may not be decreased. In addition to his annual base salary, Mr. Fulchino will be eligible to participate in the current and any future management incentive program of Aviall on terms commensurate with Mr. Fulchino’s position and level of responsibility; but his annual incentive opportunity will be not less than 100% of his annual base salary. In addition, he will receive three weeks vacation each year, $1.3 million of term life insurance coverage (to the extent commercially available) and supplemental disability coverage equal to 60% of base salary.

•	Termination Payments. If Mr. Fulchino is terminated by Aviall for “cause” or by himself for other than for “good reason,” or if he dies or becomes “disabled,” he will be entitled to receive the balance of his unpaid annual base salary earned through the date of termination and the value of any accrued and unused vacation days earned through that date. Additionally, upon permanent disability, Mr. Fulchino may receive other benefits pursuant to certain other benefit plans or programs as then in effect. If Mr. Fulchino’s employment is terminated without “cause” or by himself for “good reason,” he is entitled to receive his unpaid base salary and accrued and unused vacation days, and a severance payment in an amount equal to the greater of his base salary for the remaining of the then-current amended and restated employment agreement term or three times his base salary, and three times his “annual incentive payment,” as defined in the amended and restated employment agreement. In addition, Mr. Fulchino will be entitled to receive, for the one year period after such termination of employment, health and life insurance benefits substantially identical to those benefits to which Mr. Fulchino, his dependents, and beneficiaries were receiving immediately prior to such termination of employment (or, if greater in the aggregate, the benefits to which Mr. Fulchino, his dependents and beneficiaries were receiving immediately prior to the effective time of the merger). Also, should Mr. Fulchino’s employment terminate other than for “cause” or voluntary resignation without “good reason,” he shall be entitled to credit for years of service under the Aviall, Inc. Supplemental Executive Retirement Income Plan as if he had served through the end of the term of the amended and restated employment agreement.

•	Non-Compete and Non-Solicitation. During his term of employment and for a period of two years following the termination of his employment, Mr. Fulchino will be subject to a restrictive covenant that generally prohibits him from engaging in any business competitive directly with the business conducted by Aviall or any of its subsidiaries in any geographic area where such business of Aviall or any of its subsidiaries or affiliates is conducted. Mr. Fulchino will also be subject to another restrictive covenant that prohibits his solicitation of any employee of Aviall or any of its subsidiaries to give up employment with Aviall or any of its subsidiaries.

•	Confidentiality. During the term of his employment with Aviall or at all times thereafter, Mr. Fulchino is prohibited from intentionally and wrongfully disclosing certain confidential or proprietary information of Aviall to any person not employed by, representing, or engaged by, Aviall or any of its subsidiaries, or to any director of Aviall or any of its subsidiaries, or using such information in connection with engaging in competition with Aviall.

Each of our other executive officers entered into amended and restated severance agreements with Boeing, merger sub and Aviall that will take effect upon consummation of the merger pursuant to which they will each continue as an employee of Aviall following the effective time of the merger and have the right to receive certain severance amounts if they are terminated within three years following consummation of the merger without “cause” or if they voluntarily terminate their employment for “good reason.” If the merger agreement is terminated, each of the amended and restated severance agreements will be void and the existing severance agreements will be reinstated. The following is a summary of the key terms of the amended and restated severance agreements with Mr. Cohen, Ms. Collier, Mr. Kienzle, Mr. Koch, Mr. Komnenovich, Mr. Lacik, Mr. Langsen, Mr. Murphy and Mr. Quinn:

•	Base Salary and Benefits. The base salaries for our executive officers will be as follows: Mr. Cohen—$286,229; Ms. Collier—$191,800; Mr. Kienzle—$211,197; Mr. Koch—$150,000; Mr. Komnenovich—$350,926; Mr. Lacik—$194,429; Mr. Langsen—$236,085; Mr. Murphy—$218,210; and Mr. Quinn—$218,076. Each of these executive officers also will be eligible for incentive bonuses, in addition to their base salaries, consistent with Aviall’s existing incentive plans and the performance metrics related to those existing incentive plans, based upon Aviall’s business plans for 2006, 2007 and 2008. For 2006, Aviall’s board of directors has approved a target incentive bonus of 80% of base salary for each of these executive officers.

•	Termination Payments. If the executive officer’s employment is terminated without “cause” or if the executive officer’s employment is terminated by the executive officer with “good reason” within the three-year term of the agreement, such executive officer will be entitled to receive certain payments and benefits including a cash payment (after applicable taxes and withholdings) in an amount equal to three times (two times in the case of Mr. Koch) the sum of the executive officer’s annual base salary as of the date of the termination of employment (or, if higher, the rate in effect immediately prior to the effective time of the merger) and the executive officer’s “annual incentive payment,” as defined in the amended and restated severance agreement. In addition, the executive officer will be entitled to receive, for the one-year period after such termination of employment, health and life insurance benefits substantially identical to those benefits to which the executive officer, his or her dependents, and beneficiaries were receiving immediately prior to such termination of employment (or, if greater in the aggregate, the benefits to which the executive officer, his or her dependents and beneficiaries were receiving immediately prior to the effective time of the merger).

•	Restricted Stock Units. As of the effective time of the merger, each such executive officer is to be issued a number of Boeing restricted stock units equal in value to two times such executive officer’s 2006 annual base salary. If the executive officer is still employed by Aviall at the end of the term of the amended and restated severance agreement, or if the executive officer’s employment is terminated without “cause,” by death, for “disability” or is terminated by the executive officer with “good reason” during the term of the amended and restated severance agreement, he or she will receive the shares of Boeing stock attributable to the restricted stock units.

•	Non-Compete and Non-Solicitation. Each of these executive officers has also executed a non-competition agreement which provides that for a period beginning at the effective time of the merger and continuing until two years after such executive officer’s employment is terminated, he or she will be subject to a restrictive covenant that generally prohibits him or her from engaging in any business that competes with the distribution, marketing and sale of new or used aviation parts, components or supplies from original equipment manufacturers and selling or reselling them to government/military, general aviation/corporate and commercial airline customers (other than retail business with general aviation/corporate customers), including the following aviation and marine related value-added services provided to customers and suppliers: repair, supply-chain management, or information-gathering and delivery services, throughout the United States, on the Internet and in those foreign countries in which Aviall operates prior to the merger. In addition, during that same period of time, the non-competition agreement subjects each of these executive officers to a restrictive covenant that prohibits their solicitation for employment of any employee or any person who had, during the prior three-month period, been an employee of Boeing, Aviall or its subsidiaries or solicitation of any of Aviall’s customers or contacts for any reason relating to Aviall’s business.

In addition to the foregoing, the following is a summary of certain additional key terms of the amended and restated employment agreement with Mr. Fulchino and the amended and restated severance agreements with each of our other executive officers:

•	Common Stock. At the effective time of the merger, each share of Aviall common stock, including, but not limited to shares of restricted stock, held by each executive officer immediately prior to the effective time of the merger will be automatically converted into the right to receive $48.00 in cash without interest in accordance with the terms of the merger agreement, such cash payment to be reduced by any required deductions and withholding of taxes.

•	Stock Options. Immediately prior to the effective time of the merger, all then-outstanding stock options to purchase our common stock held by our executive officers will be cancelled, and each executive officer will receive a cash payment from Boeing or Aviall equal to the product of the total number of shares that were subject to such stock option immediately prior to the effective time of the merger, and the excess of the $48.00 per share merger consideration over the per share exercise price subject to such option, such cash payment to be reduced by any required deductions and withholding of taxes.

•	Stock Appreciation Rights. Immediately prior to the effective time of the merger, all stock appreciation rights held by our executive officers will be cancelled, and in substitution for such cancelled stock appreciation rights, each executive officer will receive a number of Boeing stock appreciation rights, payable in the common stock of Boeing, equal to the product of the number of cancelled Aviall stock appreciation rights and the quotient obtained by dividing $48.00 by the closing price of a share of Boeing common stock listed on the New York Stock Exchange for the last trading day that precedes the effective time of the merger. The Boeing stock appreciation rights will be granted on the fifth business day after the effective time of the merger. The Boeing stock appreciation rights will have a base price equal to the base price of the cancelled Aviall stock appreciation rights divided by the quotient obtained by dividing $48.00 by the closing price of a share of Boeing common stock listed on the New York Stock Exchange for the last trading day that precedes the effective time of the merger. The Boeing stock appreciation rights will be subject to the same vesting schedule as the cancelled Aviall stock appreciation rights and will accelerate and become exercisable in full upon the applicable executive officer’s death, permanent and total disability, or in the event of his or her voluntary retirement under a retirement plan of Aviall, Boeing or one of their subsidiaries at or after the earliest retirement age provided for in such retirement plan or retirement at any earlier age with the consent of Aviall’s board of directors.

•	Accelerated Taxes. Should the executive officers incur taxes as a result of the waiver of the vesting of their cancelled Aviall stock appreciation rights, each executive officer is provided with payment to compensate him or her (on an “after-tax” basis) for the cost of paying such taxes prior to the exercise date of the substituted Boeing stock appreciation rights and an additional payment to reimburse such executive officer (on an “after-tax” basis) if the accelerated taxes due as a result of the waiver of the vesting of his or her cancelled stock appreciation rights exceed the taxes that would have been due if the substituted Boeing stock appreciation rights had been exercised immediately following the vesting thereof and no accelerated tax had been due as a result of the waiver.

•	Benefit Restoration Plan. Under Aviall’s Benefit Restoration Plan, upon consummation of the merger each executive officer will be treated as fully vested in the executive officer’s benefit under that plan. All of the executive officers are fully vested in the plan, except Mr. Cohen, who will not become vested before consummation of the merger. Consequently, each executive officer will be entitled to an immediate cash payment equal to the actuarial value of his or her monthly benefits determined as if the executive officer’s employment had terminated as of the effective time of the merger, together with an additional payment such that, after application of federal income taxes, the executive officer will retain an amount equal to the underlying payment. In addition, in the event an executive officer terminates employment with Aviall within two years following the merger, he or she will be entitled to an additional immediate lump sum payment equal to the value of the benefit owing under the plan as of such executive officer’s actual date of employment termination, reduced by the amount previously paid (plus the additional payment to cover federal income taxes). For a period of two years following the effective time of the merger, the Benefit Restoration Plan may not be terminated, the provisions regarding the entitlements upon a change of control may not be amended, and the plan may not otherwise be amended in any manner that would adversely affect an executive officer’s existing or future benefit under the plan without his or her written consent. Payments owing to each executive officer will be determined in accordance with the terms of the plan, but the offset for benefits payable under the Aviall Inc. Retirement Plan will take into account the additional benefits provided by a recent amendment to the Retirement Plan, which provides additional benefits to certain named individuals including the executive officers, but which is not scheduled to take effect until the Internal Revenue Service approves the amendment. If the Retirement Plan amendment is not approved, Aviall will make an additional payment to each such executive officer (together with interest) in an amount equal to the amount that originally would have been paid had such amendment not been taken into account, less the amounts previously paid from the Retirement Plan (plus the additional payment to cover federal income taxes).

•

Supplemental Executive Retirement Income Plan. Under Aviall’s Supplemental Executive Retirement Income Plan, upon consummation of the merger each executive officer will be treated as fully vested in the executive’s benefit under that plan (and in any benefits accruing after consummation of the merger) if the executive officer’s employment terminates in qualifying circumstances within three years after consummation of the merger. All of the executive officers are fully vested in the plan, other than Mr. Cohen, who will not become vested before consummation of the merger. If an executive officer terminates employment under qualifying circumstances within three years after consummation of the merger, such executive officer will be credited under the plan with an extra two years of age (but only if doing so will make the executive officer eligible for early retirement benefits), two years of continuing service, and an additional two years of credited service (four years in the case of Mr. Fulchino) subject to a cap of 25 years of service (16.6667 years of service in the case of Mr. Fulchino). The plan may not be adversely amended for two years following consummation of the merger without the consent of the executive officers. Moreover, the plan provides that, upon consummation of an event such as the merger, either the ultimate surviving entity, which in the case of the merger will be Boeing, must guarantee the payment of benefits under the plan or there must be established and funded an irrevocable grantor trust with the full amount of expected plan benefits; in this case, Boeing has agreed to guarantee the payment of the plan benefits if all affected participants waive the funding requirements under a trust adopted by our board of directors on March 23, 2006.

•	Benefit Plan Payments. In exchange for Boeing’s promise to provide a written guarantee of payment of the benefits owing under the Aviall, Inc. Supplemental Executive Retirement Income Plan and the Aviall, Inc. Benefit Restoration Plan upon the waiver of the funding requirement by all affected participants, each of our executive officers has waived any provisions under the plans and under the trust to fund benefits under the plans adopted by the Aviall board of directors on March 23, 2006, that provide for Aviall to fund as of the effective time of the merger the then-present value of the benefits payable under the plans to the participants.

•	Tax Gross-Up and Attorneys’ Fees. In the event that it is determined that any payment or distribution by Boeing or Aviall or any of their affiliates to or for the benefit of an executive officer whether pursuant to the terms of the amended and restated employment agreement or amended and restated severance agreement, as applicable, or otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the applicable executive officer will be entitled to receive an additional payment which will leave him or her, after payment of all taxes on the additional payment (including any excise taxes imposed on the additional payment), with the amount necessary to pay the excise taxes imposed on the amount the executive officer received prior to the additional payment. Each such executive officer also is entitled to payment of any and all attorneys’ and related fees and expenses incurred by him or her if he or she retains an attorney or attorneys to advise and represent him or her in connection with any interpretation, enforcement or defense of rights under the amended and restated employment agreement or amended and restated severance agreement, as applicable, so long as the executive officer has not acted in bad faith or with no colorable claim of success.

The following table summarizes certain of the payments and benefits described above for each of our executive officers, including:

•	the expected annual base salary each executive officer initially will receive from Aviall after the effective time of the merger;

•	the aggregate target bonus each executive officer is eligible to receive for Aviall’s fiscal years 2006, 2007 and 2008;

•	the aggregate amount of cash payable at closing in exchange for cancelled Aviall stock options;

•	the aggregate amount of cash payable at closing in exchange for shares of Aviall common stock;

•	the aggregate dollar value of Boeing restricted stock units granted at closing;

•	the lump sum cash amount payable to each executive from the Benefit Restoration Plan (along with the estimated amounts necessary to cover all federal income taxes owing on the benefits and these amounts) immediately upon the effective time of the merger; and

•	the dollar value of Boeing stock appreciation rights granted after closing.

Name of Executive Officer	Initial Annual Base Salary	Aggregate Target Bonuses for Aviall’s Fiscal Years 2006, 2007 & 2008		Aggregate Amount of Cash Payable at Closing in Exchange for Cancelled Options (3)	Aggregate Amount of Cash Payable at Closing in Exchange for Shares of Common Stock (4)		Dollar Value of Boeing Restricted Stock Units Granted at Closing (5)	Lump Sum Cash Amount Payable from the Benefit Restoration Plan Upon the Effective Time of the Merger (6) (7)	Dollar Value of Boeing Stock Appreciation Rights Granted After Closing (8)
Paul E. Fulchino	$650,000	$1,950,000	(1)	$17,033,033	$10,705,152		—	—	$4,515,300
Colin M. Cohen	$286,229	$686,950	(2)	$3,054,820	$822,192	(9)	$572,458	$181,000	$252,234
Jacqueline K. Collier	$191,800	$460,320	(2)	$4,347,441	$1,251,840		$383,600	—	$252,234
Charles M. Kienzle	$211,197	$506,873	(2)	$1,983,700	$2,435,760	(10)	$422,394	—	$278,703
Louis F. Koch	$150,000	$360,000	(2)	$2,318,047	$445,248		$300,000	$18,100	$252,234
Dan P. Komnenovich	$350,926	$842,222	(2)	$2,802,544	$2,506,608		$701,852	—	$635,256
Joseph Y. Lacik, Jr.	$194,429	$466,630	(2)	$1,210,088	$607,344		$388,858	$63,300	$278,703
Bruce Langsen	$236,085	$566,604	(2)	$4,531,391	$3,289,680		$472,170	$42,600	$370,566
Jeffrey J. Murphy	$218,210	$523,704	(2)	$7,963,184	$2,225,328	(11)	$436,420	—	$252,234
James T. Quinn	$218,076	$523,382	(2)	$4,053,794	$1,793,568	(12)	$436,152	—	$278,703

(1)	The amended and restated employment agreement entered into by Mr. Fulchino provides that his bonus is based on annual incentive opportunities of not less than 100% of his current annual base salary. The table assumes that Mr. Fulchino’s annual base salary for these three years equals his initial base salary. The table only shows the minimum bonus opportunity, in the aggregate, for these years and does not reflect any required deductions or withholding of taxes. Pursuant to the terms of Mr. Fulchino’s amended and restated employment agreement, additional bonus amounts are payable for each year up to and including December 31, 2009.
(2)	The board of directors has established a target bonus award opportunity for each executive officer equal to 80% of his or her annual base salary. The table assumes that each executive officer’s target bonus opportunity for 2006, 2007 and 2008 will equal 80% of his or her current annual base salary, which is consistent with Aviall’s bonus plans and target bonus opportunities for prior years, but assumes no increase in the initial base salary set forth in the table. The table also only shows the target bonus opportunity, in the aggregate, for these years and does not reflect any required deductions or withholdings of taxes.
(3)	The table assumes, in accordance with the merger agreement, that each stock option will be cancelled in exchange for the excess of the $48.00 per share merger consideration over the per share exercise price for such option. These amounts do not reflect any required deductions or withholdings of taxes.
(4)	Amounts in this column assume that each share of common stock, including shares of restricted stock, will be exchanged and/or cancelled for the $48.00 per share merger consideration, in accordance with the merger agreement. Amounts shown do not reflect any required deductions or withholdings of taxes.
(5)	Amounts in this column assume that each executive officer (other than Mr. Fulchino) will be issued a number of Boeing restricted stock units equal in value to two times such executive officer’s 2006 annual base salary. Amounts shown do not reflect any required deductions or withholdings of taxes.
(6)	Amounts in this column give effect to an amendment to the Retirement Plan, which provides for the transfer to the Retirement Plan of certain benefit obligations otherwise payable pursuant to the terms of the Benefit Restoration Plan to the Retirement Plan. The effectiveness of this amendment to the Retirement Plan is conditioned upon the receipt of a favorable letter ruling from the Internal Revenue Service, which has not been received as of the date of this proxy statement. Aviall submitted an application for a determination letter to the Internal Revenue Service on May 8, 2006. If such favorable letter ruling is not received for any reason, the executive officers will be entitled to an additional lump sum payment (plus interest) equal to the additional benefits payable from the Benefit Restoration Plan without giving effect to the amendment, less any amounts actually paid since the effective time of the merger.
(7)	Amounts in this column include associated tax payments.
(8)

The table assumes, in accordance with the merger agreement, that all stock appreciation rights held by our executive officers will be cancelled, and in substitution for such cancelled stock appreciation rights, each executive officer will receive Boeing stock appreciation rights after the effective time of the merger with an aggregate in-the-money value equal to the excess of the $48.00 per share merger consideration over the $32.43 base price applicable to such Aviall stock appreciation rights. Amounts shown do not reflect any required deductions or withholdings of taxes.

(9)	Includes 750 shares of common stock held by Mr. Cohen as custodian for his daughter under the Uniform Gift to Minors Act.
(10)	Includes 160 shares of common stock held by Mr. Kienzle’s son.
(11)	Includes 10,782 shares of common stock held for the account of Mr. Murphy under Aviall’s 401(k) plan.
(12)	Includes 651 shares of common stock held for the account of Mr. Quinn under Aviall’s 401(k) plan.

The following summarizes the interests of our non-employee directors in the merger:

•	Common Stock. Each non-employee director holding common stock will receive, as soon as reasonably practicable at or after the effective time of the merger, a cash payment equal to the product of the total number of shares held by such non-employee director immediately prior to the effective time of the merger and the $48.00 per share merger consideration, such cash payment to be reduced by any required withholding of taxes. In addition, pursuant to the terms of the Aviall, Inc. 1998 Directors Stock Plan, restricted stock granted to non-employee directors of Aviall vested upon filing of the Form 8-K announcing the signing of the merger agreement.

•	Stock Options. In accordance with the merger agreement, immediately prior to the effective time of the merger, all then-outstanding stock options to purchase Aviall common stock held by members of Aviall’s board of directors will be cancelled. In consideration for such cancellation, each non-employee director will receive a cash payment from Boeing or Aviall equal to the product of the total number of shares that were subject to such stock option immediately prior to the effective time of the merger, and the excess of the $48.00 per share merger consideration over the exercise price per share subject to such option, such cash payment to be reduced by any required deductions and applicable withholdings.

•	Warrants. Carlyle High Yield Partners, L.P., which has representatives serving as members of our board of directors, holds warrants to purchase 262,500 shares of Aviall common stock that will be either fully-exercised or cancelled immediately prior to the effective time of the merger. As a result, Carlyle High Yield Partners, L.P., will receive, upon completion of the merger, a cash payment from Boeing or Aviall equal to $12,597,375, resulting from the product of the total number of shares of Aviall common stock issuable upon exercise of such warrants and the excess of the $48.00 per share merger consideration over the $0.01 exercise price per share in effect for such warrants.

•	Insurance. Boeing has agreed to, or will cause the surviving corporation to, obtain and maintain a six year “tail” policy on terms and conditions no less advantageous than our existing directors’ and officers’ liability insurance for the benefit of our current directors.

The following table summarizes certain of the payments described above for each of the directors of Aviall, including:

•	the aggregate amount of cash payable at closing in exchange for cancelled Aviall stock options; and

•	the aggregate amount of cash payable at closing in exchange for shares of Aviall common stock.

Directors Name	Aggregate Amount of Cash Payable at Closing in Exchange for Cancelled Options (1)	Aggregate Amount of Cash Payable at Closing in Exchange for Common Stock
Peter J. Clare	$450,735	$211,584
Chris A. Davis	$78,750	$66,960
Alberto F. Fernandez	$450,735	$333,120
Allan M. Holt	$450,735	$211,584
Donald R. Muzyka	$177,450	$943,248
Richard J. Schnieders	$792,476	$1,285,056
Jonathan M. Schofield	$663,570	$923,952
Arthur E. Wegner	$177,450	$574,320
Bruce N. Whitman	$792,476	$3,003,024

(1)	Amounts shown do not reflect any required deductions or withholdings of taxes.

Conditions to the Closing of the Merger (page 73)

The merger is subject to the satisfaction or waiver of various conditions, which include the following:

Boeing and we are not obligated to effect the merger unless the following conditions are satisfied or waived:

•	the merger agreement is adopted by our stockholders at the special meeting;

•	no governmental entity has obtained, enacted, or enforced any statute, rule, decree, judgment, injunction, arbitration award, or other order (whether temporary, preliminary or permanent), in any case that is in effect and prevents or prohibits consummation of the merger; and

•	any applicable waiting periods, together with any extensions thereof, under the HSR Act and other applicable antitrust laws required to consummate the merger shall have expired or been terminated.

Boeing and merger sub are not obligated to effect the merger unless the following conditions are satisfied or waived:

•	the representations and warranties we made in the merger agreement related to our organization, capitalization, authority to enter into the merger agreement, necessary consents and governmental approvals are true and correct in all material respects as of the date of the merger agreement and as of the effective time of the merger (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date);

•	our remaining representations and warranties in the merger agreement and in any certificate or other writing delivered by us pursuant to the merger agreement, in each case disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, are true and correct as of the date of the merger agreement and as of the effective time of the merger (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct has not had and would not, individually or in the aggregate, have a material adverse effect on Aviall;

•	we have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with on or prior to the effective time of the merger;

•	there has not occurred any material adverse effect with respect to Aviall;

•	there is no pending or threatened action, suit or proceeding in which any governmental entity is a party wherein an unfavorable injunction, judgment or ruling would prevent, restrain or interfere with the consummation of the merger, adversely affect the right or powers of Boeing to own, operate or control us or any portion of the business or assets of us or Boeing, and no such injunction, judgment or ruling is in effect;

•	our principal executive officer and principal financial officer have not failed to provide the certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002; and

•	we have delivered to Boeing a certificate, signed by our chief executive officer and dated as of the closing date, to the effect that the conditions set forth in the merger agreement have been satisfied.

We are not obligated to effect the merger unless the following conditions are satisfied or waived:

•	Boeing’s and merger sub’s representations and warranties in the merger agreement related to Boeing’s and merger sub’s organization, authority to enter into the merger agreement and complete the merger, necessary consents and governmental approvals are true and correct in all material respects as of the date of the merger agreement and as of the effective time of the merger (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date);

•	Boeing’s and merger sub’s remaining representations and warranties in the merger agreement and in any certificate or other writing delivered by Boeing or merger sub pursuant to the merger agreement, in each case disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect on Boeing, are true and correct as of the date of the merger agreement and as of the effective time of the merger (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct has not had and would not, individually or in the aggregate, have a material adverse effect on Boeing;

•	Boeing has performed or complied with, in all material respects, all agreements and covenants required by the merger agreement to be performed or complied with by Boeing on or prior to the effective time of the merger; and

•	Boeing has delivered to us a certificate, signed by an authorized officer of Boeing and dated as of the closing date, to the effect that the conditions set forth in the merger agreement have been satisfied.

Limitation on Considering Other Acquisition Proposals (page 71)

We have agreed that we will not, and will not permit any of our subsidiaries to, and will use all reasonable efforts to ensure that our or our subsidiaries’ representatives do not, directly or indirectly:

•	solicit, initiate, entertain or induce any acquisition proposal or the making of any inquiry or proposal that could reasonably be expected to lead to an acquisition proposal;

•	enter into, continue, maintain or otherwise participate in any communications or negotiations regarding, or furnish to any person any non-public information in response to or in connection with, any acquisition proposal;

•	agree to, accept, approve or recommend any acquisition proposal;

•	enter into any letter of intent or any other contract relating to any acquisition proposal;

•	submit any acquisition proposal to the vote of our stockholders;

•	withhold or modify, in a manner adverse to Boeing, the approval of our board of directors of the merger agreement; or

•	take any action or position that is inconsistent with, or withdraw or modify, in a manner adverse to Boeing, the unanimous recommendation of our board of directors that our stockholders vote in favor of the adoption of the merger agreement.

At any time prior to obtaining stockholder approval, subject to certain restrictions, our board of directors may nevertheless in response to an acquisition proposal that our board of directors concludes in good faith (after consultation with outside legal and financial advisors) is, or is reasonably likely to become, a superior offer:

•	enter into discussions with the person making the acquisition proposal; and

•	furnish to the person making the acquisition proposal information with respect to us and our subsidiaries pursuant to a confidentiality agreement.

Provided:

•	our board of directors concludes in good faith that such action is reasonably required for our board to comply with its fiduciary obligations to our stockholders; and

•	we first notify Boeing in writing of the identity of the person making the acquisition proposal and the material terms and conditions of the acquisition proposal.

Subject to the satisfaction of certain conditions, our board may withdraw or modify its recommendation to our stockholders for adoption of the merger agreement or terminate the merger agreement. In the event that our board of directors withdraws or modifies its recommendation in a manner adverse to Boeing and the merger agreement is terminated, we may be required to pay a termination fee of $44.4 million to Boeing and to reimburse Boeing for up to $2.5 million of its fees and expenses incurred in connection with the transactions contemplated by the merger agreement.

Termination of the Merger Agreement (page 74)

Boeing and we can terminate the merger agreement under certain circumstances, including:

•	by mutual written consent of Boeing and us;

•	by either Boeing or us, if the merger has not been completed before November 30, 2006, provided that such date may be extended by Boeing or us up to and including February 28, 2007 if all conditions to effect the merger other than one or more of certain regulatory conditions have been or are capable of being satisfied at the time of such extension, and the regulatory conditions have been or are reasonably capable of being satisfied on or prior to February 28, 2007. However, the right to terminate the merger agreement under this circumstance will not be available to any party whose failure to fulfill any of its obligations under the merger agreement has been the cause of, or resulted in, the failure of the merger to be consummated on or before such date;

•	by either Boeing or us, if any governmental entity has issued any statute, rule, decree, judgment, injunction, arbitration award, or other order (whether temporary, preliminary or permanent) that is in effect and that prevents or prohibits consummation of the merger;

•	by either Boeing or us, if our stockholders do not adopt the merger agreement at the special meeting and, in the case of a termination by us, the failure to obtain stockholder approval is not the result of our violation of the merger agreement. We must pay to Boeing a termination fee of $44.4 million and reimburse Boeing for up to $2.5 million for its fees and expenses incurred in connection with the merger if the merger agreement is terminated because our stockholders do not adopt the merger agreement and, at the time of such termination, Boeing was entitled to terminate for the reasons set forth in the following bullet;

•	by Boeing, if prior to the receipt of our stockholder approval, we or our board of directors, as applicable:

•	withdraw or modify in a manner adverse to Boeing our board of director’s recommendation to our stockholders in favor of adoption of the merger agreement;

•	fail to include that recommendation in this proxy statement;

•	approve or recommend any other acquisition proposal;

•	enter into any letter of intent or other contract for any other acquisition proposal;

•	materially breach any of our covenants relating to our obligation to hold the stockholder meeting, our board of directors’ obligation to recommend the adoption of the merger agreement or our obligation not to solicit other acquisition proposals; or

•	fail to make a statement recommending the rejection of a tender or exchange offer for our common stock within 10 business days after such offer is first made;

•	by Boeing, if there is a material adverse effect with respect to Aviall or if any of our covenants, agreements, representations or warranties are materially breached and not cured within 20 business days and, as a result of our breach or misrepresentation, the conditions to closing would not be satisfied;

•	by us, if any of the covenants, agreements, representations or warranties of Boeing or merger sub is materially breached and not cured within 20 business days and, as a result, the conditions to closing would not be satisfied; and

•	by us, if prior to the receipt of our stockholder approval:

•	we have not violated any of the covenants with respect to considering other acquisition proposals,

•	a superior offer is made to us and is not withdrawn,

•	we have promptly provided written notice to Boeing advising them that we have received a superior offer and our board of directors intends to change its recommendation or to terminate the merger agreement,

•	Boeing has not, within four days of their receipt of the notice of superior offer, made an offer that our board determines in good faith to be at least as favorable to our stockholders as such superior offer, and

•	our board of directors concludes in good faith that it is required to withdraw or modify its recommendation, or to terminate the merger agreement to comply with its fiduciary obligations and pay to Boeing a termination fee of $44.4 million plus up to $2.5 million for fees and expenses incurred by Boeing in connection with the transactions contemplated by the merger agreement.

Termination Fees and Expenses (page 75)

The merger agreement provides that we will pay Boeing the sum of the fees and expenses Boeing incurred in connection with the transactions contemplated by the merger agreement, in an amount up to $2.5 million, if the merger agreement is terminated under certain circumstances.

In addition to payment of Boeing’s fees and expenses, we must pay Boeing a termination fee of $44.4 million if the merger agreement is terminated:

•	by Boeing, if prior to the receipt of our stockholder approval, we or our board of directors, as applicable:

•	withdraw or modify in a manner adverse to Boeing our board’s recommendation to our stockholders in favor of adoption of the merger agreement;

•	fail to include that recommendation in this proxy statement;

•	approve or recommend any other acquisition proposal;

•	enter into any letter of intent or other contract for any other acquisition proposal;

•	materially breach any of our covenants relating to our obligation to hold the stockholder meeting, our board of directors’ obligation to recommend the adoption of the merger agreement or our obligation not to solicit other acquisition proposals; or

•	fail to make a statement recommending the rejection of a tender or exchange offer for our common stock within 10 business days after such offer is first made;

•	by us, if our stockholders do not adopt the merger agreement at the special meeting, and if at such time Boeing was entitled to terminate for any of the reasons listed in the immediately preceding bullet points;

•	by us, if prior to the receipt of our stockholder approval:

•	we have not violated any of the covenants with respect to considering other acquisition proposals,

•	a superior offer is made to us and is not withdrawn,

•	we have promptly provided written notice to Boeing advising them that we have received a superior offer and our board of directors intends to change its recommendation or to terminate the merger agreement,

•	Boeing has not, within four days of their receipt of the notice of superior offer, made an offer that our board determines in good faith to be at least as favorable to our stockholders as such superior offer, and

•	our board of directors concludes in good faith that it is required to withdraw or modify its recommendation, or to terminate the merger agreement to comply with its fiduciary obligations and pay to Boeing a termination fee of $44.4 million plus up to $2.5 million for fees and expenses incurred by Boeing in connection with the transaction contemplated by the merger agreement; or

•	by Boeing or us, if our stockholders do not adopt the merger agreement, and an alternative acquisition proposal has been publicly announced before the vote on the merger agreement at the special meeting, and we enter into an alternative acquisition transaction involving at least 50% of our stock or assets within twelve months after the termination of the merger agreement.

Regulatory Matters (page 62)

The HSR Act prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. The waiting period under the HSR Act expired on June 16, 2006 without a request for additional information having been made. The merger is also subject to review by the governmental authorities of various foreign jurisdictions under the antitrust laws of those jurisdictions. In the European Union, we have applied for a referral of the transaction to the European Commission and, if such referral is successful, the European Commission will have sole jurisdiction over the transaction to the extent relating to the member states of the European Union. In addition, we have made a filing in Brazil and expect to make filings in China and the Ukraine in accordance with the antitrust laws of these jurisdictions, and we will pursue any required approval of the merger in these and any other jurisdictions, to the extent that such approval is required to consummate the merger.

Appraisal Rights For Aviall Stockholders (page 63)

Under Delaware law, you are entitled to appraisal rights in connection with the merger.

You will have the right under Delaware law to have the fair value of your shares of Aviall common stock determined by the Delaware Chancery Court. This value could be more than, less than or the same as the merger consideration for the Aviall common stock. This right to appraisal is subject to a number of restrictions and technical requirements. In order to exercise your appraisal rights you must:

•	send a written demand to Aviall for appraisal in compliance with Delaware law before the vote on the merger;

•	not vote in favor of the merger; and

•	continuously hold your Aviall common stock, from the date you make the demand for appraisal through the closing of the merger.

Merely voting against the merger will not protect your rights to an appraisal, which requires compliance with all the steps provided under Delaware law. Requirements under Delaware law for exercising appraisal rights are described in further detail in the section entitled “Appraisal Rights for Aviall Stockholders” beginning on page 63 of this proxy statement. In addition, the relevant section of Delaware law regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. We encourage you to read these provisions carefully and in their entirety. Failure to follow the steps required by law for perfecting appraisal rights may lead to the loss of those rights, in which case the dissenting stockholder will be treated in the same manner as a non-dissenting stockholder. Because of the complexity of the law relating to appraisal rights, stockholders who are considering objecting to the merger are encouraged to read these provisions carefully and consult their own legal advisors.

IF YOU VOTE FOR THE MERGER, YOU WILL WAIVE YOUR RIGHTS TO SEEK APPRAISAL OF YOUR SHARES OF AVIALL COMMON STOCK UNDER DELAWARE LAW.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following Q&A is intended to address some commonly asked questions regarding the merger. These questions and answers may not address all questions that may be important to you as an Aviall stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement.

Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to Aviall, Inc. and its consolidated subsidiaries as a whole. In addition, we refer to Aviall, Inc. as “Aviall” and to The Boeing Company as “Boeing.”

Q:	Why am I receiving this proxy statement?

A:	Aviall and Boeing have agreed to the acquisition of Aviall by Boeing under the terms of the merger agreement that is described in this proxy statement. A copy of the merger agreement is attached to this proxy statement as Annex A. In order to complete the merger, Aviall stockholders must vote to adopt the merger agreement. Aviall will hold a special meeting of its stockholders to obtain this adoption. You are receiving this proxy statement in connection with the solicitation of proxies to be voted at the special meeting, or at any adjournments, postponements or continuations of the special meeting.

You should carefully read this proxy statement, including its annexes and the other documents we refer to in this proxy statement, because they contain important information about the merger, the merger agreement and the special meeting of the stockholders of Aviall. The enclosed voting materials allow you to vote your shares without attending the special meeting.

Your vote is very important. We encourage you to vote as soon as possible.

Q:	What am I being asked to vote on?

A:	You are being asked to vote to adopt the merger agreement that provides for the acquisition of Aviall by Boeing. The proposed acquisition would be accomplished through a merger of Boeing-Avenger, Inc., a wholly owned subsidiary of Boeing (which we refer to as “merger sub”), with and into Aviall. As a result of the merger, Aviall will become a wholly owned subsidiary of Boeing, and Aviall common stock will cease to be listed on the New York Stock Exchange, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended.

In addition, you are being asked to grant Aviall management discretionary authority to adjourn or postpone the special meeting. If, for example, we do not receive proxies from stockholders holding a sufficient number of shares to adopt the merger agreement, we could adjourn or postpone the special meeting and use the additional time to solicit additional proxies in favor of adoption of the merger agreement.

Q:	What will I receive in the merger?

A:	As a result of the merger, our stockholders will receive $48.00 in cash, without interest, for each share of Aviall common stock they own as of the date of the merger, except for stockholders who properly exercise appraisal rights. For example, if you own 100 shares of Aviall common stock, you will receive $4,800.00 in cash, without interest, in exchange for your 100 shares.

Q:	When do Aviall and Boeing expect the merger to be completed?

A:	Aviall and Boeing are working to complete the merger as quickly as practicable. However, we cannot predict the exact timing of the completion of the merger because it is subject to regulatory approvals and other conditions. See “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 73 and “The Merger—Regulatory Matters” beginning on page 62. We hope to complete the merger by September 30, 2006.

Q:	What do I need to do now?

A:	We urge you to carefully read this proxy statement, including its annexes and the other documents we refer to in this proxy statement, and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, or vote via the Internet or telephone, so that your shares can be voted at the special meeting of our stockholders. Please do not send your stock certificates with your proxy card.

Q:	How does Aviall’s board of directors recommend that I vote?

A:	At a meeting held on April 30, 2006, Aviall’s board of directors unanimously approved and declared advisable the merger agreement and the terms and conditions of the merger and determined that the merger agreement and the terms and conditions of the merger are fair to, advisable and in the best interests of Aviall and its stockholders. Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of the adoption of the merger agreement at the time of the special meeting. For a more complete description of the recommendation of our board of directors, see the section entitled “The Merger—Reasons for the Merger and Recommendation of the Aviall Board of Directors” beginning on page 36.

Q:	What vote is required to adopt the merger agreement?

A:	Adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote at the special meeting. As of August 15, 2006, the record date for determining who is entitled to vote at the special meeting, there were shares of Aviall common stock issued and outstanding.

Q:	Where and when is the special meeting of stockholders?

A:	The special meeting of stockholders of Aviall will be held on , 2006, at a.m., Dallas, Texas Time, at the Four Seasons Resort and Club, 4150 N. MacArthur Boulevard, Irving, Texas 75038.

Q:	Who is entitled to vote at the special meeting?

A:	Only stockholders of record as of the close of business on August 15, 2006 are entitled to receive notice of the special meeting and to vote the shares of our common stock that they held at that time at the special meeting, or at any adjournments or postponements of the special meeting.

Q:	May I vote in person?

A:	Yes. If your shares are not held in “street name” through a broker or bank you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card or voting via the Internet or telephone. If your shares are held in “street name,” you must get a proxy from your broker or bank in order to attend the special meeting and vote in person. Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy or vote via the Internet or telephone to ensure that your shares will be represented at the special meeting.

Q:	May I vote via the Internet or telephone?

A:	If your shares are registered in your name, you may vote your shares via the Internet at http://www.eproxy.com/avl/ or by telephone by calling 1-800-560-1965. Proxies submitted via the Internet or telephone must be received by 11:59 p.m. Dallas, Texas Time on , 2006.

In order to submit a proxy via the Internet or telephone, you must have the enclosed proxy card available and follow the instructions on the proxy card.

If your shares are held in “street name” through a broker or bank, you may vote via the Internet or telephone if your broker or bank provides such a service. To vote via the Internet or telephone through your broker or bank, you should follow the instructions on the voting form provided by your broker or bank.

Q:	What happens if I do not return my proxy card, vote via the Internet or telephone or attend the special meeting and vote in person?

A:	The adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, if you do not return your proxy card, vote via the Internet or telephone or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement. The proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, requires the affirmative vote of at least a majority of the votes cast by holders of our common stock present, in person or represented by proxy, at the special meeting, provided a quorum is present, in person or represented by proxy, at the special meeting.

Q:	May I change my vote after I have voted?

A:	Yes. You may change your vote at any time before your proxy card is voted at the special meeting. If your shares are registered in your name, you may revoke your proxy in one of the three following ways:

•	First, you can deliver to the Secretary of Aviall a written notice bearing a date later than the proxy you delivered to Aviall stating that you would like to revoke your proxy, provided the notice is received by 11:59 p.m. Dallas, Texas Time on , 2006.

•	Second, you can complete, execute and deliver to the Secretary of Aviall a new, later-dated proxy card for the same shares. If you submitted the proxy you are seeking to revoke via the Internet or telephone, you may submit this later-dated new proxy using the same method of transmission (Internet or telephone) as the proxy being revoked, provided the new proxy is received by 11:59 p.m. Dallas, Texas Time on , 2006.

•	Third, you can attend the special meeting and vote in person. Your attendance at the special meeting alone will not revoke your proxy.

Any written notice of revocation or subsequent proxy should be delivered to Aviall, Inc., 2750 Regent Boulevard, DFW Airport, Texas, 75261-9048, Attention: Secretary, or hand-delivered to our Secretary at or before the taking of the vote at the special meeting.

If you have instructed a broker or bank to vote your shares, you must follow directions received from your broker or bank to change your vote.

Q:	If my broker or bank holds my shares in “street name,” will my broker or bank vote my shares for me?

A:	Your broker or bank will not be able to vote your shares without instructions from you. You should instruct your broker or bank to vote your shares following the procedure provided by your bank or broker. Without instructions, your shares will not be voted, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. If you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:	What happens if I sell my shares of Aviall common stock before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you transfer your shares of Aviall common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will transfer the right to receive the merger consideration.

Q:	Will the merger be taxable to me?

A:	Yes. The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. For U.S. federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the merger and the stockholder’s adjusted tax basis in the shares of Aviall common stock converted into the right to receive cash in the merger. For U.S. federal income tax purposes, if the shares of Aviall common stock are held by a stockholder as capital assets, gain or loss recognized by such stockholder will be capital gain or loss, which will be long-term capital gain or loss if the stockholder’s holding period for the shares of Aviall common stock exceeds one year. Capital gains recognized by an individual upon a disposition of a share of Aviall common stock that has been held for more than one year will be subject to a maximum U.S. federal income tax rate of 15% or, in the case of a share that has been held for one year or less, will be subject to U.S. federal income tax at ordinary income tax rates. In addition, for U.S. federal income tax purposes, there are limits on the deductibility of capital losses. Because individual circumstances may differ, you should consult your own tax advisor to determine the particular tax consequences to you. See the section entitled “The Merger—Material United States Federal Income Tax Consequences of the Merger” beginning on page 61.

Q:	Will I have appraisal rights as a result of the merger?

A:	Yes. Under Delaware law, stockholders are entitled to appraisal rights in connection with the merger, subject to the conditions discussed more fully elsewhere in this proxy statement. If a stockholder properly exercises appraisal rights, then the stockholder has the right to litigate a proceeding in the Court of Chancery of the State of Delaware, at the conclusion of which the stockholder will receive the judicially determined fair value of their shares of Aviall common stock. The fair value of the Aviall common stock may be more than, equal to or less than the merger consideration to be paid to non-dissenting stockholders in the merger. To preserve your appraisal rights, if you wish to exercise them, you must not vote in favor of the adoption of the merger agreement and you must follow specific procedures. Failure to follow the steps required by law for perfecting appraisal rights may lead to the loss of those rights, in which case the dissenting stockholder will be treated in the same manner as a non-dissenting stockholder. For a more complete description of your appraisal rights and related procedures, see the section entitled “Appraisal Rights for Aviall Stockholders” beginning on page 63 and Annex C for a reproduction of Section 262 of the Delaware General Corporation Law, which relates to the appraisal rights of dissenting stockholders. Because of the complexity of the law relating to appraisal rights, stockholders who are considering objecting to the merger are encouraged to read these provisions carefully and consult their own legal advisors.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will receive written instructions for exchanging your shares of Aviall common stock for the merger consideration of $48.00 in cash, without interest.

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

Aviall, Inc.

2750 Regent Boulevard

DFW Airport, Texas 75261-9048

Telephone: (972) 586-1000

Attn: Secretary

or

Morrow & Co., Inc.

470 West Avenue

Stamford, Connecticut 06902

Email: Aviall.info@morrowco.com

Banks and Brokers Please Call: (203) 658-9400

Stockholders Please Call: (800) 607-0088

Neither the Securities and Exchange Commission (which we refer to as the “SEC”), nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense.

FORWARD-LOOKING INFORMATION

This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, assumptions, beliefs, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “should” and variations of such words or similar expressions.

We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances. Factors that may affect those forward-looking statements include, among other things:

•	the risk that the merger may not be consummated in a timely manner, if at all;

•	the risk that the merger agreement may be terminated in circumstances which require us to pay Boeing a termination fee of $44.4 million and up to $2.5 million in fees and expenses incurred by Boeing in connection with the transactions contemplated by the merger agreement;

•	risks regarding a loss of or substantial decrease in purchases by our major customers;

•	risks regarding termination of existing distribution agreements or our ability to sign up new distribution agreements;

•	risks related to diverting management’s attention from ongoing business operations;

•	risks regarding employee retention; and

•	other risks detailed in our current filings with the SEC, including our most recent filings on Form 10-K or Form 10-Q, which discuss these and other important risk factors concerning our operations.

MARKET PRICES AND DIVIDEND DATA

Our common stock is traded on the New York Stock Exchange under the symbol “AVL.” This table shows, for the periods indicated, the range of intraday high and low per share sales prices for our common stock as reported on the New York Stock Exchange.

	Fiscal Quarters
	First	Second			Third	Fourth
Fiscal Year 2006
High	$39.99	$	[47.52	]	N/A	N/A
Low	$28.50		$35.60		N/A	N/A
Fiscal Year 2005
High	$30.40		$34.07		$35.92	$36.98
Low	$21.04		$27.45		$30.25	$27.00
Fiscal Year 2004
High	$16.44		$19.27		$22.30	$24.00
Low	$14.40		$15.22		$18.00	$19.80

The following table sets forth the closing price per share of our common stock, as reported on the New York Stock Exchange on April 28, 2006, the last full trading day before the public announcement of the merger, and on                          , 2006, the latest practicable trading day before the printing of this proxy statement:

	Common Stock Closing Price
April 28, 2006		$37.70
[DATE]	$	[AMOUNT	]

Following the merger there will be no further market for our common stock and our common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended.

Our policy has been to reinvest earnings to fund future growth. Accordingly, we did not pay cash dividends on our common stock during 2006, 2005 or 2004. Except in limited circumstances, under the terms of our senior secured credit facility, we may not declare, pay or set aside cash dividends without the consent of the various parties thereto. Accordingly, we do not anticipate paying cash dividends on our common stock in the foreseeable future.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the board of directors of Aviall for use at the special meeting of stockholders or at any adjournment or postponement thereof.

Date, Time and Place

We will hold the special meeting on                          , 2006, at              a.m., Dallas, Texas Time, at the Four Seasons Resort and Club, 4150 N. MacArthur Boulevard, Irving, Texas 75038.

Purpose of the Special Meeting

At the special meeting, we will ask the stockholders of our common stock to adopt the merger agreement, and, if there are not sufficient votes in favor of the adoption of the merger agreement, to adjourn or postpone the special meeting to a later date to solicit additional proxies in favor of adoption of the merger agreement. We will also transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of our common stock at the close of business on August 15, 2006, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting. On the record date,                      shares of our common stock were issued and outstanding and held by approximately                      holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement and the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in favor of adoption of the merger agreement.

A quorum of stockholders is necessary to hold a valid special meeting. Under our amended and restated by-laws, a quorum is present at the special meeting if a majority of the shares of our common stock entitled to vote on the record date are present, in person or represented by proxy. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies. For purposes of determining the presence or absence of a quorum, votes withheld, abstentions and “broker non-votes” (where a broker or nominee does not or cannot exercise discretionary authority to vote on a matter) will be counted as present.

Vote Required

The adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Adoption of the merger agreement is a condition to the closing of the merger. If an Aviall stockholder abstains from voting or does not vote, either in person or represented by proxy, it will count as a vote “AGAINST” the adoption of the merger agreement. Each “broker non-vote” will also count as a vote “AGAINST” the adoption of the merger agreement. Under the rules of the New York Stock Exchange, brokers holding stock for the accounts of their clients who have not given them specific voting instructions are not allowed to vote client proxies on the proposal to adopt the merger agreement.

Approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in favor of adoption of the merger agreement requires the affirmative vote of at least a majority of the votes cast by holders of our common stock present, in person or represented by proxy, at the special meeting provided a quorum is present, in person or represented by proxy, at the special meeting. Abstentions and “broker non-votes” will not be counted as votes cast and will not have an effect on the outcome of this proposal.

Voting of Proxies

If your shares are registered in your name, you may vote by returning a signed proxy card or voting in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet at http://www.eproxy.com/avl/ or by telephone by calling 1-800-560-1965.

Proxies submitted via the Internet or telephone must be received by 11:59 p.m. Dallas, Texas Time on                          , 2006. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or telephone.

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in favor of adoption of the merger agreement.

If your shares are held in “street name” through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank or via the Internet or telephone if your broker or bank provides such a service. To vote via the Internet or telephone through your broker or bank, you should follow the instructions on the voting form provided by your broker or bank. If you plan to attend the special meeting, you will need a proxy from your broker or bank in order to vote the shares. If you do not return your bank’s or broker’s voting form, vote via the Internet or telephone through your broker or bank, if possible, or attend the special meeting and vote in person with a proxy from your broker or bank, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement.

Revocability of Proxies

Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted at the special meeting. If your shares are registered in your name, you may revoke your proxy in one of the three following ways:

First, you can deliver a written notice to the Secretary of Aviall bearing a date later than the proxy you delivered to Aviall stating that you would like to revoke your proxy, provided the notice is received by 11:59 p.m. Dallas, Texas Time on                          , 2006.

Second, you can complete, execute and deliver to the Secretary of Aviall a new, later-dated proxy card for the same shares. If you submitted the proxy you are seeking to revoke via the Internet or telephone, you may submit this later-dated new proxy using the same method of transmission (Internet or telephone) as the proxy being revoked, provided the new proxy is received by 11:59 p.m. Dallas, Texas Time on                          , 2006.

Third, you can attend the special meeting and vote in person. Your attendance at the special meeting alone will not revoke your proxy. Any written notice of revocation or subsequent proxy should be delivered to Aviall, Inc., 2750 Regent Boulevard, DFW Airport, Texas 75261-9048, Attention: Secretary, or hand-delivered to our Secretary at or before the taking of the vote at the special meeting.

If you have instructed a broker or bank to vote your shares, you must follow directions received from your broker or bank to change your vote.

Board of Directors’ Recommendations

At a meeting held on April 30, 2006, after careful consideration, our board of directors unanimously approved and declared advisable the merger agreement and the terms and conditions of the merger and determined that the merger agreement and the terms and conditions of the merger are fair to, advisable and in the best interests of Aviall and its stockholders. Our board of directors unanimously recommends that Aviall stockholders vote “FOR” the proposal to adopt the merger agreement and also unanimously recommends that stockholders vote “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of adoption of the merger agreement.

Voting by Aviall Directors and Executive Officers

As of the record date for the special meeting, the directors and executive officers of Aviall as a group beneficially owned and were entitled to vote approximately 719,950 shares of Aviall common stock, or approximately             % of the aggregate voting power for all outstanding shares of Aviall common stock on that date. Each executive officer has indicated his or her present intention to vote, or cause to be voted, the shares of Aviall common stock owned by him or her “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of adoption of the merger agreement.

Abstentions and Broker Non-Votes

Stockholders that abstain from voting on a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, but will be counted to determine whether a quorum is present at the special meeting and will be counted as voting power present at the special meeting. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the proposal to adopt the merger agreement because adoption of this proposal requires the affirmative vote of a majority of all outstanding shares of our common stock. For the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, abstentions and broker non-votes will have no effect on the outcome of the proposal.

Solicitation of Proxies

The expense of soliciting proxies will be borne by Aviall. We have retained Morrow & Company, Inc., a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $7,500 plus expenses. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Multiple Stockholders Sharing One Address

In accordance with Rule 14a-3(e)(1) under the Securities Exchange Act of 1934, as amended, one proxy statement may be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to our Secretary, Aviall, Inc., 2750 Regent Boulevard, DFW Airport, Texas 75261-9048, or at telephone number (972) 586-1000. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

Postponement or Adjournment of Meeting

Although it is not expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies or if a quorum is not present. Aviall’s amended and restated by-laws permit adjournment without notice other than an announcement of the new time and place of the re-convened special meeting as required by law by a majority vote of the shares entitled to vote at the special meeting that are present in person or represented by proxy and vote for or against the adjournment. In the event that there are insufficient shares represented in person or by proxy at the special meeting to constitute a quorum required for conduct of business at the special meeting, or to solicit additional proxies, the special meeting may be postponed or adjourned one or more times until a quorum is present or represented by proxy, or sufficient proxies have been solicited to adopt the merger agreement.

Stockholder List

A list of our stockholders entitled to vote at the special meeting will be available for examination by any Aviall stockholder at the special meeting. For ten days prior to the special meeting, this stockholder list will be available for inspection during ordinary business hours at our principal executive offices located at 2750 Regent Boulevard, DFW Airport, Texas 75261-9048.

THE COMPANIES

Aviall, Inc.

Aviall, Inc., or Aviall, is the largest independent global provider to the aerospace aftermarket of new aviation parts, supply-chain management and other related value-added services. We serve this market through our two wholly owned subsidiaries, Aviall Services, Inc., or Aviall Services, and Inventory Locator Service, LLC, or ILS. Aviall Services provides new aerospace parts and related supply-chain management services to the global aviation industry, and ILS operates electronic marketplaces for buying and selling parts, equipment and services for the global aviation, defense and marine industries.

Aviall Services purchases a broad range of new aviation parts, components and supplies from approximately 220 original equipment manufacturers, or OEMs, and resells them to over 19,000 government/military, general aviation/corporate and commercial airline customers, including over 300 airlines. Aviall Services also provides value-added services to our customers and suppliers, such as repair services, supply-chain management services and information-gathering and delivery services.

ILS operates electronic marketplaces for buying and selling parts, equipment and services for the global aviation, defense and marine industries. With more than 16,500 users in over 90 countries, ILS’s electronic marketplaces contain more than 58 million line items representing over 5 billion parts for sale. ILS also maintains databases of over 150 million cross-referenced United States, or U.S., government records, allowing users to research manufacturers and prices for specific parts, locate alternate parts, find additional uses and markets for parts and review U.S. government procurement histories. ILS has been the leader in aerospace electronic marketplaces for more than two decades.

Between 1932 and 1934, three aircraft service and parts supply organizations combined their operations to form a company that would eventually be the core business unit in the formation of our corporate predecessor in 1981. In 1993, both Aviall and Aviall Services were incorporated as Delaware corporations, and then Ryder System, Inc. distributed the stock of Aviall to its stockholders. ILS was originally incorporated in 1979 as a Tennessee corporation and became a subsidiary of Aviall in 1993. ILS was reorganized as a Delaware limited liability company in March 2001. We have a number of trademarks, including our registered trademarks, “Aviall” and “ILS,” and our common law trademarks, “Bid Quest” and “Contact to Contract.”

Our principal executive offices are located at 2750 Regent Boulevard, DFW Airport, Texas 75261-9048. Our telephone number is (972) 586-1000. Our website is located at www.aviall.com. Additional information regarding Aviall is contained in our filings with the Securities and Exchange Commission. See “Where You Can Find More Information” beginning on page 82.

The Boeing Company

The Boeing Company, a Delaware corporation formed in 1916, together with its subsidiaries, is one of the world’s major aerospace firms. Boeing is organized based on the products and services it offers. Boeing operates in five principal segments:

•	Commercial Airplanes

•	Integrated Defense Systems (IDS), consisting of the following three segments:

•	Precision Engagement and Mobility Systems

•	Network and Space Systems

•	Support Systems

•	Boeing Capital Corporation (BCC)

Boeing’s other segment classifications principally include the activities of Connexion by BoeingSM, a two-way data communications service for global travelers; and Boeing Technology, an advanced research and development organization focused on innovative technologies, improved processes and the creation of new products.

Boeing was originally incorporated in the State of Washington in 1916 and reincorporated in Delaware in 1934. Boeing’s principal executive offices are located at 100 N. Riverside, Chicago, Illinois 60606-1596 and its telephone number is (312) 544-2000. Additional information regarding Boeing is contained in Boeing’s filings with the Securities and Exchange Commission. See “Where You Can Find More Information” beginning on page 82.

Boeing-Avenger, Inc.

Boeing-Avenger, Inc., a Delaware corporation and a wholly owned subsidiary of Boeing, was organized solely for the purpose of entering into the merger agreement with Aviall and completing the merger. Boeing-Avenger, Inc. was incorporated on April 24, 2006 and has not conducted any business operations. Its principal executive offices are located at 100 N. Riverside, Chicago, Illinois 60606-1596 and its telephone number is (312) 544-2000. If the merger is completed, Boeing-Avenger, Inc. will cease to exist following the merger with and into Aviall.

THE MERGER

The following discussion summarizes the material terms of the merger. We urge you to read carefully the merger agreement, which is attached as Annex A to this proxy statement.

Background to the Merger

As part of the ongoing evaluation of our business, we consider a variety of strategic alternatives. In that regard, representatives of Aviall have from time to time discussed potential business relationships with representatives of various companies in the aviation industry that might expand our business, improve our competitive position and enhance stockholder value. At the time the discussions with Boeing described below commenced, Aviall did not consider itself for sale.

On January 31, 2006, Alan R. Mulally, Executive Vice President of Boeing, and President and Chief Executive Officer of Boeing Commercial Airplanes, contacted Paul E. Fulchino, our Chairman, President and Chief Executive Officer, to discuss a possible business combination transaction between Boeing and Aviall.

During the course of their discussions, Mr. Mulally indicated to Mr. Fulchino that Boeing was interested in a transaction in which Boeing would acquire Aviall in a manner that would allow Aviall to continue with its current business strategies, business model, and such processes, systems and management so as to maintain the Aviall name and brand. Mr. Mulally indicated that Aviall would become a wholly owned subsidiary of Boeing. Mr. Fulchino indicated that, while Aviall was not for sale, he and Aviall’s board of directors would consider a potential sale of Aviall, consistent with their fiduciary duties, to the extent it would enhance stockholder value. No specific terms of a transaction were discussed at this meeting and Mr. Mulally declined to give Mr. Fulchino an initial valuation range, advising of Boeing’s need to first commence a due diligence review of Aviall.

On February 1, 2006, at a meeting of our board of directors, Mr. Fulchino apprised members of our board of directors regarding his conversation with Mr. Mulally and solicited their preliminary views on a potential transaction with Boeing. The board of directors discussed, among other things, Aviall’s strategic plan as an independent entity, whether Boeing would be an appropriate strategic alliance partner and the short and long-term prospects for Aviall. The board of directors authorized Mr. Fulchino to inform Boeing that, while the board of directors’ current intention was to maintain Aviall’s independence, it would consider a proposal from Boeing regarding a possible business combination transaction.

On February 14, 2006, Mr. Fulchino and Mr. Mulally had a telephone conversation during which the possibility of a business combination between Aviall and Boeing was again raised. During this conversation, Mr. Fulchino indicated that Aviall was willing to consider all of its potential strategic alternatives, including the possibility of entering into a business combination transaction with Boeing. Mr. Fulchino and Mr. Mulally agreed to speak again after Mr. Fulchino had an opportunity to meet with, and receive further guidance from, our board of directors.

On February 23, 2006, at a meeting of our board of directors, Mr. Fulchino updated members of our board of directors regarding his conversation with Mr. Mulally and again solicited their views on a potential transaction with Boeing. The board of directors discussed, among other things, its views of Aviall’s prospects and how best to proceed with discussions with Boeing.

On February 28, 2006, Mr. Mulally and Mr. Fulchino had a telephone conversation during which they discussed scheduling an in-person meeting to discuss in more detail the possibility of a business combination between Aviall and Boeing. Mr. Mulally and Mr. Fulchino arranged for the meeting to be held at our DFW Airport facilities on March 8, 2006, subject to Boeing agreeing to enter into a confidentiality agreement with Aviall.

On March 3, 2006, Aviall entered into a confidentiality agreement with Boeing. On the same day, Mr. Fulchino telephoned Mr. Mulally regarding our board of directors’ desire to receive an initial indicative valuation from Boeing.

On March 7, 2006, Mr. Fulchino met with Mr. Mulally in advance of an informational meeting between our representatives and representatives of Boeing scheduled for the following day. At their meeting, Mr. Fulchino and Mr. Mulally discussed in broad terms the potential transaction between us and Boeing.

At the informational meeting on March 8, 2006, which was held at Aviall’s facilities at DFW Airport, James T. Quinn, our Senior Vice President of Sales and Marketing, with Mr. Fulchino’s assistance, made a presentation on our business and organization and Mr. Mulally made a presentation covering the business of Boeing, including certain elements of Boeing’s plans and strategies. During this meeting, the parties discussed each of Boeing’s and Aviall’s business strategies and position in the marketplace. No specific terms of a transaction were discussed. Mr. Fulchino indicated that he would need to have guidance from our board of directors regarding whether to engage in more detailed discussions with respect to a potential transaction with Boeing.

On March 8, 2006, on a conference call with our board of directors, Mr. Fulchino briefed our board of directors on his meetings with Mr. Mulally and other members of Boeing’s management team and discussed plans for the due diligence process. Mr. Fulchino noted that Boeing had not yet specified a valuation. Our board of directors expressed its interest in receiving a valuation range in order to determine whether to continue discussions with Boeing and authorized Aviall’s management to continue discussions with Boeing pending receipt of a valuation from Boeing.

On March 9, 2006, Mr. Fulchino and Mr. Mulally had a telephone conversation during which Mr. Fulchino informed Mr. Mulally that our board of directors had authorized Aviall’s management to continue discussions regarding a possible business combination transaction between Aviall and Boeing. Mr. Fulchino and Mr. Mulally also determined to meet on March 15 and 16, 2006.

On March 11, 2006, Mr. Fulchino and Mr. Mulally had a telephone conversation to further discuss the strategic rationale for a possible business combination transaction between Aviall and Boeing.

As part of Boeing’s diligence process, on March 15 and 16, 2006, representatives of Boeing interviewed all of our executive officers, Sean Elliott, our Assistant General Counsel, Shannon Hall, our Assistant Treasurer, and David Leedy, our Director of Investor Relations at the Dallas offices of Haynes and Boone LLP, one of Aviall’s outside legal counsel.

On March 17, 2006, Mr. Mulally and Mr. Fulchino had a telephone conversation to recap the Dallas meetings and discuss next steps.

On March 22, 2006, regular committee meetings of our board of directors took place and, thereafter, our board of directors met informally and discussed the potential transaction.

On March 23, 2006, at a regular meeting of our board of directors, Mr. Fulchino updated our board of directors on the status of discussions with Boeing. Our board of directors again expressed its interest in the valuation range being considered by Boeing, which had not yet been provided by Boeing.

On March 24, 2006, Mr. Mulally and Mr. Fulchino had a telephone conversation during which they discussed Boeing’s preliminary views on valuation and other terms related to the proposed transaction, including Boeing’s interest in conducting an exclusive process. Mr. Fulchino requested that Boeing provide us with a written proposal for consideration by our board of directors.

On March 27, 2006, Boeing delivered to us a written, non-binding expression of interest, which described Boeing’s proposal to acquire us for $50.00 per share in cash. After reviewing publicly available information, publicly available research analysts’ financial projections and preliminary due diligence materials provided by Aviall to Boeing, Boeing determined to offer $50.00 per share by considering a number of factors, including a discounted cash flow analysis performed by Boeing, the expected synergies that might result from the merger, its review of historical trading prices for Aviall’s common stock and the premiums paid in similar transactions, and the premium that such a valuation represented to the trading price of Aviall’s common stock. Boeing indicated that its valuation and proposed offer price were subject to execution of acceptable retention arrangements for Aviall’s management to ensure their continuity, engagement and alignment with Boeing following completion of any acquisition, confirmation of the assumptions underlying Boeing’s expected synergies and completion of Boeing’s due diligence. As part of its proposal, Boeing stated that it expected that Aviall would deal exclusively with Boeing and would enter into an exclusivity agreement while Boeing conducted its due diligence.

On March 27, 2006, Aviall retained as its financial advisor Credit Suisse, whom they had retained on prior occasions. On the same day, our board of directors met with Credit Suisse and Skadden, Arps, Slate, Meagher & Flom LLP (which we refer to as “Skadden”), one of its outside counsel, to consider Boeing’s written proposal. At that meeting, representatives of Skadden advised our board of directors of their fiduciary duties and management updated our board of directors on its discussions with Boeing and described Boeing’s proposal to our board of directors. Our board of directors requested that management and Credit Suisse conduct a preliminary financial assessment of Boeing’s proposal.

On March 30, 2006, our board of directors met to discuss Boeing’s proposal. Skadden reviewed with our board of directors its fiduciary duties and Credit Suisse reviewed the financial aspects of the proposal set forth in Boeing’s proposal letter of March 27, 2006, a copy of which had been provided to the board of directors. Our board of directors then engaged in extensive discussions about the Boeing proposal, the valuation for the transaction, as well as various potential alternatives for Aviall. In an examination as to whether a higher price could likely be obtained from Boeing or elsewhere, our board of directors considered, among other things, the possibility of conducting an auction or other non-exclusive process to sell Aviall and the likely impact an auction or such other process at this point would have on Boeing’s offer and our business. Mr. Mulally had on several occasions indicated to Mr. Fulchino in their discussions that Boeing would not participate in an auction or other non-exclusive process. Our board of directors therefore decided against initiating an auction or other non-exclusive process at this point and authorized management to negotiate a short-term exclusivity agreement with Boeing, the terms of which had been reviewed with our board of directors, and to proceed with discussions on the basis described in Boeing’s March 27, 2006 proposal letter, including with respect to any management retention agreements to be entered into in connection with the proposed transaction with Boeing.

On March 31, 2006, Aviall and Boeing negotiated the terms of and entered into an exclusivity agreement under which Aviall agreed that it would not pursue a business combination other than with Boeing until April 25, 2006.

From April 4, 2006 to April 9, 2006, representatives of Boeing and its advisors conducted business, legal and financial due diligence on Aviall at the offices of Haynes and Boone LLP. Boeing’s due diligence continued from this time through the signing of the merger agreement, including numerous follow-up diligence telephone calls between Boeing, Aviall and each of their respective advisors.

On April 6, 2006, Boeing’s outside legal counsel, Sheppard, Mullin, Richter & Hampton, LLP, provided Aviall’s legal counsel with the first draft of the merger agreement. The initial draft of the merger agreement indicated that Boeing contemplated that certain of our stockholders would enter into voting agreements in connection with the merger. Boeing later proposed that The Carlyle Group and unspecified members of management enter into voting agreements. In the course of negotiating the merger agreement, the parties agreed that voting agreements would not be entered into. The draft merger agreement also indicated that it was a material condition to Boeing’s willingness to enter into the merger agreement that certain of our senior executives, who had yet to be specified, would enter into non-competition and retention agreements in connection with the merger. Boeing’s outside legal counsel subsequently delivered drafts of forms of such agreements to our outside legal counsel.

On April 13, 2006, our board of directors met with our financial and legal advisors to discuss the terms of the proposed merger agreement. Our outside legal counsel advised our board of directors of their fiduciary duties and reviewed the material provisions of the proposed merger agreement. Mr. Fulchino reported to our board of directors his conversations with Mr. Mulally, including the general terms on which Boeing would propose to retain our senior management following completion of the merger. Our board of directors provided guidance to our management and financial and legal advisors with respect to the material terms of the proposed merger agreement and authorized them to continue negotiations with Boeing, including negotiations of valuation and other key terms.

During the last two weeks of April 2006, Boeing and Aviall and their advisors participated in negotiations regarding the merger agreement, including with respect to the consideration to be paid to the holders of our common stock in the merger and other key terms of the merger agreement. Senior management of Aviall, including Mr. Fulchino, Colin M. Cohen, Jacqueline K. Collier, Charles M. Kienzle, Louis F. Koch, Dan P. Komnenovich, Joseph Y. Lacik, Jr., Bruce Lansen, Jeffrey J. Murphy and Mr. Quinn, and representatives of Boeing separately negotiated the terms of non-competition and retention agreements that Boeing required be put in place, which agreements would become effective on the effective date of the merger, as a condition to its willingness to enter into the merger agreement. In addition, Boeing and Aviall and their advisors participated in frequent discussion with respect to business, legal and financial due diligence matters.

On April 21, 2006, our board of directors was updated on the status of the negotiations on the merger agreement and discussions relating to Boeing’s proposal relating to management retention. Certain individual directors, with experience in negotiation and financial matters, provided additional guidance to management and its legal and financial advisors with respect to tactics and possible negotiating positions.

Shortly before the exclusivity period between Boeing and Aviall expired on April 25, 2006, Mr. Mulally contacted Mr. Fulchino to inform him that Boeing had substantially completed its due diligence investigation and that Boeing’s original valuation of Aviall would be reduced from $50.00 per share to $48.00 per share. Mr. Mulally explained to Mr. Fulchino that Boeing felt it was appropriate to revise the proposed per share valuation to $48.00 per share, due, among other things, to Boeing’s revised assessment with respect to the level and timing of operational synergies that it could achieve from the merger. Mr. Mulally also advised Mr. Fulchino that Boeing’s due diligence indicated that Aviall’s actual indebtedness and number of fully-diluted shares outstanding were higher than those initially assumed by Boeing in its initial proposal.

Our board of directors met on April 25, 2006 with our legal and financial advisors to discuss Boeing’s revised proposal. Our outside legal counsel reviewed with our board of directors its fiduciary duties and summarized the status of negotiations on the merger agreement. Management updated our board of directors on the discussions relating to the non-competition and retention agreements. Our financial advisor, Credit Suisse, gave a financial presentation based upon the revised $48.00 per share valuation of Aviall. Our board of directors concluded that the $48.00 per share proposed by Boeing warranted a continuation of discussions with Boeing, but requested that the conditions to the closing of the merger be minimized in order to achieve certainty of closing. Accordingly, our board of directors instructed management and its advisors to continue to discuss valuation with Boeing and to continue negotiations with Boeing towards a definitive merger agreement.

Following the board meeting, on April 25, 2006, Mr. Fulchino spoke with Mr. Mulally and W. James McNerney, Chairman of the Board, President and Chief Executive Officer of Boeing, to discuss valuation and the status of negotiations relating to the transaction. Mr. McNerney declined to increase the merger consideration from $48.00 per share at that time, but agreed to consider valuation further and to assist in resolving key outstanding issues in the merger agreement.

Between April 25 and 30, 2006, Aviall and its legal counsel and Boeing and its legal counsel continued to negotiate the terms of a definitive merger agreement, including the termination fee. Simultaneously, members of our senior management and their legal counsel and representatives of Boeing negotiated the terms of definitive non-competition and retention agreements.

On April 28, 2006, Mr. Fulchino and Mr. Mulally had a telephone conversation during which they discussed certain outstanding matters relating to the merger agreement. At that time, Mr. Mulally informed Mr. Fulchino that Boeing would not increase the proposed price beyond $48.00 per share.

On April 30, 2006, the board of directors of Boeing met and approved the terms of the merger agreement and the non-competition and retention agreements. Also on April 30, 2006, our board of directors met to consider the proposed acquisition of Aviall by Boeing at a price of $48.00 per share in cash upon the terms set forth in the definitive merger agreement. During this meeting, Mr. Fulchino updated our board of directors on developments since the April 25th meeting. Our outside legal counsel advised our board of directors of its fiduciary duties and discussed other legal and regulatory matters with our board of directors. Our board of directors was again apprised of the interests of certain members of our management in the transaction. Management advised our board of directors that the members of senior management that had been requested to do so by Boeing had signed non-competition and retention agreements on the terms previously described to our board of directors and as stipulated in the merger agreement. Senior management who signed such agreements included Mr. Fulchino, Mr. Cohen, Ms. Collier, Mr. Kienzle, Mr. Koch, Mr. Komnenovich, Mr. Lacik, Mr. Lansen, Mr. Murphy and Mr. Quinn. Credit Suisse reviewed its financial analysis of the proposed transaction with Boeing and delivered its oral opinion, later confirmed in writing, to the effect that, as of that date and based upon and subject to the factors, assumptions and limitations set forth in the opinion, the $48.00 per share merger consideration was fair, from a financial point of view, to the holders of Aviall common stock (other than Boeing and its affiliates). Our legal counsel then reviewed the terms and conditions of the most recent draft of the merger agreement, a copy of which had been provided to the board of directors.

After extensive discussion and deliberation relating to the proposed transaction, our board of directors unanimously approved the non-competition and retention agreements and unanimously approved and declared advisable the merger agreement and the terms and conditions of the merger and determined that the merger agreement and the terms and conditions of the merger are fair to, advisable and in the best interests of Aviall and its stockholders. Thereafter, Aviall and Boeing and their respective advisors finalized the documentation for the transaction for execution and the parties signed the merger agreement.

Aviall and Boeing publicly announced the transaction through the issuance of separate press releases on May 1, 2006.

Reasons for the Merger and Recommendation of the Aviall Board of Directors

At a special meeting of our board of directors on April 30, 2006, after careful consideration, including consultation with financial and legal advisors, our board of directors unanimously determined that the merger agreement and the terms and conditions of the merger are fair to, advisable and in the best interests of Aviall and its stockholders. Our board of directors unanimously approved and declared advisable the merger agreement and the terms and conditions of the merger and recommends that you vote “FOR” the adoption of the merger agreement.

In the course of reaching its decision to approve the merger agreement and to recommend that Aviall stockholders vote to adopt the merger agreement, our board of directors consulted our senior management, including Mr. Fulchino, Mr. Komnenovich, Mr. Murphy, Mr. Cohen and Mr. Quinn, its financial advisors and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others, the following:

•	the business, competitive position, strategy and prospects of Aviall, which the board believed had been and were currently favorable, but, due in part to the increased competition for Aviall may be difficult to maintain in the future; the position of current and likely competitors of Aviall, including the possibility that Boeing or other original equipment manufacturers might acquire a competitor or otherwise enter the market; and current industry, economic and market conditions, which the board of directors considered to be favorable but subject to the risk of deterioration;

•	the favorable timing of the merger, in that the aerospace industry was in a favorable position in its business cycle, that Boeing was interested in making a strategic acquisition of Aviall at this time, and the potential that Boeing or another party might not be interested in pursuing a transaction with Aviall in the future;

•	the $48.00 per share in cash to be paid as merger consideration in relation to the then-current market price of Aviall shares and the fact that the $48.00 per share in cash to be paid as merger consideration represents a significant premium to historical trading prices of Aviall common stock, including a premium of approximately 27% over the closing price of Aviall common stock on April 28, 2006, the last full day of trading prior to public announcement of the merger, and a premium of approximately 21% to the 52-week high trading price of Aviall’s common stock, which is also the all-time high trading price;

•	the financial analysis presented by representatives of Credit Suisse, as well as the opinion of Credit Suisse to the effect that, as of April 30, 2006, and based upon and subject to the factors, assumptions and limitations set forth in the opinion, the $48.00 per share merger consideration was fair, from a financial point of view, to the holders of Aviall common stock (other than Boeing and its affiliates);

•	that although the $48.00 per share merger consideration is below $52.34, which is the top end of the valuation range for Aviall indicated by Credit Suisse’s discounted cash flow analysis, the board of directors did not believe there was sufficient certainty of achieving such hypothetical values and noted that $48.00 was in excess of the ranges for all other analyses performed by Credit Suisse and that, in any event, the analyses performed by Credit Suisse in connection with its opinion must be considered as a whole, as described more fully in the section of this proxy statement entitled “The Merger—Opinion of Our Financial Advisor” beginning on page 38;

•	the value of the consideration to be received by Aviall stockholders and the fact that the consideration would be paid in cash, which provides certainty and immediate value to our stockholders;

•	the fact that the merger is not subject to any financing condition;

•	the possible alternatives to the merger (including the possibility of continuing to operate Aviall as an independent entity, the possibility of seeking a superior offer from a potential buyer other than Boeing, and the desirability and perceived risks of those alternatives), the range of potential benefits to our stockholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, the risk, which was perceived to be significant, of losing Boeing’s offer if Aviall sought another offer, and our board of directors’ assessment that none of such alternatives were reasonably likely to present superior opportunities for Aviall or to create greater value for our stockholders, taking into account risks of execution as well as business, competitive, industry and market risks, than the merger;

•	that under the terms of the merger agreement, we can furnish information to, and negotiate with, a third party in response to an unsolicited bona fide acquisition proposal that our board of directors concludes in good faith is, or is reasonably likely to become, a superior offer and accept a superior offer should one be made and not matched by Boeing, upon payment to Boeing of a termination fee of $44.4 million and reimbursement of expenses up to $2.5 million; and

•	the likelihood that the proposed acquisition would be completed in light of the conditions to closing in the merger agreement, and financial capabilities and reputation of Boeing.

In the course of its deliberations, our board of directors also considered a variety of risks and other potentially negative factors, including the following:

•	Aviall will no longer exist as an independent public company and Aviall stockholders will forgo any future increase in our value that might result from our possible growth;

•	the risks and contingencies related to the announcement and pendency of the merger, including the impact of the merger on our employees, customers and our relationships with third parties;

•	after consulting with Credit Suisse regarding its conversation with Boeing management and considering other relevant factors, the assessment of management that further discussion was unlikely to cause Boeing to increase its valuation for Aviall;

•	the assessment of management and its legal counsel that, based on negotiations with Boeing, it was unlikely that additional discussions with Boeing would yield significantly more favorable contractual terms in the near term;

•	the conditions to Boeing’s obligation to complete the merger and the right of Boeing to terminate the merger agreement in certain circumstances described under “The Merger Agreement—Termination of the Merger Agreement” on page 74;

•	the risk that we might not receive necessary regulatory approvals and clearances to complete the merger;

•	that under the terms of the merger agreement, Aviall cannot solicit other acquisition proposals and must pay to Boeing a termination fee of $44.4 million plus up to $2.5 million of expenses if the merger agreement is terminated under certain circumstances;

•	that the income realized by stockholders as a result of the merger will be taxable to our stockholders;

•	the interests that certain directors and executive officers of Aviall may have in the merger, in addition to their interests as stockholders of Aviall generally, as described in “The Merger—Interests of Aviall’s Executive Officers and Directors in the Merger” beginning on page 42; and

•	that, pursuant to the merger agreement, we must generally conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to closing of the merger or termination of the merger agreement, which may delay or prevent us from pursuing business opportunities that may arise or preclude actions that would be advisable if we were to remain an independent company.

Our board of directors did not assign any particular weight or rank to any of the positive or potentially negative factors or risks discussed in this section, and our board of directors carefully considered all of these factors as a whole in reaching its determination and recommendation.

Opinion of Our Financial Advisor

Credit Suisse has acted as financial advisor to Aviall in connection with the merger.

In connection with Credit Suisse’s engagement, the board of directors of Aviall requested that Credit Suisse evaluate the fairness, from a financial point of view, to the holders of Aviall’s common stock (other than Boeing and its affiliates), of the merger consideration to be received by those stockholders pursuant to the merger. On April 30, 2006, at a meeting of the board of directors held to evaluate the merger, Credit Suisse delivered to the board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated April 30, 2006, to the effect that, as of that date and based upon and subject to the factors, assumptions and limitations set forth in its opinion, the merger consideration to be received pursuant to the merger agreement is fair, from a financial point of view, to the holders of Aviall’s common stock (other than Boeing and its affiliates).

The full text of Credit Suisse’s written opinion to the board of directors, dated April 30, 2006, which sets forth the procedures followed, assumptions made, matters considered and limitations of the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference into this proxy statement. Holders of Aviall’s common stock are encouraged to read this opinion carefully and in its entirety. Credit Suisse’s opinion was provided to the board of directors in connection with its evaluation of the merger consideration and addresses only the fairness, from a financial point of view, of the merger consideration to be received by the holders of Aviall’s common stock (other than Boeing and its affiliates), and does not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise, and does not constitute a recommendation to any Aviall stockholder as to any matter relating to the merger, including how such stockholder should vote or act with respect to any matters relating to the merger. The summary of Credit Suisse’s opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Credit Suisse reviewed the merger agreement as well as certain publicly available business and financial information relating to Aviall. Credit Suisse also reviewed certain other information relating to Aviall, including financial forecasts, provided to or discussed with Credit Suisse by the management of Aviall, and met with the management of Aviall to discuss the business and prospects of Aviall. Credit Suisse also considered certain financial and stock market data of Aviall, and compared that data with similar data for other publicly held companies Credit Suisse deemed similar to that of Aviall and considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. Credit Suisse also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant.

In connection with its review, Credit Suisse did not assume any responsibility for independent verification of any of the information that it reviewed or considered and relied on that information being complete and accurate in all material respects. With respect to the financial forecasts for Aviall, Credit Suisse was advised by management of Aviall, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of Aviall’s management as to the future financial performance of Aviall. Credit Suisse also assumed, with the consent of the board of directors, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Aviall or the merger and that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, Credit Suisse was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Aviall, nor was Credit Suisse furnished with any such evaluations or appraisals. Credit Suisse’s opinion was necessarily based upon information made available to it as of the date thereof and upon financial, economic, market and other conditions as they existed and could be evaluated on the date thereof. Aviall’s board of directors has not requested an update to Credit Suisse’s opinion, and Credit Suisse is under no obligation to update its opinion. Credit Suisse’s opinion did not address the merits of the merger as compared to alternative transactions or strategies that might be available to Aviall, nor did it address the underlying decision of Aviall to proceed with the merger. Credit Suisse was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of Aviall.

In preparing its opinion to the board of directors, Credit Suisse performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse’s analyses described below is not a complete description of the analyses underlying Credit Suisse’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Credit Suisse arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, Credit Suisse considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Aviall. No company, transaction or business used in Credit Suisse’s analyses as a comparison is identical to Aviall, its business or the proposed transaction, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Credit Suisse’s analyses are inherently subject to substantial uncertainty.

Credit Suisse’s opinion and financial analyses were only one of many factors considered by the board of directors in its evaluation of the proposed transaction and should not be viewed as determinative of the views of the board of directors or Aviall’s management with respect to the transaction or the merger consideration. Although Credit Suisse evaluated the merger consideration from a financial point of view, it was not requested to, and did not, determine or recommend the specific consideration to be paid in the transaction.

Analyses Performed in Connection with the Preparation of the Fairness Opinion by Credit Suisse Securities (USA) LLC

The following is a summary of the material financial analyses Credit Suisse presented to the board of directors on April 30, 2006 in connection with the merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse’s financial analyses.

Selected Public Companies Analysis. Using publicly available information, Credit Suisse reviewed the market values and trading multiples of the following publicly traded companies in the distribution and aerospace supply industries:

Precision Castparts Corp.

Goodrich Corporation

Crane Co.

Hexcel Corporation

BE Aerospace, Inc.

Moog Inc.

W.W. Grainger, Inc.

MSC Industrial Direct Co., Inc.

Barnes Group Inc.

AAR Corp.

Interline Brands, Inc.

Multiples were based on closing stock prices as of April 28, 2006. Estimated data for the selected companies were based on publicly available research analysts’ estimates. Credit Suisse compared enterprise values, calculated as equity value plus net debt, as a multiple of calendar year 2006 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. Credit Suisse then applied ranges of selected EBITDA multiples for the selected companies to corresponding financial data of Aviall. Estimated data for Aviall were based on internal estimates of Aviall’s management. This analysis indicated the following implied per share equity reference range for Aviall, as compared to the merger consideration:

Implied Per Share Equity Reference Range for Aviall, Inc.	Per Share Merger Consideration
$34.37 – $42.97	$48.00

Selected Acquisitions Analysis. Using publicly available information, Credit Suisse reviewed information relating to the following selected acquisitions and announced offers to acquire, which Credit Suisse deemed relevant to arriving at its opinion:

Acquiror	Target
Dubai International Capital LLC	Doncasters Group Limited
Greenbriar Equity and Vestar Capital Partners	Argo-Tech Corporation
DRS Technologies Inc.	Engineered Support Systems, Inc.
Eaton Corporation	Aerospace Fluid & Air Division of Cobham plc
Aurora Capital Group	K & F Industries Holdings, Inc.
Meggitt PLC	Design and Manufacturing Business of Dunlop Standard Aerospace Group Limited
L-3 Communications Integrated Systems L.P.	Vertex Aerospace LLC
Precision Castparts Corp.	SPS Technologies, Inc.
Warburg Pincus Private Equity VIII, L.P.	TransDigm Inc.
Alcoa Inc.	Fasteners Business of The Fairchild Corporation
Goodrich Corporation	Aeronautical Systems business of TRW Inc.
General Electric Company	Unison Industries, LLC
MSC Industrial Direct Co., Inc.	J&L Industrial Supply business of Kennametal Inc.
The Home Depot, Inc.	Hughes Supply, Inc.
WESCO International, Inc.	Carlton-Bates Company
The Home Depot, Inc.	National WaterWorks, Inc.
Hughes Supply, Inc.	Century Maintenance Supply, Inc.
BE Aerospace, Inc.	M&M Aerospace Hardware, Inc.
Wilmar Industries, Inc.	Barnett Inc.

Parthenon Capital, LLC and Chase Capital Partners	Wilmar Industries, Inc.
Leonard Green & Partners LP	White Cap Industries, Inc.
Avnet, Inc.	Marshall Industries
Reptron Electronics, Inc.	All American Semiconductor, Inc.
Marshall Industries	Sterling Electronics Corporation
Unisource Worldwide, Inc.	National Sanitary Supply Company
Bell Industries, Inc.	Milgray Electronics, Inc.
Royal Pakhoed N.V.	Univar Corporation

Multiples for the selected transactions were based on publicly available financial information at the time of announcement of the relevant transactions. Credit Suisse compared enterprise values in the selected transactions as multiples of latest twelve months EBITDA. Credit Suisse then applied ranges of selected multiples derived from the selected transactions to the estimated EBITDA of Aviall for the twelve month period ending June 30, 2006, a portion of which included estimated data based on internal estimates of Aviall’s management. This analysis indicated the following implied per share equity reference range for Aviall, as compared to the merger consideration:

Implied Per Share Equity Reference Range for Aviall, Inc.	Per Share Merger Consideration
$34.30 – $42.06	$48.00

Discounted Cash Flow Analysis. Credit Suisse calculated the estimated present value of the stand-alone, unlevered, after-tax free cash flows that Aviall could generate over calendar years 2006 through 2008. Estimated financial data for Aviall were based on internal estimates of Aviall’s management. Credit Suisse also calculated a range of estimated terminal values for Aviall by multiplying Aviall’s calendar year 2008 estimated EBITDA, by selected multiples ranging from 11.0x to 13.0x. The estimated after-tax free cash flows and terminal values were then discounted to the present value using discount rates of 11.5% to 13.5%. This analysis indicated the following implied per share equity reference range for Aviall as compared to the merger consideration:

Implied Per Share Equity Reference Range for Aviall, Inc.	Per Share Merger Consideration
$39.92 – $52.34	$48.00

Miscellaneous. Aviall selected Credit Suisse based on Credit Suisse’s experience and reputation, and its familiarity with Aviall and its business. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Aviall has agreed to pay Credit Suisse a fee currently estimated to be approximately $12.2 million for its financial advisory services in connection with the merger, contingent upon consummation of the merger. Aviall has agreed to reimburse Credit Suisse for its expenses, including reasonable fees and expenses of legal counsel and any other advisor retained by Credit Suisse, and to indemnify Credit Suisse and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Credit Suisse has advised Aviall that the inclusion of its opinion letter, dated April 30, 2006, to the board of directors of Aviall as Annex B to the proxy statement and the related disclosure in this section of the proxy statement entitled “The Merger—Opinion of Our Financial Advisor” are permitted under the engagement letter between Aviall and Credit Suisse.

Credit Suisse and its affiliates in the past have provided, are currently providing and may in the future provide investment banking and other financial services to Aviall and Boeing, for which services Credit Suisse and its affiliates have received, and would expect to receive, compensation. In February of 2005, Credit Suisse served as underwriter for the sale of Aviall common stock by an Aviall stockholder, and in connection with such sale Credit Suisse agreed on February 8, 2005 to purchase 4 million shares of Aviall common stock from the Aviall stockholder at a price of $28.29 per share, which was $0.16 less than the closing price of Aviall common stock on February 8, 2005. In addition, an affiliate of Credit Suisse participates in the credit facility of Aviall Services and has earned approximately $190,000 in the aggregate over the past two years for its participation in the credit facility. Credit Suisse is a full service securities firm, engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for its or its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Aviall, Boeing and any other company that may be involved in the merger, as well as provide investment banking and other financial services to such companies.

Interests of Aviall’s Executive Officers and Directors in the Merger

When considering the recommendation of our board of directors, you should be aware that the members of our board of directors and our executive officers have interests in the merger other than their interests as Aviall stockholders generally. These interests arise under certain of our existing benefit agreements and, in the case of the executive officers, pursuant to either an amended and restated employment agreement (in the case of Mr. Fulchino) or amended and restated severance agreements (in the case of all other executive officers) entered into with Boeing, merger sub and Aviall. These interests may be different from, or in conflict with, your interests as an Aviall stockholder. The members of our board of directors were aware of these additional interests, and considered them, when they approved the merger agreement.

Overview

As a material inducement to the willingness of Boeing and merger sub to enter into the merger agreement, Paul E. Fulchino, our Chairman, President and Chief Executive Officer, entered into an amended and restated

employment agreement, with Boeing, merger sub and Aviall. Mr. Fulchino’s amended and restated employment agreement will take effect upon the consummation of the merger and replace his existing employment agreement and his existing severance agreement with Aviall. In addition, Mr. Fulchino has certain rights and benefits under other pre-existing arrangements with Aviall which survive the merger. If the merger agreement is terminated, the amended and restated employment agreement will be void and the existing employment agreement and severance agreement with Mr. Fulchino will be reinstated. Mr. Fulchino will also continue to serve as a member of Aviall’s board of directors after the effective time of the merger.

Our other executive officers, consisting of Colin M. Cohen, Jacqueline K. Collier, Charles M. Kienzle, Louis F. Koch, Daniel P. Komnenovich, Joseph Y. Lacik, Jr., Bruce Langsen, Jeffrey J. Murphy and James T. Quinn, entered into amended and restated severance agreements with Boeing, merger sub and Aviall, which will supersede and replace his or her existing severance agreement with Aviall, and each executive officer will waive the provisions of his or her existing severance agreement, in each case upon consummation of the merger. If the merger agreement is terminated, each of the amended and restated severance agreements will be void and the existing severance agreements will be reinstated. Pursuant to the amended and restated severance agreements, each of Aviall’s executive officers will continue as an employee of Aviall following the effective time of the merger.

Under their respective amended and restated employment agreement or amended and restated severance agreement, as applicable, with Boeing, merger sub and Aviall, our executive officers will continue to be employed with Aviall as follows:

Name	Offices
Paul E. Fulchino	President and Chief Executive Officer of Aviall

Dan P. Komnenovich	President and Chief Operating Officer of Aviall Services

Bruce Langsen	President of ILS

Colin M. Cohen	Senior Vice President and Chief Financial Officer of Aviall

Jacqueline K. Collier	Senior Vice President and Chief Accounting Officer of Aviall

Jeffrey J. Murphy	Senior Vice President of Law and Human Resources of Aviall

Charles M. Kienzle	Senior Vice President of Operations of Aviall Services

James T. Quinn	Senior Vice President of Sales and Marketing of Aviall Services

Joseph Y. Lacik	Senior Vice President of Information Services of Aviall Services

Louis F. Koch	Vice President of Human Resources of Aviall

In addition, we maintain certain other arrangements (described below) under which our executive officers will receive additional payments or benefits as a result of the consummation of the merger or upon a subsequent involuntary termination of employment other than for “cause” or voluntary termination for “good reason” following the consummation of the merger.

Mr. Fulchino’s Amended and Restated Employment Agreement

The following is a summary of the terms of Mr. Fulchino’s amended and restated employment agreement. For a summary of the differences between Mr. Fulchino’s amended and restated employment agreement and his current employment and severance agreements with us, see “—Summary of Changes” below.

Term of Employment Agreement. Mr. Fulchino’s amended and restated employment agreement requires that he remain employed until December 31, 2009.

Salary, Vacation, Life Insurance and Disability Insurance. Mr. Fulchino is entitled to an annual base salary of not less than $650,000, which may be increased, but may not be decreased. Mr. Fulchino also will receive three weeks vacation each year, $1.3 million of term life insurance coverage (to the extent commercially available) and supplemental disability coverage equal to 60% of his base salary.

Annual Incentive Compensation. In addition to his annual base salary, Mr. Fulchino will be eligible to participate in the current and any future management incentive program of Aviall on terms commensurate with Mr. Fulchino’s position and level of responsibility, but his annual incentive opportunity will be not less than 100% of his annual base salary.

Termination Payments. Upon a termination of Mr. Fulchino’s employment, Mr. Fulchino or Mr. Fulchino’s estate or beneficiaries, as appropriate, will receive the unpaid balance of his base salary through the date of his termination and any accrued and unused vacation days (in addition to other benefit plans or programs then in effect). Mr. Fulchino also is entitled to additional payments and benefits if Mr. Fulchino’s employment is terminated by Aviall without “cause,” or by Mr. Fulchino with “good reason,” with each of those terms having the meaning as defined in the amended and restated employment agreement, as described below. Upon Mr. Fulchino’s involuntary termination without “cause” or his voluntary termination with “good reason,” Mr. Fulchino will be entitled to: his unpaid base salary through his termination date, any accrued and unused vacation days, a severance payment in an amount equal to the greater of his base salary for the remaining of the then-current amended and restated employment agreement term or three times his base salary, and three times his “annual incentive payment,” as defined in the amended and restated employment agreement, as described below. In addition, Mr. Fulchino will be entitled to receive, for the one-year period after such termination of employment, health and life insurance benefits substantially identical to those benefits to which Mr. Fulchino, his dependents, and beneficiaries were receiving immediately prior to such termination of employment (or, if greater in the aggregate, the benefits to which Mr. Fulchino, his dependents and beneficiaries were receiving immediately prior to the effective time of the merger). Also, should Mr. Fulchino’s employment terminate other than for voluntary resignation not for “good reason” or “cause,” Mr. Fulchino will be entitled to credit for years of service under our Supplemental Executive Retirement Income Plan as if Mr. Fulchino had served through the end of the term of the amended and restated employment agreement. Any payments upon termination of Mr. Fulchino’s employment are payable in a lump sum payment and must be paid within 30 days after Mr. Fulchino’s termination date, except to the extent a delayed payment is required in order to comply with Section 409A of the Internal Revenue Code.

Certain Definitions. “Good reason” is defined in Mr. Fulchino’s amended and restated employment agreement as termination of Mr. Fulchino’s employment for any of the following reasons: Aviall has breached any material provision of the amended and restated employment agreement and within 30 days after notice thereof from Mr. Fulchino, Aviall fails to cure such breach; a successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Aviall fails to assume liability under the amended and restated employment agreement; the failure to elect or reelect or otherwise to maintain Mr. Fulchino as President, Chief Executive Officer and as a director of Aviall (or any successor entity by operation of law or otherwise); if the employment of Mr. Fulchino is terminated by reason of the failure of Aviall to renew or extend the amended and restated employment agreement on December 31, 2009; a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with Aviall which Mr. Fulchino holds at the effective time of the merger, a reduction in Mr. Fulchino’s base salary set forth in the amended and restated employment agreement (and described above) received from Aviall and the annual incentive opportunity (but not the guarantee of achievement) available to Mr. Fulchino during such year of termination under Aviall’s short-term incentive program applicable to Mr. Fulchino, or the termination or denial of Mr. Fulchino’s rights to employee benefits or a reduction in employee benefits (other than reductions in such employee benefits which in the aggregate are not material) to which Mr. Fulchino, his dependents and beneficiaries are entitled to participate in at the effective time of the merger, any of which is not remedied by Aviall within 30 calendar days after receipt by Aviall of written notice from Mr. Fulchino of such change, reduction or termination, as the case may be; without Mr. Fulchino’s prior written consent, Aviall relocates its principal executive offices (if such offices are the principal location of Mr. Fulchino’s work), or requires Mr. Fulchino to have his principal location of work changed, to any location that, in either case, is in excess of 25 miles from the location thereof at the effective time of the merger, or requires Mr. Fulchino to travel away from his office in the course of discharging his responsibilities or duties at least 20% or more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of Mr. Fulchino in any of the three full years immediately prior to the effective time of the merger. In certain circumstances, “good reason” also includes Aviall’s discontinuance of its Benefit Restoration Plan or Supplemental Executive Retirement Income Plan before Mr. Fulchino is eligible for retirement and fully vested without providing Mr. Fulchino with a plan or plans that provide equivalent benefit opportunities.

“Cause” is defined in Mr. Fulchino’s amended and restated employment agreement, as the willful breach or habitual neglect of assigned duties related to Aviall, including compliance with Aviall’s policies, and such breach or neglect is materially detrimental to Aviall; the conviction (including any plea of nolo contendere) of Mr. Fulchino of any felony or crime involving dishonesty or moral turpitude; any act of personal dishonesty knowingly taken by Mr. Fulchino in connection with his responsibilities as an employee and intended to result in personal enrichment of Mr. Fulchino or any other person; bad faith conduct that is materially detrimental to Aviall; the inability of Mr. Fulchino to perform his duties due to alcohol or illegal drug use; Mr. Fulchino’s failure to comply with any material legal written directive of Aviall’s board of directors; any act or omission of Mr. Fulchino which is of substantial detriment to Aviall because of Mr. Fulchino’s intentional failure to comply with any statute, rule or regulation, except any act or omission believed by Mr. Fulchino in good faith to have been in or not opposed to the best interest of Aviall (without intent of Mr. Fulchino to gain, directly or indirectly, a profit to which Mr. Fulchino was not legally entitled) excluding bad judgment or negligence other than habitual neglect of duty; or a material breach by Mr. Fulchino of the restrictive covenants relating to confidentiality, non-competition and non-solicitation set forth in the amended and restated employment agreement. However, “cause” does not exist unless Aviall provides Mr. Fulchino with written notice accompanied by a resolution of Aviall’s board of directors adopted by an affirmative vote of the majority of the board members (excluding Mr. Fulchino) finding “cause” and terminating Mr. Fulchino’s employment for “cause”.

“Annual incentive payment” means the greater of the dollar amount of the annual incentive payment that will be payable to Mr. Fulchino if Aviall reaches its target performance for the year in which Mr. Fulchino is terminated under Aviall’s short term incentive plan applicable to Mr. Fulchino, as if all requirements for full payment for reaching target performance of such incentive had been met (determined without regard to any reduction in incentive payments that results in “good reason” termination) and the dollar amount of the annual incentive actually paid or payable to Mr. Fulchino for the most recently completed fiscal year prior to the date of such termination. The annual incentive payment will include, in addition to cash incentive payments, the cash value of any restricted stock awards, which will be equal to the lesser of the value of any restricted stock that is awarded as part of an annual incentive plan of Aviall or Boeing when awarded and the current market value of such restricted stock as of the date of Mr. Fulchino’s termination of employment with Aviall.

Stock Appreciation Rights. Immediately prior to the effective time of the merger, all stock appreciation rights held by Mr. Fulchino will be cancelled. In substitution for such cancelled stock appreciation rights, Mr. Fulchino will receive a number of Boeing stock appreciation rights, payable in the common stock of Boeing, equal to the product of the number of cancelled Aviall stock appreciation rights and the quotient obtained by dividing $48.00 by the closing price of a share of Boeing common stock listed on the New York Stock Exchange for the last trading day that precedes the effective time of the merger. The base price for the Boeing stock appreciation rights will be determined by dividing the per stock appreciation right base price applicable to the cancelled Aviall stock appreciation rights by the quotient obtained by dividing $48.00 by the closing price of a share of Boeing common stock listed on the New York Stock Exchange for the last trading day that precedes the effective time of the merger. The Boeing stock appreciation rights will be subject to the same vesting schedule as the cancelled Aviall stock appreciation rights. The Boeing stock appreciation rights will accelerate and become exercisable in full upon Mr. Fulchino’s death, if such death occurs while he is employed by Aviall, Boeing or one of their subsidiaries, Mr. Fulchino’s permanent and total disability, if he becomes totally disabled while an employee of Aviall, Boeing or one of their subsidiaries, or in the event of Mr. Fulchino’s voluntary retirement under a retirement plan of Aviall, Boeing or one of their subsidiaries at or after the earliest retirement age provided for in such retirement plan or retirement at any earlier age with the consent of Aviall’s board of directors.

Accelerated Taxes Resulting from Cancelled Stock Appreciation Rights. Should Mr. Fulchino incur taxes as a result of the waiver of the vesting of his cancelled Aviall stock appreciation rights, Mr. Fulchino’s amended and restated employment agreement provides for a payment to compensate him (on an “after-tax” basis) for the cost of paying such taxes prior to the exercise date of the substituted Boeing stock appreciation rights. In addition, the amended and restated employment agreement provides for a payment to reimburse Mr. Fulchino (on an “after-tax” basis) if the accelerated taxes due as a result of the waiver of the vesting of his cancelled stock appreciation rights exceed the taxes that would have been due if the substituted Boeing stock appreciation rights had been exercised immediately following the vesting thereof and no accelerated tax had been due as a result of the waiver.

Stock Options. In accordance with the merger agreement, immediately prior to the effective time of the merger, all then-outstanding stock options to purchase our common stock held by Mr. Fulchino will be cancelled. In consideration for such cancellation, Mr. Fulchino will receive a cash payment from Boeing or Aviall equal to the product of the total number of shares that were subject to such stock option immediately prior to the effective time of the merger, and the excess of the $48.00 per share merger consideration over the exercise price per share subject to such option, such cash payment to be reduced by any required deductions and applicable withholdings. See the table on page 56 for more information regarding this payment to Mr. Fulchino.

Common Stock. At the effective time of the merger, each share of Aviall common stock, including, but not limited to shares of restricted stock, held by Mr. Fulchino immediately prior to the effective time of the merger will be automatically converted into the right to receive $48.00 in cash without interest and less applicable withholding tax, in accordance with the terms of the merger agreement. See the tables on pages 56 and 57 for further information regarding the number of shares of Aviall common stock and restricted stock held by Mr. Fulchino as of June 12, 2006 and the value of the shares at $48.00 per share.

Benefit Restoration Payments. Mr. Fulchino’s amended and restated employment agreement provides that payments owing to Mr. Fulchino under the Benefit Restoration Plan will be paid upon the effective time of the merger in accordance with the terms of the Benefit Restoration Plan. The amount to be received will give effect to an amendment to the Retirement Plan which is not scheduled to take effect until the Internal Revenue Service approves the amendment. Although the amendment was submitted to the Internal Revenue Service on May 8, 2006, approval has not yet been obtained and it is anticipated that such approval will not be obtained for a number of months (if at all). If the amendment is not approved by the Internal Revenue Service, Aviall will make an additional payment to Mr. Fulchino (together with interest) in an amount equal to the amount that originally would have been paid had the amendment not been taken into account, less the amounts previously paid from the Benefit Restoration Plan. For a more complete description of the Benefit Restoration Plan, see “—Other Compensation and Benefit Arrangements” beginning on page 52.

Non-Competition and Non-Solicitation. Mr. Fulchino’s amended and restated employment agreement provides that during his term of employment with Aviall and for a period of two years following the termination of his employment, Mr. Fulchino will be subject to a restrictive covenant that generally prohibits him, without prior written consent of Aviall, from engaging in any business competitive directly with the business conducted by Aviall or any of its subsidiaries in any geographic area where such business of Aviall or any of its subsidiaries or affiliates is conducted. In addition, during that same period of time, Mr. Fulchino will be subject to a restrictive covenant that prohibits his solicitation of any employee of Aviall or its subsidiaries to give up employment with Aviall or its subsidiaries, without prior written consent of Aviall.

Confidentiality. Mr. Fulchino’s amended and restated employment agreement provides that during his term of employment with Aviall or at all times thereafter, Mr. Fulchino will be subject to a restrictive covenant that prohibits him from intentionally and wrongfully disclosing certain confidential or proprietary information of Aviall to any person not employed by, representing, or engaged by, Aviall or any of its subsidiaries, or to any director of Aviall or any of its subsidiaries, or using such information in connection with engaging in competition with Aviall.

Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code of 1986, as amended, imposes an additional income tax on certain payments that are made within six months following separation from service of certain specified employees (as defined in Section 409A and the regulations and guidance issued thereunder). Mr. Fulchino’s amended and restated employment agreement provides that, to the extent any payment to which Mr. Fulchino becomes entitled under the agreement in connection with his termination of employment constitutes deferred compensation subject to Section 409A and Mr. Fulchino is deemed at the time of such termination of employment to be a “specified employee” (as defined in Section 409A and the regulations and guidance issued thereunder), then such payment will be delayed. During any period of delay, Mr. Fulchino would be entitled to interest at a per annum rate equal to the highest rate of interest applicable to six month money market accounts offered by the following institutions on the date of such termination of employment: Citibank N.A., Wells Fargo Bank, N.A. or Bank of America.

Tax Gross-Up. In the event that it is determined that any payment or distribution by Boeing or Aviall or any of their affiliates to or for the benefit of Mr. Fulchino, whether pursuant to the terms of the amended and restated employment agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Fulchino will be entitled to receive an additional payment such that after payment of all taxes on the additional payment (including any excise taxes imposed on the additional payment), Mr. Fulchino retains an amount of the additional payment equal to the excise taxes imposed on the amount Mr. Fulchino received prior to the additional payment.

Payment of Legal Fees and Expenses. In the event Mr. Fulchino retains an attorney or attorneys to advise and represent him in connection any interpretation, enforcement or defense of his rights under the amended and restated employment agreement, Aviall will pay and be solely financially responsible for any and all attorneys’ and related fees and expenses incurred by Mr. Fulchino, so long as Mr. Fulchino has not acted in bad faith or with no colorable claim of success.

Summary of Changes. Mr. Fulchino’s amended and restated employment agreement grants him the same rights and benefits he has under his existing employment agreement and severance agreement, except as follows:

•	severance amounts must be paid within 30 days of termination, rather than over a 24 month period after termination or within 15 days of termination;

•	Boeing stock appreciation rights are being provided in substitution of Aviall stock appreciation rights and a tax gross up provision is included to compensate Mr. Fulchino for taxes incurred as a result of the cancellation of the Aviall stock appreciation rights;

•	Aviall and Boeing agree to continue the Benefit Restoration Plan and the Supplemental Executive Retirement Income Plan until Mr. Fulchino is eligible for retirement or fully vested (or to provide equivalent benefit opportunities) and if they fail to do so, Mr. Fulchino can voluntarily resign for “good reason;” and

•	Boeing has agreed to provide a written guarantee of payment under the Supplemental Executive Retirement Income Plan and the Benefit Restoration Plan if all affected participants waive the funding requirements under a trust adopted by our board of directors on March 23, 2006.

Amended and Restated Severance Agreements of Our Other Executive Officers

The following is a summary of the amended and restated severance agreements with Colin M. Cohen, Jacqueline K. Collier, Charles M. Kienzle, Louis F. Koch, Daniel P. Komnenovich, Joseph Y. Lacik, Jr., Bruce Langsen, Jeffrey J. Murphy and James T. Quinn. For a summary of the differences between these executive officers’ amended and restated severance agreements and their current severance agreements with Aviall, see “—Summary of Changes” below.

Term of Severance Agreements. The amended and restated severance agreement of each of the executive officers is for a term of three years from the effective time of the merger, although certain provisions survive the term of the agreement. However, each of the executive officer’s employment is “at-will” and may be terminated at any time for any reason, subject to the obligations described below.

Salary. The base salaries for our executive officers would be as follows: Mr. Cohen—$286,229; Ms. Collier—$191,800; Mr. Kienzle—$211,197; Mr. Koch—$150,000; Mr. Komnenovich—$350,926; Mr. Lacik—$194,429; Mr. Langsen—$236,085; Mr. Murphy—$218,210; and Mr. Quinn—$218,076.

Annual Incentive Compensation. Each executive officer will be eligible for incentive bonuses, in addition to their base salaries, consistent with Aviall’s existing incentive plans with respect to amount, terms and the performance metrics related to those existing incentive plans, based upon Aviall’s business plans for 2006, 2007 and 2008. For 2006, Aviall’s board of directors has approved a target incentive bonus of 80% of base salary for each of these executive officers.

Termination Payments. Under the amended and restated severance agreements, each executive officer is entitled to the payments and benefits described below if, during the three-year period following the effective time of the merger, the executive officer terminates his or her employment for “good reason” or if the executive’s employment with Aviall is terminated for any reason other than death, “cause,” “disability,” or “voluntary resignation,” with each of those terms having the meaning as defined in each of the amended and restated severance agreements, as described below. Upon the executive officer’s termination of employment with Aviall for any reason other than his or her death, “disability,” or “voluntary resignation” without “good reason” or for “cause,” the executive officer will be entitled to receive, subject to applicable federal, state and/or local taxes and other amounts required by governmental authorities to be withheld or deducted, the payment by Aviall of an amount equal to three times (two times in the case of Mr. Koch) the sum of the executive officer’s annual base salary as of the date of the termination of employment (or, if higher, the rate in effect immediately prior to the effective time of the merger) and the executive officer’s “annual incentive payment,” which has the meaning as defined in each of the amended and restated severance agreements, as described below. In addition, the executive officer will be entitled to receive, for the one-year period after such termination of employment, health and life insurance benefits substantially identical to those benefits to which the executive officer, his or her dependents, and beneficiaries were receiving immediately prior to such termination of employment (or, if greater in the aggregate, the benefits to which the executive officer, his or her dependents and beneficiaries were receiving immediately prior to the effective time of the merger). Any payments upon termination of an executive officer’s employment are payable in a lump sum payment and must be paid within 30 days after the executive officer’s termination date, except to the extent a delayed payment is required in order to comply with Section 409A of the Internal Revenue Code.

Certain Definitions. “Good reason” is defined in the amended and restated severance agreements, as failure to elect or reelect or otherwise to maintain the executive officer in the office or the position, or a substantially equivalent office or position, of or with Aviall (or any successor thereto by operation of law or otherwise), as the case may be, which the executive officer holds at the effective time of the merger; a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with Aviall which the executive officer holds at the effective time of the merger, a reduction in the executive officer’s annual base salary (as defined in the amended and restated severance agreements and set forth above) received from Aviall and the annual incentive opportunity (but not the guarantee of achievement) available to the executive officer for the year in which his or her termination of employment for any reason other than death, “cause,” “disability,” “voluntary resignation” or “good reason” (with each of those terms having the meaning as defined in each of the amended and restated severance agreements, as described herein) occurs under Aviall’s short-term incentive program applicable to the executive officer, or the termination or denial of the executive officer’s rights to employee benefits or a reduction in employee benefits (other than reductions in such employee benefits which in the aggregate are not material) to which the executive officer, his or her dependents and beneficiaries are entitled to participate at the effective time of the merger, any of which is not remedied by Aviall within 30 calendar days after the receipt by Aviall of written notice from the executive officer of such change, reduction, or termination, as the case may be; without the executive officer’s prior written consent, Aviall relocates its principal executive offices (if such offices are the principal location of executive officer’s work) or requires the executive officer to have his or her principal location of work changed, to any location that, in either case, is in excess of 25 miles from the location thereof at the effective time of the merger, or requires the executive officer to travel away from his or her office in the course of discharging his or her responsibilities or duties at 20% or more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison or any prior year) than was required of the executive officer in any of the three full years immediately prior to the effective time of the merger; or without limiting the generality or effect of the foregoing, any material breach of the amended and restated severance agreement by Aviall or any successor thereto which is not remedied by Aviall within 30 calendar days after receipt by Aviall of written notice from the executive officer of such breach. However, “cause” does not exist unless Aviall provides the applicable executive officer with written notice accompanied by a resolution of Aviall’s board of directors adopted by an affirmative vote of three quarters of the board members finding “cause” and terminating the applicable executive officer’s employment for “cause.” In certain circumstances, “good reason” also includes Aviall’s discontinuance of its Benefit Restoration Plan or Supplemental Executive Retirement Income Plan before the executive officer is eligible for retirement and fully vested without providing the executive officer with a plan or plans that provide equivalent benefit opportunities.

“Cause” is defined in the amended and restated severance agreements, as the willful breach or habitual neglect of assigned duties related to Boeing or Aviall, including compliance with Aviall policies; conviction (including any plea of nolo contendere) of the executive officer of any felony or crime involving dishonesty; any act of personal dishonesty knowingly taken by the executive officer in connection with his or her responsibilities as an employee and intended to result in personal enrichment of the executive officer or any other person; bad faith conduct that is materially detrimental to Boeing or Aviall; inability of the executive officer to perform the executive officer’s duties due to alcohol or illegal drug use; the executive officer’s failure to comply with any legal written directive of Aviall’s board of directors; or any act or omission of the executive officer which is of substantial detriment to Boeing or Aviall because of the executive officer’s intentional failure to comply with any statute, rule or regulation, except any act or omission believed by the executive officer in good faith to have been in or not opposed to the best interest of Boeing or Aviall (without the intent of the executive officer to gain directly or indirectly, a profit to which the executive officer was not legally entitled) and except that “cause” will not mean bad judgment or negligence other than habitual neglect of duty.

“Disability” is defined in the amended and restated severance agreements as the absence of the executive officer from the full-time performance of his or her duties with Aviall for six consecutive months as a result of incapacity due to physical or mental illness.

“Voluntary Resignation” is defined in the amended and restated severance agreements as any termination of the executive officer’s employment with Aviall upon such executive officer’s own initiative, including the executive officer’s retirement other than termination of the executive officer’s employment for good reason.

“Annual incentive payment” means the greater of the dollar amount of the annual incentive payment that will be payable to the applicable executive officer if Aviall reaches its target performance for the year in which a post-closing termination (other than a termination for “cause” or “good reason” or due to the applicable executive officer’s death, “disability” or “voluntary resignation”) occurs under Aviall’s short term incentive plan applicable to such executive officer, as if all requirements for full payment for reaching target performance of such incentive had been met (determined without regard to any reduction in incentive payments that results in “good reason” termination) and the dollar amount of the annual incentive actually paid or payable to the executive officer for the most recently completed fiscal year prior to a post-closing termination (other than a termination for “cause” or “good reason” or due to the applicable executive officer’s death, “disability” or “voluntary resignation”). The annual incentive payment will include, in addition to cash incentive payments, the cash value of any restricted stock awards, which will be equal to the lesser of the value of any restricted stock that is awarded as part of an annual incentive plan of Aviall or Boeing when awarded and the current market value of such restricted stock as of the date of the applicable executive officer’s termination of employment with Aviall.

Restricted Stock Units. As of the effective time of the merger, Boeing will issue to each executive officer a number of restricted stock units covering shares of Boeing common stock with a value equal to two times the executive’s 2006 annual base salary divided by the average of the high and low per share trading prices of Boeing’s common stock on the New York Stock Exchange during regular session trading as reported by The Wall Street Journal on the date of grant. The date of grant of these awards will be the closing date of the merger. The Boeing restricted stock units will vest and become payable in shares of Boeing common stock only if the executive officer remains employed until the third anniversary of the effective time of the merger or if the executive officer’s employment terminates before that time by reason of death or disability. However, if the executive officer is involuntarily terminated without “cause,” dies, suffers “disability” or voluntarily terminates for “good reason,” prior to vesting of the Boeing restricted stock units, Aviall will, on the 30th day following such termination, issue to the executive officer all shares of Boeing common stock covered by the restricted stock units.

Stock Appreciation Rights. Immediately prior to the effective time of the merger, all stock appreciation rights held by our executive officers will be cancelled. In substitution for such cancelled stock appreciation rights, each executive officer will receive a number of Boeing stock appreciation rights, payable in the common stock of Boeing, equal to the product of the number of cancelled Aviall stock appreciation rights and the quotient obtained by dividing $48.00 by the closing price of a share of Boeing common stock listed on the New York Stock Exchange for the last trading day that precedes the effective time of the merger. The base price for the Boeing stock appreciation rights will be determined by dividing the per stock appreciation right base price applicable to the cancelled Aviall stock appreciation rights by the quotient obtained by dividing $48.00 by the closing price of a share of Boeing common stock listed on the New York Stock Exchange for the last trading day that precedes the effective time of the merger. The Boeing stock appreciation rights will be subject to the same vesting schedule as the cancelled Aviall stock appreciation rights. The Boeing stock appreciation rights will accelerate and become exercisable in full upon the applicable executive officer’s death, if such death occurs while the applicable executive is employed by Aviall, Boeing, or one of their subsidiaries, the applicable executive officer’s permanent and total disability, if the executive officer becomes totally disabled while an employee of Aviall, Boeing, or one of their subsidiaries, or in the event of the executive officer’s voluntary retirement under a retirement plan of Aviall, Boeing, or one of their subsidiaries at or after the earliest retirement age provided for in such retirement plan or retirement at any earlier age with the consent of Aviall’s board of directors.

Accelerated Taxes Resulting from Cancelled Stock Appreciation Rights. Should the executive officers incur taxes as a result of the waiver of the vesting of their cancelled Aviall stock appreciation rights, each executive officer’s amended and restated severance agreement provides for a payment to him or her to compensate him or her (on an “after-tax” basis) for the cost of paying such taxes prior to the exercise date of the substituted Boeing stock appreciation rights. In addition, each amended and restated severance agreement provides for a payment to reimburse the executive officer (on an “after-tax” basis) if the accelerated taxes due as a result of the waiver of the vesting of his or her cancelled stock appreciation rights exceed the taxes that would have been due if the substituted Boeing stock appreciation rights had been exercised immediately following the vesting thereof and no accelerated tax had been due as a result of the waiver.

Stock Options. In accordance with the merger agreement, immediately prior to the effective time of the merger, all then-outstanding stock options to purchase our common stock, including those held by our executive officers, will be cancelled. In consideration for such cancellation, each executive officer will receive a cash payment from Boeing or Aviall equal to the product of the total number of shares that were subject to such stock option immediately prior to the effective time of the merger, and the excess of the $48.00 per share merger consideration over the exercise price per share subject to such option, such cash payment to be reduced by any required deductions and applicable withholdings.

Common Stock. At the effective time of the merger, each share of Aviall common stock, including, but not limited to shares of restricted stock, held by each executive officer immediately prior to the effective time of the merger will be automatically converted into the right to receive $48.00 in cash without interest and less applicable withholding tax, in accordance with the terms of the merger agreement. See the tables on pages 56 and

57 for further information regarding the number of shares of common stock and restricted stock held by the executive officers as of June 12, 2006 and the value of the shares at $48.00 per share.

Benefit Restoration Payments. Each amended and restated severance agreement provides that payments owing to each executive officer under the Benefit Restoration Plan upon the effective time of the merger will be paid in accordance with the terms of the Benefit Restoration Plan. The amount to be received will give effect to an amendment to the Retirement Plan which is not scheduled to take effect until the Internal Revenue Service approves the amendment. Although the amendment was submitted to the Internal Revenue Service on May 8, 2006, approval has not yet been obtained and it is anticipated that such approval will not be obtained for a number of months (if at all). If the amendment is not approved by the Internal Revenue Service, Aviall will make an additional payment to each executive officer (together with interest) in an amount equal to the amount that originally would have been paid had the amendment not been taken into account, less the amounts previously paid from the Benefit Restoration Plan. For a more complete description of the Benefit Restoration Plan, see “—Other Compensation and Benefit Arrangements” beginning on page 52.

Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code of 1986, as amended, imposes an additional income tax on certain payments that are made within six months following separation from service of certain specified employees (as defined in Section 409A and the regulations and guidance issued thereunder). The amended and restated severance agreements provide that, to the extent any payment to which an executive officer becomes entitled under the agreements in connection with his or her termination of employment constitute deferred compensation subject to Section 409A and the executive officer is deemed at the time of such termination of employment to be a “specified employee” (as defined in Section 409A and the regulations and guidance issued thereunder), then such payments will be delayed. During any period of delay, the affected executive officer would be entitled to interest at a per annum rate equal to the highest rate of interest applicable to six month money market accounts offered by the following institutions: Citibank N.A., Wells Fargo Bank, N.A. or Bank of America, on the date of such termination of employment.

Tax Gross-Up. In the event that it is determined that any payment or distribution by Boeing or Aviall or any of their affiliates to or for the benefit of an executive officer, whether pursuant to the terms of the amended and restated severance agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the applicable executive officer will be entitled to receive an additional payment such that after payment of all taxes on the additional payment (including any excise taxes imposed on the additional payment) such executive officer retains an amount of the additional payment equal to the excise taxes imposed on the amount the executive officer received prior to the additional payment.

Payment of Legal Fees and Expenses. In the event an executive officer retains an attorney or attorneys to advise and represent him or her in connection any interpretation, enforcement or defense of his or her rights under his or her amended and restated severance agreement, Aviall will pay and be solely financially responsible for any and all attorneys’ and related fees and expenses incurred by such executive officer, so long as the executive officer has not acted in bad faith or with no colorable claim of success.

Non-Competition and Non-Solicitation. Each of our executive officers, other than Mr. Fulchino, have executed a Non-Competition Agreement which provides that for a period beginning at the effective time of the merger and continuing for two years following termination of employment for any reason, each such executive officer will be subject to a restrictive covenant that generally prohibits him or her from engaging in any business that competes with the distribution, marketing and sale of new or used aviation parts, components or supplies from original equipment manufacturers and selling or reselling them to government/military, general aviation/corporate and commercial airline customers (other than retail business with general aviation/corporate customers), including the following aviation and marine related value-added services provided to customers and suppliers: repair, supply-chain management, or information-gathering and delivery services, throughout the United States, on the Internet or in those foreign countries in which Aviall operates prior to the merger. In addition, during that same period of time, the Non-Competition Agreement subjects each of our executive officers to a restrictive covenant that prohibits their solicitation for employment of any employee or any person who had during the prior 3 month period been an employee of Boeing, Aviall or its subsidiaries or solicitation of any of Aviall’s customers or contacts for any reason relating to Aviall’s business.

Summary of Changes. The amended and restated severance agreements entitle the executive officers to receive the same severance benefits upon termination except for “cause” or voluntary termination for “good reason” that would have been received under the existing severance agreements, except as follows:

•	the executive officers are expressly eligible to receive annual incentive bonuses based on performance metrics tied to Aviall’s business plans;

•	the period during which severance payments are payable to these executive officers has been extended from two years to three years;

•	Aviall and Boeing agree to continue the Benefit Restoration Plan and the Supplemental Executive Retirement Income Plan until the executive officers are eligible for retirement or fully vested (or to provide equivalent benefit opportunities) and, if they fail to do so, the executive officers can voluntarily resign for “good reason;”

•	there is a grant of Boeing restricted stock units having a value equal to two times the executive officers’ 2006 annual base salary, and Boeing stock appreciation rights are granted in substitution for Aviall stock appreciation rights cancelled in the merger;

•	a tax gross up benefit is provided for any taxes incurred in connection with the cancellation of the Aviall stock appreciation rights; and

•	the executive officers must agree to certain non-competition, non-solicitation and confidentiality provisions.

Other Compensation and Benefit Arrangements

Retirement Plan. Aviall covers all employees who earn one year of eligibility service and attain the age of 21, including each of the executive officers (10 persons), under the Aviall, Inc. Retirement Plan. This Retirement Plan provides certain additional benefits and protections to participants (including each of the executive officers) upon consummation of the merger, including the following:

•	each participant will be treated as fully vested in his or her accrued benefit under the Retirement Plan;

•	participants who have attained age 45 or who have ten years of service are entitled to subsidized early retirement and enhanced pre-retirement death benefits if they terminate employment upon or after attaining age 55;

•	“basic compensation” for plan benefit purposes includes any severance payable under change in control severance agreements, including the amended and restated employment agreement entered into by Mr. Fulchino and the amended and restated severance agreements entered into by the other executive officers, if employment is terminated on or within one year following the effective time of the merger; and

•	during the two-year period beginning at the time of the merger, the Retirement Plan cannot be terminated or amended in a manner that is adverse to plan participants without their consent.

Upon consummation of the merger, all participants, including the executive officers, will be fully vested for purposes of eligibility for benefits under the Retirement Plan. All of the executive officers are fully vested in the Retirement Plan, other than Mr. Cohen, who will not become vested before consummation of the merger.

Termination of employment after consummation of the merger due to death, disability, involuntary termination with “cause” or voluntary termination without “good reason” will also not result in additional benefits under the Retirement Plan due to the merger, unless the executive has attained age 45 or has ten years of service and terminates employment on or after attaining age 55, in which case he or she shall be eligible for subsidized early retirement or enhanced pre-retirement death benefits as described above.

Benefit Restoration Plan. Aviall also maintains a non-qualified, unfunded benefit plan, called the Aviall, Inc. Benefit Restoration Plan, which currently covers participants in the Retirement Plan, including the executive officers (10 persons), whose annual compensation under the Retirement Plan in any year exceeded the annual compensation limit prescribed under the Internal Revenue Code for that year (for 2006, such limit is $220,000), whose annual retirement benefit under the Retirement Plan currently exceeds $175,000, or who has received a bonus award of restricted stock under the Aviall, Inc. Bonus Plan. A participant in the Benefit Restoration Plan who is vested in his or her benefits under the Retirement Plan is entitled to a benefit equal to the difference between the amount of benefits that the participant would be entitled to under the Retirement Plan if no statutory reductions applied to such benefits and if “basic compensation” under the Retirement Plan included, if applicable, the award value of any restricted stock rights awarded to the participant under the Aviall, Inc. Bonus Plan at the time the restrictions lapse; and the amount of benefits the participant is entitled to under the Retirement Plan and the Ryder System, Inc. Retirement Plan. Benefits under the Benefit Restoration Plan are paid in the same manner, as of the same date and subject to the same conditions as the benefits payable under the Retirement Plan.

Upon consummation of the merger, all participants, including the executive officers, will be fully vested for purposes of eligibility for benefits under the Benefit Restoration Plan. All of the executive officers are fully vested in the plan, except Mr. Cohen, who will not become vested before consummation of the merger. In addition, upon consummation of the merger pursuant to the terms of the Benefit Restoration Plan, the lump sum value of the benefits owing under the Benefit Restoration Plan will be paid immediately to each participant as if the participant had terminated employment as of the effective time of the merger (along with the amounts necessary to cover all federal income taxes owing on the benefits and these amounts). In addition, in the event a participant terminates employment with Aviall within two years following the merger, the participant will be entitled to an additional immediate lump sum payment equal to the lump sum value of the benefit owing in the plan as of the participant’s actual date of employment termination, reduced by the amount previously paid (plus the additional payment to cover all U.S. federal income taxes owing on the additional payment and these amounts). For a period of two years following the merger, the Benefit Restoration Plan may not be terminated, the provisions regarding the entitlements upon a change of control may not be amended, and the plan may not otherwise be amended in any manner that would adversely affect a participant’s existing or future benefit under the plan without the participant’s written consent. See the table on page 58 for information regarding the lump sum cash payment to be made upon the effective time of the merger.

Supplemental Executive Retirement Income Plan. Aviall also maintains another non-qualified, unfunded pension benefit plan, the Aviall, Inc. Supplemental Executive Retirement Income Plan, for Mr. Fulchino and key officers of Aviall designated by its board of directors, consisting currently of each of our executive officers (10 persons). Monthly benefits payable under the Supplemental Executive Retirement Income Plan are equal to 2%, or 3% in the case of Mr. Fulchino, of the participant’s greatest average monthly rate of compensation for three successive calendar years, out of the six previously completed calendar years, that give the highest average monthly rate of compensation, multiplied by the participant’s number of years of Credited Service (as defined in the Supplemental Executive Retirement Income Plan), not to exceed 25 years, or in the case of Mr. Fulchino, 16 2/3 years, less the sum of the participant’s monthly benefits under the Retirement Plan, the Benefit Restoration Plan, the Ryder System, Inc. Retirement Plan and Social Security. Mr. Fulchino’s years of Credited Service is equal to two times his actual number of years of service with Aviall, but in no event will it exceed 16 2/3 years.

Upon the consummation of the merger, certain participants, including our executive officers, who, within three years of the effective time of the merger, are involuntarily terminated other than for “cause” (as defined in the Supplemental Executive Retirement Income Plan) or voluntarily terminate employment because his or her annual compensation is not substantially similar to the annual compensation he or she received for the fiscal year ending immediately prior to the merger will be fully vested in their benefits, receive two additional years of Credited Service, or in the case of Mr. Fulchino, four additional years of Credited Service and have two years added to their age and two additional years added to continuous service, or in the case of Mr. Fulchino, four additional years added to continuous service, for certain early retirement purposes. In addition, upon consummation of the merger pursuant to the terms of the plan, Aviall must establish a trust or other funding arrangement that is subject to the claims of Aviall’s general creditors for the purpose of funding the benefits payable under the Supplemental Executive Retirement Income Plan, and Aviall also must contribute to the trust the amount necessary to fund 100% of the then present value of the benefits payable under the Supplemental Executive Retirement Income Plan to the participants when they reach age 65. For a period of two years following the merger, the Supplemental Executive Retirement Income Plan may not be terminated, the provisions regarding the entitlements upon a change of control may not be amended, and the plan may not otherwise be amended in any manner that would adversely affect a participant’s existing or future benefit under the plan without the participant’s written consent.

On March 23, 2006, prior to the execution of the merger agreement and unrelated thereto, the Aviall board of directors adopted a trust to fund benefits under the Supplemental Executive Retirement Income Plan and the Benefit Restoration Plan and authorized the execution of a trust agreement substantially in the form presented to the board of directors. Among the provisions of the form trust agreement authorized by the board of directors was a requirement to fund the trust to a specified level as soon as possible following a potential change of control (as defined in the authorized form of trust agreement), but not later than 30 days following the potential change of control, and a requirement to fund the trust further as soon as possible but not later than 30 days following the effective time of the merger. In exchange for Boeing’s promise to provide a written guarantee of payment of the benefits owing under the Supplemental Executive Retirement Income Plan and the Benefit Restoration Plan, Mr. Fulchino and each of our other executive officers has waived any provisions under the Supplemental Executive Retirement Plan, and under the trust adopted by the Aviall board of directors on March 23, 2006, that provide for Aviall to fund as of the effective time of the merger (or similar transaction) the then present value of the benefits payable under the Benefit Restoration Plan and the Supplemental Executive Retirement Income Plan to the participants. Similar waivers must be obtained from the other participants in these plans before Boeing is required to execute this guarantee.

Summary of Retirement Benefits. The following table sets forth, for each of the executive officers of Aviall, the annual retirement benefits payable at age 65 under the Retirement Plan, the Supplemental Executive Retirement Income Plan and the Benefit Restoration Plan to each such executive officer if each such executive officer terminated employment immediately prior to consummation of the merger and the annual retirement benefits payable under the three plans to each such executive officer if each such executive officer terminated employment immediately following consummation of the merger. For purposes of calculating benefits, the following table assumes that the merger will be consummated on September 1, 2006.

Name	Annual Retirement Benefit Prior to Merger (1)	Annual Retirement Benefit Following Consummation of the Merger (2)
Paul E. Fulchino	$414,800	$414,800
Colin M. Cohen	—	$55,500
Jacqueline K. Collier	$119,800	$119,786
Charles M. Kienzle	$134,100	$152,800
Louis F. Koch	$20,100	$29,958
Dan P. Komnenovich	$263,600	$263,600
Joseph Y. Lacik, Jr.	$32,100	$51,600
Bruce Langsen	$81,200	$98,600
Jeffrey J. Murphy	$127,100	$148,868
James T. Quinn	$77,200	$77,300

(1)	The benefit in this column is based on salary and related information used for purposes of calculating accrued benefits under the current terms of the three plans, assuming a normal retirement expressed as an annual retirement benefit payment for the life of the participant.
(2)

The benefit in this column is based on the initial base salaries set forth in the chart on page 58 of this proxy statement. In addition, the “annual incentive payment” for Mr. Fulchino is based on 100% of his annual base salary, which is the minimum provided for in his amended and restated employment agreement, and for each of the other executive officers is based on 80% of his or her annual base salary, which is the percentage that historically has been paid for achievement of the target goals of the business plan. The benefit also assumes that the executive officer’s employment is terminated after the merger either involuntarily without “cause” or voluntarily under terms that would constitute “good reason,” as such terms are defined in accordance with the provisions of these three plans. Actual date of termination may result in material increases in these amounts as a result of various factors, including increases in annual compensation and bonus amounts.

Compensation of Non-Employee Directors

Common Stock. Each non-employee director holding common stock will receive, as soon as reasonably practicable at or after the effective time of the merger, a cash payment equal to the product of the total number of shares held by such non-employee director immediately prior to the effective time of the merger and the $48.00 per share merger consideration, such cash payment to be reduced by any required withholding of taxes. In addition, pursuant to the terms of the Aviall, Inc. 1998 Directors Stock Plan, restricted stock granted to non-employee directors of Aviall vested upon filing of the Form 8-K announcing the signing of the merger agreement.

Stock Options. In accordance with the merger agreement, immediately prior to the effective time of the merger, all then-outstanding stock options to purchase our common stock, including those held by members of our board of directors, will be cancelled. In consideration for such cancellation, each non-employee director will receive a cash payment from Boeing or Aviall equal to the product of the total number of shares that were subject to such stock option immediately prior to the effective time of the merger, and the excess of the $48.00 per share merger consideration over the exercise price per share subject to such option, such cash payment to be reduced by any required deductions and withholding of taxes.

Warrants. Additionally, Carlyle High Yield Partners, L.P., which has representatives serving as members of our board of directors, holds warrants to purchase 262,500 shares of Aviall common stock that will be either fully-exercised or cancelled immediately prior to the effective time of the merger. As a result, Carlyle High Yield Partners, L.P., will receive, upon completion of the merger, a cash payment from Boeing or Aviall equal to $12,597,375, resulting from the product of the total number of shares of Aviall common stock issuable upon exercise of such warrants and the excess of the $48.00 per share merger consideration over the $0.01 exercise price per share in effect for such warrants.

Compensation Summary

The following tables summarize the amounts to be paid to our executive officers and directors attributable to stock options, common stock, restricted stock and warrants held by them as a result of the consummation of the merger under the terms of the merger agreement, the amended and restated employment agreement entered into by Mr. Fulchino, the amended and restated severance agreements entered into by the other executive officers or the equity benefit plans maintained by Aviall.

Options. The following table sets forth, for each of the directors of Aviall, and for each of the executive officers of Aviall, the number of options held as of June 12, 2006 and the dollar value of the options assuming for hypothetical purposes, that each director and executive officer exercises all in-the-money options and receives $48.00 per share. As of June 12, 2006, our executive officers and non-employee directors did not have any unvested options.

Name	Total Number of Options	Aggregate Amount of Cash Payable at Closing in Exchange for Cancelled Options (1)
Directors:

Peter J. Clare	18,000	$450,735
Chris A. Davis	5,000	$78,750
Alberto F. Fernandez	18,000	$450,735
Allan M. Holt	18,000	$450,735
Donald R. Muzyka	10,000	$177,450
Richard J. Schnieders	27,000	$792,476
Jonathan M. Schofield	24,000	$663,570
Arthur E. Wegner	10,000	$177,450
Bruce N. Whitman	27,000	$792,476

Executive Officers:

Paul E. Fulchino	472,029	$17,033,033
Colin M. Cohen	87,100	$3,054,820
Jacqueline K. Collier	121,270	$4,347,441
Charles M. Kienzle	60,300	$1,983,700
Louis F. Koch	62,200	$2,318,047
Dan P. Komnenovich	93,600	$2,802,544
Joseph Y. Lacik, Jr.	40,071	$1,210,088
Bruce Langsen	137,644	$4,531,391
Jeffrey J. Murphy	218,100	$7,963,184
James T. Quinn	117,235	$4,053,794

(1)	Amounts shown do not reflect any required deductions or withholdings of taxes.

Common Stock. The following table sets forth, for each of the directors of Aviall and for each of the executive officers of Aviall, the number of shares of common stock held as of June 12, 2006 and the aggregate amount of cash payable at closing in exchange for such shares of Aviall common stock.

Name	Total Number of Shares of Common Stock	Aggregate Amount of Cash Payable at Closing in Exchange for Common Stock (1)
Directors:

Peter J. Clare	4,408	$211,584
Chris A. Davis	1,395	$66,960
Alberto F. Fernandez	6,940	$333,120
Allan M. Holt	4,408	$211,584
Donald R. Muzyka	19,651	$943,248
Richard J. Schnieders	26,772	$1,285,056
Jonathan M. Schofield	19,249	$923,952
Arthur E. Wegner	11,965	$574,320
Bruce N. Whitman	62,563	$3,003,024

Executive Officers:

Paul E. Fulchino	200,524	$9,625,152
Colin M. Cohen	6,048	$290,304	(2)
Jacqueline K. Collier	18,900	$907,200
Charles M. Kienzle	42,008	$2,016,384	(3)
Louis F. Koch	5,916	$283,968
Dan P. Komnenovich	37,687	$1,808,976
Joseph Y. Lacik, Jr.	5,360	$257,280
Bruce Langsen	60,139	$2,886,672
Jeffrey J. Murphy	37,611	$1,805,328	(4)
James T. Quinn	28,353	$1,360,944	(5)

(1)	Amounts shown do not reflect any required deductions or withholdings of taxes.
(2)	Includes 750 shares of common stock held by Mr. Cohen as custodian for his daughter under the Uniform Gift to Minors Act.
(3)	Includes 160 shares of common stock held by Mr. Kienzle’s son.
(4)	Includes 10,782 shares of common stock held for the account of Mr. Murphy under Aviall’s 401(k) plan.
(5)	Includes 651 shares of common stock held for the account of Mr. Quinn under Aviall’s 401(k) plan.

Restricted Stock. The following table sets forth for each of the executive officers of Aviall, the number of restricted shares of common stock held as of June 12, 2006 and their dollar value at $48.00 per share. Under the terms of the Aviall, Inc. 1998 Directors Stock Plan, all shares of restricted stock held by non-employee directors accelerated upon the filing of the Form 8-K announcing the signing of the merger agreement. At the time, each non-employee director held 1,395 shares of restricted stock with a value of $66,960 at a price of $48.00 per share.

Name	Number of Restricted Shares	Aggregate Amount of Cash Payable at Closing in Exchange for Restricted Shares (1)
Executive Officers:

Paul E. Fulchino	22,500	$1,080,000
Colin M. Cohen	11,081	$531,888
Jacqueline K. Collier	7,180	$344,640
Charles M. Kienzle	8,737	$419,376
Louis F. Koch	3,360	$161,280
Dan P. Komnenovich	14,534	$697,632
Joseph Y. Lacik, Jr.	7,293	$350,064
Bruce Langsen	8,396	$403,008
Jeffrey J. Murphy	8,750	$420,000
James T. Quinn	9,013	$432,624

(1)	Amounts in this column assume that each share of restricted stock will be cancelled in exchange for the $48.00 per share merger consideration. Amounts shown do not reflect any required deductions or withholdings of taxes.

Other Compensation. The following table summarizes certain of the payments and benefits described above for each of our executive officers, including:

•	the expected annual base salary each executive officer initially will receive from Aviall after the effective time of the merger;

•	the aggregate target bonus each executive officer is eligible to receive for Aviall’s fiscal years 2006, 2007 and 2008;

•	the aggregate amount of cash payable at closing in exchange for cancelled Aviall stock options;

•	the aggregate amount of cash payable at closing in exchange for shares of Aviall common stock;

•	the aggregate dollar value of Boeing restricted stock units granted at closing;

•	the lump sum cash amount payable to each executive from the Benefit Restoration Plan (along with the estimated amounts necessary to cover all federal income taxes owing on the benefits and these amounts) immediately upon the effective time of the merger; and

•	the dollar value of Boeing stock appreciation rights granted after closing.

Name of Executive Officer	Initial Annual Base Salary	Aggregate Target Bonuses for Aviall’s Fiscal Years 2006, 2007 & 2008		Aggregate Amount of Cash Payable at Closing in Exchange for Cancelled Options (3)	Aggregate Amount of Cash Payable at Closing in Exchange for Shares of Common Stock (4)		Dollar Value of Boeing Restricted Stock Units Granted at Closing (5)	Lump Sum Cash Amount Payable from the Benefit Restoration Plan Upon the Effective Time of the Merger (6) (7)	Dollar Value of Boeing Stock Appreciation Rights Granted After Closing (8)
Paul E. Fulchino	$650,000	$1,950,000	(1)	$17,033,033	$10,705,152		—	—	$4,515,300
Colin M. Cohen	$286,229	$686,950	(2)	$3,054,820	$822,192	(9)	$572,458	$181,000	$252,234
Jacqueline K. Collier	$191,800	$460,320	(2)	$4,347,441	$1,251,840		$383,600	—	$252,234
Charles M. Kienzle	$211,197	$506,873	(2)	$1,983,700	$2,435,760	(10)	$422,394	—	$278,703
Louis F. Koch	$150,000	$360,000	(2)	$2,318,047	$445,248		$300,000	$18,100	$252,234
Dan P. Komnenovich	$350,926	$842,222	(2)	$2,802,544	$2,506,608		$701,852	—	$635,256
Joseph Y. Lacik, Jr.	$194,429	$466,630	(2)	$1,210,088	$607,344		$388,858	$63,300	$278,703
Bruce Langsen	$236,085	$566,604	(2)	$4,531,391	$3,289,680		$472,170	$42,600	$370,566
Jeffrey J. Murphy	$218,210	$523,704	(2)	$7,963,184	$2,225,328	(11)	$436,420	—	$252,234
James T. Quinn	$218,076	$523,382	(2)	$4,053,794	$1,793,568	(12)	$436,152	—	$278,703

(1)	The amended and restated employment agreement entered into by Mr. Fulchino provides that his bonus is based on annual incentive opportunities of not less than 100% of his current annual base salary. The table assumes that Mr. Fulchino’s annual base salary for these three years equals his initial base salary. The table only shows the minimum bonus opportunity, in the aggregate, for these years and does not reflect any required deductions or withholding of taxes. Pursuant to the terms of Mr. Fulchino’s amended and restated employment agreement, additional bonus amounts are payable for each year up to and including December 31, 2009.
(2)	The board of directors has established a target bonus award opportunity for each executive officer equal to 80% of his or her annual base salary. The table assumes that each executive officer’s target bonus opportunity for 2006, 2007 and 2008 will equal 80% of his or her current annual base salary, which is consistent with Aviall’s bonus plans and target bonus opportunities for prior years, but assumes no increase in the initial base salary set forth in the table. The table also only shows the target bonus opportunity, in the aggregate, for these years and does not reflect any required deductions or withholdings of taxes.
(3)	The table assumes, in accordance with the merger agreement, that each stock option will be cancelled in exchange for the excess of the $48.00 per share merger consideration over the per share exercise price for such option. These amounts do not reflect any required deductions or withholdings of taxes.
(4)	Amounts in this column assume that each share of common stock, including shares of restricted stock, will be exchanged and/or cancelled for the $48.00 per share merger consideration, in accordance with the merger agreement. Amounts shown do not reflect any required deductions or withholdings of taxes.
(5)	Amounts in this column assume that each executive officer (other than Mr. Fulchino) will be issued a number of Boeing restricted stock units equal in value to two times such executive officer’s 2006 annual base salary. Amounts shown do not reflect any required deductions or withholdings of taxes.
(6)	Amounts in this column give effect to an amendment to the Retirement Plan, which provides for the transfer to the Retirement Plan of certain benefit obligations otherwise payable pursuant to the terms of the Benefit Restoration Plan to the Retirement Plan. The effectiveness of this amendment to the Retirement Plan is conditioned upon the receipt of a favorable letter ruling from the Internal Revenue Service, which has not been received as of the date of this proxy statement. Aviall submitted an application for a determination letter to the Internal Revenue Service on May 8, 2006. If such favorable letter ruling is not received for any reason, the executive officers will be entitled to an additional lump sum payment (plus interest) equal to the additional benefits payable from the Benefit Restoration Plan without giving effect to the amendment, less any amounts actually paid since the effective time of the merger.
(7)	Amounts in this column include associated tax payments.
(8)	The table assumes, in accordance with the merger agreement, that all stock appreciation rights held by our executive officers will be cancelled, and in substitution for such cancelled stock appreciation rights, each executive officer will receive Boeing stock appreciation rights after the effective time of the merger with an aggregate in-the-money value equal to the excess of the $48.00 per share merger consideration over the $32.43 base price applicable to such Aviall stock appreciation rights. Amounts shown do not reflect any required deductions or withholdings of taxes.

(9)	Includes 750 shares of common stock held by Mr. Cohen as custodian for his daughter under the Uniform Gift to Minors Act.
(10)	Includes 160 shares of common stock held by Mr. Kienzle’s son.
(11)	Includes 10,782 shares of common stock held for the account of Mr. Murphy under Aviall’s 401(k) plan.
(12)	Includes 651 shares of common stock held for the account of Mr. Quinn under Aviall’s 401(k) plan.

Indemnification and Insurance

Boeing will assume, and will cause the surviving corporation of the merger to fulfill, our obligations pursuant to the indemnification provisions under our certificate of incorporation or amended and restated by-laws as in effect on the date of the merger agreement. The certificate of incorporation and by-laws of the surviving corporation will contain provisions with respect to indemnification that are at least as favorable to as those contained in our certificate of incorporation and amended and restated by-laws as in effect on the date of the merger agreement. Such provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights of the indemnified parties, unless such modification is required by applicable law.

For six years after the effective time of the merger, Boeing will cause to be maintained directors’ and officers’ liability insurance in respect of acts or omissions occurring prior to the effective time of the merger covering each individual who at the date of the merger agreement was an indemnified party covered by our directors’ and officer’s liability insurance, on terms with respect to coverage and amounts no less favorable than those of such policy in effect on the date of the merger agreement. This obligation to provide insurance coverage is not subject to a cap of annual premiums for insurance coverage. Boeing will have the right to cause coverage to be extended under our directors’ and officers’ liability insurance by obtaining a six year “tail” policy on terms and conditions no less advantageous than our existing directors’ and officers’ liability insurance. In lieu of the foregoing, prepaid policies may be obtained prior to the effective time of the merger, which policies will provide for terms and conditions no less advantageous than our existing directors’ and officer’s liability insurance with the prior written consent of Boeing, which will not be unreasonably withheld. If such prepaid policies have been obtained prior to the effective time of the merger, Boeing will, and will cause the surviving corporation to, maintain such policies in full force and effect, and continue to honor such obligations.

Form of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Boeing-Avenger, Inc., a wholly owned subsidiary of Boeing and a party to the merger agreement, will merge with and into us. We will survive the merger as a wholly owned subsidiary of Boeing.

Merger Consideration

At the effective time of the merger, each outstanding share of our common stock, other than treasury shares, shares held by Boeing or any direct or indirect wholly owned subsidiary of Boeing or us, and shares held by stockholders who perfect their appraisal rights, will be converted into the right to receive $48.00 in cash, without interest and less applicable withholding tax. Treasury shares and shares held by Boeing or any direct or indirect wholly owned subsidiary of Boeing or us will be cancelled immediately prior to the effective time of the merger. As of the effective time of the merger, all shares of our common stock will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder of a certificate representing any shares of our common stock will cease to have any rights as a stockholder, except the right to receive $48.00 per share in cash, without interest and less applicable withholding tax (other than stockholders who have perfected their appraisal rights). The price of $48.00 per share was determined through arm’s-length negotiations between Boeing and us.

Effect on Awards Outstanding Under Aviall’s Stock Plans

Aviall Stock Options. Prior to the effective time of the merger, we will take all action necessary to cause each then-outstanding Aviall stock option to be cancelled immediately prior to the effective time of the merger. In consideration for such cancellation, each holder of our options will receive, as soon as reasonably practicable at or after the effective time of the merger, a cash payment from Boeing or Aviall equal to the product of the total number of vested shares that were subject to such option immediately prior to the effective time of the merger, and the excess of the $48.00 per share merger consideration over the per share exercise price subject to such option, such cash payment to be reduced by any required deductions and withholding of taxes.

Aviall Restricted Stock. At the effective time of the merger, all of our then-unvested restricted stock will vest, and except for those who properly exercise appraisal rights, each holder of our restricted stock will receive, as soon as reasonably practicable after the effective time of the merger, a cash payment from Boeing or Aviall equal to the product of the total number of shares that were subject to such restrictions immediately prior to the effective time of the merger and the $48.00 per share merger consideration, such cash payment to be reduced by any required deductions and withholding of taxes.

Aviall Stock Appreciation Rights. At the effective time of the merger, except as otherwise provided in the amended and restated severance agreements and the non-competition agreements, which are described in the section entitled “The Merger—Interests of Aviall’s Executive Officers and Directors in the Merger” beginning on page 42, all of our then-unvested stock appreciation rights will vest in accordance with their terms. Each holder of our stock appreciation rights will receive, as soon as reasonably practicable at or after the effective time of the merger, a cash payment equal to the product of the total number of vested Aviall stock appreciation rights, and the excess of the $48.00 per share merger consideration over the per share grant price of such Aviall stock appreciation rights, such cash payment to be reduced by any required deductions and withholding of taxes.

Effective Time of the Merger

The merger will become effective upon the later of the time of filing of a certificate of merger with the Secretary of State of the State of Delaware or such later time as may be specified in the certificate of merger with the prior written consent of Boeing. The closing of the merger will take place on a date designated by Boeing but that will be no later than five business days after the satisfaction or waiver of each of the conditions to the closing of the merger set forth in the merger agreement and as described in this proxy statement, or on such other date as Boeing, merger sub and Aviall may agree. We currently anticipate the merger to be completed by the end of the third quarter of 2006.

Delisting and Deregistration of Aviall Common Stock

If the merger is completed, our common stock will be delisted from and will no longer be traded on the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended. Following the completion of the merger Aviall will no longer be a public company.

Material United States Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the merger to stockholders of Aviall whose shares of Aviall common stock are converted into the right to receive cash in the merger. The following summary is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions and administrative rulings, all of which are subject to change, possibly with retroactive effect. The summary does not address all of the U.S. federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who are subject to special rules, including: non-U.S. persons, U.S. expatriates, insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, mutual funds, cooperatives, pass-through entities and investors in such entities, stockholders who have a functional currency other than the U.S. Dollar, stockholders who hold their shares of Aviall common stock as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other risk-reduction transaction or who are subject to alternative minimum tax or stockholders who acquired their shares of Aviall common stock upon the exercise of employee stock options or otherwise as compensation. Further, this discussion does not address any U.S. federal estate and gift or alternative minimum tax consequences or any state, local or foreign tax consequences relating to the merger.

The Merger. The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. For U.S. federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the merger and the stockholder’s adjusted tax basis in the shares of Aviall common stock converted into cash in the merger. For U.S. federal income tax purposes, if shares of Aviall common stock are held by a stockholder as capital assets, gain or loss recognized by such stockholder will be capital gain or loss, which will be long-term capital gain or loss if the stockholder’s holding period for the shares of Aviall common stock exceeds one year at the time of the merger. Capital gains recognized by an individual upon a disposition of a share of Aviall that has been held for more than one year generally will be subject to a maximum U.S. federal income tax rate of 15% or, in the case of a share that has been held for one year or less, will be subject to U.S. federal income tax at ordinary income tax rates. In addition, for U.S. federal income tax purposes, there are limits on the deductibility of capital losses. The amount and character of gain or loss must be determined separately for each block of Aviall common stock converted into cash in the merger.

Backup Withholding. A stockholder (other than certain exempt stockholders, including, among others, all corporations and certain foreign individuals) whose shares of Aviall common stock are converted into cash in the merger may be subject to backup withholding at the then applicable rate (under current law, the backup withholding rate is 28%) unless the stockholder provides the stockholder’s taxpayer identification number, or TIN, and certifies under penalties of perjury that such TIN is correct (or properly certifies that it is awaiting a TIN) and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder that does not furnish a required TIN or that does not otherwise establish a basis for an exemption from backup withholding may be subject to a penalty imposed by the Internal Revenue Service, or the IRS. Each stockholder should complete and sign the Substitute Form W-9 included as part of the letter of transmittal that will be sent to stockholders promptly following closing of the merger so as to provide the information and certification necessary to avoid backup withholding. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder by filing a U.S. federal income tax return.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE DATE HEREOF. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE

PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

Regulatory Matters

The completion of the merger is subject to expiration or termination of the applicable waiting periods under the HSR Act and the rules thereunder. Under the HSR Act, the merger may not be completed unless certain information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and applicable waiting periods expire or are terminated. Boeing and Aviall each filed a notification and report form pursuant to the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission. The waiting period under the HSR Act expired on June 16, 2006 without a request for additional information having been made. At any time before or after the completion of the merger, the Federal Trade Commission or the Department of Justice could take action under the antitrust laws as it deems necessary or desirable in the public interest. Such actions may include seeking to challenge the merger, seeking divestitures or licenses as a condition to allowing the merger to proceed, or restricting the operation of the combined company as a condition clearing the merger. Any challenges, limitations or restrictions imposed by government agencies could prevent the merger or diminish the benefits of the merger to Boeing, Aviall and their stockholders. In addition, state antitrust authorities or private persons or entities could take certain actions, including seeking to enjoin the merger under the antitrust laws at any time prior to the completion of the merger or seeking to compel rescission or divestiture after completion of the merger. Boeing and Aviall believe the consummation of the merger will not violate antitrust laws. There can be no assurance, however, that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be.

In addition, we are required to make filings in several foreign jurisdictions with competition authorities with respect to the merger, and in certain circumstances, receive their approval prior to consummation of the merger. In the European Union, we have applied for a referral of the transaction to the European Commission and, if such referral is successful, the Commission will have sole jurisdiction over the transaction to the extent relating to the member states of the European Union. However, there can be no assurance that such referral will be successful or whether multiple notifications in various member states will become necessary. In addition, we have made a filing in Brazil and expect to make filings in China and the Ukraine in accordance with the antitrust laws of these jurisdictions, and we will pursue any required approval of the merger in these and any other jurisdictions, to the extent that such approval is required to consummate the merger. Finally, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge were made, that it would not be successful.

APPRAISAL RIGHTS FOR AVIALL STOCKHOLDERS

Under Delaware law, you have the right to dissent from the merger and to receive payment in cash for the fair value of your Aviall common stock, as determined by the Court of Chancery of the State of Delaware. Aviall stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights. Aviall will require strict compliance with the statutory procedures. A copy of Section 262 is attached to this proxy statement as Annex C.

The following is a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect the stockholder’s appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that Aviall stockholders exercise their right to seek appraisal under Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

Section 262 requires that stockholders be notified not less than 20 days before the special meeting to vote on the merger that dissenters’ appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes Aviall’s notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•	You must deliver to Aviall a written demand for appraisal of your shares before the vote is taken on the merger agreement at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the merger. Voting against or failing to vote for the merger itself does not constitute a demand for appraisal under Section 262.

•	You must not vote in favor of the merger. A vote in favor of the merger, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

•	You must hold of record the shares of Aviall common stock on the date the written demand for appraisal is made and continue to hold the shares of record through the completion of the merger.

If you fail to comply with any of these conditions, and the merger is completed, you will be entitled to receive the cash payment for your shares of Aviall common stock as provided for in the merger agreement, but will have no appraisal rights with respect to your shares of Aviall common stock.

A proxy that is signed and does not contain voting instructions will, unless revoked, be voted in favor of the merger, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger, or abstain from voting on the merger.

All demands for appraisal should be delivered before the vote on the merger is taken at the special meeting to the following address: Aviall, Inc., Secretary, 2750 Regent Boulevard, DFW Airport, Texas, 75261, and should be executed by, or on behalf of, the record holder of the shares of Aviall common stock. The demand must reasonably inform Aviall of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares, and should specify the stockholder’s mailing address and the number of shares registered in the stockholder’s name.

To be effective, a demand for appraisal by a holder of Aviall common stock must be made by, or in the name of, such record stockholder, fully and correctly, as the stockholder’s name appears on his, her or its stock certificate(s) and cannot be made by the beneficial owner if he, she or it does not also hold the shares of record. The beneficial holder must, in such cases, have the record owner submit the required demand in respect of such shares.

If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

If you hold your shares of Aviall common stock in a brokerage or bank account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or bank or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

Within 10 days after the effective date of the merger, the surviving entity must give written notice of the date the merger became effective to each Aviall stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. Within 120 days after the effective date of the merger, either the surviving entity or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving entity has no obligation to file such a petition in the event there are dissenting stockholders and has no present intention to do so. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify such stockholder’s previous written demand for appraisal.

At any time within 60 days after the effective date of the merger, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of Aviall common stock. Any attempt to withdraw an appraisal demand more than 60 days after the effective date of the merger will require the written approval of the surviving entity. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will be entitled, upon written request, to receive a statement setting forth the aggregate number of shares of Aviall common stock not voted in favor of the merger, and the aggregate number with respect to which demands for appraisal have been received, and the aggregate number of holders of such shares. Such statement must be mailed within ten days after a written request has been received by the surviving entity or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving entity, the surviving entity will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Chancery Court may dismiss the proceedings as to such stockholder.

After determination of the stockholders entitled to appraisal of their shares of Aviall common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the merger agreement.

Costs of the appraisal proceeding may be imposed upon the surviving entity and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective date of the merger, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares (other than with respect to payment as of a record date prior to the effective date); however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the cash payment for shares of his or her Aviall common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving entity and must, to be effective, be made within 120 days after the effective date.

In view of the complexity of Section 262, Aviall stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

Failure to take any required step in connection with exercising appraisal rights may result in the termination or waiver of such rights.

THE MERGER AGREEMENT

The following summary describes material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. Aviall urges you to read carefully the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you.

The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Aviall. Such information can be found elsewhere in this document and in the other public filings we make with the SEC, which are available, without charge, at http://www.sec.gov.

The representations and warranties described below and included in the merger agreement were made by Aviall to Boeing and merger sub and by Boeing and merger sub to Aviall. These representations and warranties were made as of specific dates and are in some cases subject to important qualifications, limitations and supplemental information agreed to by Aviall, Boeing and merger sub in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating risk between Aviall and Boeing rather than to establish matters as facts. The merger agreement is described herein, and included as Annex A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Aviall or its business. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in the documents incorporated by reference into this document for information regarding Aviall and its business. See “Where You Can Find More Information” beginning on page 82.

Closing and Effective Time of the Merger

The closing of the merger will take place on a date designated by Boeing but that will be no later than five business days after the satisfaction or waiver of each of the conditions to closing set forth in the merger agreement, or on such other date as Boeing, merger sub and Aviall may agree. The merger will become effective upon the later of the time of filing of a certificate of merger with the Secretary of State of the State of Delaware or such later time as may be specified in the certificate of merger with the prior written consent of Boeing.

Conversion of Shares; Procedures for Exchange of Certificates

The conversion of each outstanding share of our common stock into the right to receive $48.00 per share in cash, without interest and less applicable withholding tax will occur automatically at the effective time of the merger. Promptly following the effective time of the merger, The Bank of New York, the exchange agent, will send a letter of transmittal to each former Aviall stockholder of record. The letter of transmittal will contain instructions for obtaining cash in exchange for shares of our common stock.

Upon surrender of a stock certificate representing shares of our common stock, together with a duly completed and validly executed letter of transmittal, and any other documents that may be reasonably required by the exchange agent, the holder of the certificate will be entitled to receive from the exchange agent, acting on behalf of Boeing, $48.00 in cash for each share represented by the stock certificate, and that stock certificate will be cancelled.

In the event of a transfer of ownership of our common stock that is not registered in our stock transfer books, the merger consideration for shares of our common stock so transferred may be paid to a person other than the person in whose name the surrendered certificate is registered if the certificate is properly endorsed and is otherwise in proper form for transfer.

No interest will be paid or will accrue on any cash payable in connection with the merger upon the surrender of stock certificates representing shares of our common stock. The cash paid upon conversion of shares of our common stock in the merger will be issued in full satisfaction of all rights relating to those shares of our common stock.

Treatment of Stock Based Awards

Aviall Stock Options. Prior to the effective time of the merger, we will take all action necessary to cause each then-outstanding Aviall stock option to be cancelled immediately prior to the effective time of the merger. In consideration for such cancellation, each holder of our stock options will receive, as soon as reasonably practicable at or after the effective time of the merger, a cash payment from Boeing or Aviall equal to the product of the total number of vested shares that were subject to such option immediately prior to the effective time of the merger, and the excess of the $48.00 per share merger consideration over the per share exercise price subject to such stock option, such cash payment to be reduced by any required deductions and withholding of taxes.

Aviall Warrants. Following the effective time of the merger, each Aviall warrant will represent only the right, upon the valid exercise of such warrant, to receive the merger consideration for each of our common shares into which such warrant may be exercised. In no event will an Aviall warrant be exercisable for any equity securities of Boeing, us or any of their or our subsidiaries. In addition, we will take all action necessary to cause all holders of our warrants to either fully exercise their warrants prior to the effective time of the merger or agree that such warrants will be terminated upon the effective time of the merger. However, the holder of any such terminated warrant will be entitled to receive following the effective time of the merger, upon surrender of the certificate representing such warrant, only an amount equal to the product of the number of our common shares issuable upon exercise of such warrant multiplied by the excess of the $48.00 per share merger consideration over the per share exercise price in effect for such warrant.

Aviall Restricted Stock. At the effective time of the merger, all of our then-unvested restricted stock will vest, and except for those who properly exercise appraisal rights, each holder of our restricted stock will receive, as soon as reasonably practicable after the effective time of the merger, a cash payment from Boeing or Aviall equal to the product of the total number of shares that were subject to such restrictions immediately prior to the effective time of the merger and the $48.00 per share merger consideration, such cash payment to be reduced by any required deductions and withholding of taxes.

Aviall Stock Appreciation Rights. Immediately prior to the effective time of the merger, except as otherwise provided in the amended and restated severance agreements and the non-competition agreements by and among Boeing, merger sub, Aviall and certain of our executive officers, which are described in the section entitled “The Merger—Interests of Aviall’s Executive Officers and Directors in the Merger” beginning on page 42, all of our then-unvested stock appreciation rights will vest. Each holder of our stock appreciation rights will receive as soon as reasonably practicable at or after the effective time of the merger, a cash payment equal to the product of the total number of vested Aviall stock appreciation rights, and the excess of the $48.00 per share merger consideration over the per share grant price of such Aviall stock appreciation rights, such cash payment to be reduced by any required deductions and withholding of taxes.

Representations and Warranties

We made a number of representations and warranties to Boeing and merger sub relating to, among other things:

•	due organization, good standing and qualification;

•	ownership of Aviall subsidiaries;

•	capital structure;

•	corporate authority;

•	absence of conflicts;

•	governmental filings and consents;

•	permits and compliance with applicable laws;

•	compliance with SEC rules and regulations;

•	compliance of proxy statement with securities laws;

•	absence of certain changes or events;

•	employee benefit plans;

•	material contracts, customers and suppliers;

•	absence of certain litigation;

•	environmental matters;

•	intellectual property;

•	taxes;

•	insurance;

•	receipt of the opinion of Credit Suisse;

•	brokers;

•	real properties; and

•	interested party transactions.

Our representations and warranties expire at the effective time of the merger.

Boeing and merger sub made a number of representations and warranties to us in the merger agreement relating to, among other things:

•	due organization, good standing and qualification;

•	corporate authority;

•	absence of conflicts;

•	governmental filings and consents;

•	ownership and absence of prior activities of merger sub;

•	financing; and

•	our stock, including that neither Boeing nor any of its subsidiaries has during the last three years been an interested stockholder.

The representations and warranties of Boeing and merger sub expire at the effective time of the merger.

Material Adverse Effect

Several of our representations and warranties contained in the merger agreement are qualified by reference to whether the failure of such representation or warranty to be true is reasonably likely to have a “material adverse effect” on us. The merger agreement provides that a “material adverse effect” means, when used in connection with us, any effect, event, occurrence, development, circumstance, change or condition, including without limitation a conflict with, or default or violation of, any law that, individually or in the aggregate with all other effects is, or is reasonably likely, to:

•	materially impede or delay our ability to consummate the transactions contemplated by the merger agreement in accordance with its terms and applicable laws; or

•	be materially adverse to the capitalization, assets (including intangible assets), liabilities, business, financial condition or results of operations of us and our subsidiaries, taken as a whole, except for the purposes of this bullet point, to the extent that such effect results from:

•	changes or conditions affecting economic or capital markets which do not affect us in a substantially disproportionate manner;

•	changes in political conditions generally which do not affect us in a substantially disproportionate manner;

•	changes or conditions affecting the aerospace industry generally which do not affect us in a substantially disproportionate manner;

•	changes in laws, generally accepted accounting principles, or SEC rules and regulations which do not affect us in a substantially disproportionate manner;

•	the announcement of the merger agreement or the transactions contemplated thereby; or

•	changes in the trading volume or trading prices of our stock, or any failure to meet analysts’ forecasts or projections, but this exclusion will not apply to the underlying cause or causes of such changes or failure.

Conduct of Business Pending the Merger

Under the merger agreement, we have agreed that prior to the effective time of the merger, subject to certain exceptions, unless we obtain Boeing’s prior written consent or as necessary to comply with legal requirements, we will and will cause each of our subsidiaries to:

•	carry on our and their businesses in the ordinary and usual course consistent with past practice, and will not take action inconsistent with such practice or the merger agreement;

•	use reasonable best efforts to keep available the services of our current officers, employees and consultants and to preserve our present business relationships;

•	have in effect and maintain in all material respects insurance substantially of the kinds and in the amounts as are in effect as of the date of the merger agreement; and

•	keep substantially in working condition and good order and repair all of our and their material assets and other material properties, normal wear and tear excepted.

In addition, we have also agreed that until the effective time of the merger, subject to certain exceptions for actions taken in the ordinary course of business, consistent with past practice or below certain dollar thresholds, or with Boeing’s prior written consent, as necessary to comply with legal requirements, or as specified in the merger agreement, we will and will cause our subsidiaries to comply with specific restrictions relating to, among others:

•	acquiring any business, corporation, partnership or any business organization or division thereof;

•	the sale, lease, license or other disposition of our or their assets;

•	amending our or their articles of incorporation or amended and restated by-laws or similar organizational documents;

•	other than dividends from any wholly owned subsidiary of Aviall to its parent, declaring or paying any dividend or other distribution with respect to any shares of ours or their capital stock, or purchasing, redeeming or otherwise acquiring any shares of ours or their capital stock, other equity securities or other ownership interests;

•	splitting, combining or reclassifying any outstanding shares of our or their capital stock;

•	issuing options, warrants or rights to acquire shares of or securities convertible into any equity interests of us or any of our subsidiaries;

•	granting, amending or changing the terms of any option, stock appreciation right, or other stock-based incentive award of any kind;

•	taking any action with respect to the grant of any severance or termination pay to, increasing the compensation, bonus, severance or other benefits of, executing any employment or deferred compensation agreement with, or paying any benefit not required by any existing agreement or employee benefit plan to any current or former director, executive officer or employee;

•	amending our benefit plans or agreements or adopting new plans or agreements, including severance agreements;

•	hiring any person as an executive officer or entering into, amending or extending the term of, any employment agreement with any officer or employee;

•	entering into any collective bargaining agreement;

•	making any material election, changing in any material respect any accounting method, or taking certain other actions with respect to tax matters;

•	commencing, settling or resolving any legal proceeding, other than resolution through trial judgment for any legal proceeding in existence as of the date of the merger agreement;

•	incurring indebtedness or modifying the terms of any existing indebtedness greater than $10 million;

•	assuming or becoming responsible for the obligations of, or making any loans, advances, capital contributions to, or investments in, any individual or entity, other than us or any of our subsidiaries;

•	creating any material encumbrance on any material asset;

•	making any capital expenditures;

•	entering into any agreement that limits us, our subsidiaries, or that would after the effective time of the merger limit Boeing or its subsidiaries, from engaging or competing in any line of business or any geographic area, or which provides “most favored party” rights;

•	terminating, amending or waiving any material provision of a confidentiality or standstill agreement, or upon notice of a material breach, failing to enforce the provisions of such agreement;

•	amending or termination any material contract or entering into any other material contract;

•	materially changing warranties or indemnification rights of customers;

•	knowingly taking any action that would materially impair the ability of us, Boeing, merger sub or our stockholders to complete the merger;

•	entering into any contract to re-sell or distribute licensed or non-licensed “Parts Manufacturer Approvals” products or parts of Boeing or its affiliates;

•	entering into any agreement that subject us to compliance with requirements of the Federal Acquisition Regulation or Cost Accounting Standards beyond the level of compliance required as of the date of the merger agreement; and

•	committing or agreeing to take any of the actions described in the previous bullet points.

Before the effective time of the merger, we will exercise complete control and supervision of our operations, consistent with the terms and conditions of the merger agreement.

We have also agreed to certain other customary covenants, including to provide Boeing and its representatives access at reasonable times to Aviall’s officers, employees, agents, properties, offices and other facilities, as well as to Aviall’s books and records. Aviall has also agreed to promptly furnish information concerning Aviall’s business, properties, contracts, assets, liabilities, taxes, personnel and other aspects of the company’s business, including, internal reviews conducted by the company relating to legal compliance. Boeing’s access rights are subject to its obligations under its existing confidentiality agreement with Aviall.

Limitation on Considering Other Acquisition Proposals

We have agreed that we will not, and will not permit any of our subsidiaries to, and will use all reasonable efforts to ensure that our or our subsidiaries’ directors, officers, employees, affiliates, accountants, consultants, legal counsel, advisors, investment bankers, brokers, agents and other representatives do not, directly or indirectly:

•	solicit, initiate, seek, entertain or induce any acquisition proposal or the making of any inquiry or proposal that could reasonably be expected to lead to an acquisition proposal;

•	enter into, participate in, continue, maintain or otherwise participate in any communications or negotiations regarding, or furnish to any person any non-public information in response to or in connection with, any acquisition proposal;

•	agree to, accept, approve or recommend any acquisition proposal;

•	enter into any letter of intent or any other contract relating to any acquisition proposal;

•	submit any acquisition proposal to the vote of our stockholders;

•	withhold, withdraw or modify, in a manner adverse to Boeing, the approval of our board of directors of the merger agreement; or

•	take any action or position that is inconsistent with, or withdraw or modify, in a manner adverse to Boeing, the unanimous recommendation of the board that our stockholders vote in favor of the adoption of the merger agreement.

An “acquisition proposal” means any agreement, offer, proposal or indication of interest (other than from Boeing) relating to, or involving: the acquisition by any person or group of more than a 10% interest in our total outstanding voting securities or any tender or exchange offer that would result in any person beneficially owning 10% or more of our total outstanding voting securities, any merger or other business combination involving us or our subsidiaries; or any sale, lease, transfer, pledge or disposition of 10% or more of our consolidated assets (other than in the ordinary course of business).

At any time prior to obtaining stockholder approval, subject to certain restrictions, our board of directors may nevertheless in response to an acquisition proposal that our board of directors concludes in good faith (after consultation with outside legal and financial advisors) is, or is reasonably likely to become, a superior offer:

•	enter into discussions with the person making the acquisition proposal and

•	furnish to the person making the acquisition proposal information with respect to us and our subsidiaries pursuant to a confidentiality agreement which contains terms that are at least as restrictive as the terms of the confidentiality agreement that we and Boeing have executed in connection with the merger.

However, in each case:

•	neither we, our subsidiaries, nor any of our or their directors, officers, employees, affiliates, accountants, consultants, legal counsel, advisors, investment bankers, brokers, agents and other representatives will have violated the restrictions on considering other acquisition proposals set forth in the merger agreement and summarized in the preceding bullet points;

•	our board of directors must first conclude in good faith, after consultation with our outside legal counsel, that such action is reasonably required for our board to comply with its fiduciary obligations to our stockholders; and

•	we must first notify Boeing in writing of the identity of the person making such acquisition proposal, the material terms and conditions of such acquisition proposal, and our intention to take actions in response to such acquisition proposal.

A “superior offer” means an unsolicited, bona fide written offer made by a third party for the acquisition by any person or group of more than a 50% interest in our total outstanding voting securities or any tender or exchange offer that would result in any person beneficially owning 50% or more of our total outstanding voting securities; any merger or other business combination involving us or our subsidiaries; or any sale, lease, transfer, pledge or disposition of 50% or more of our consolidated assets (other than in the ordinary course of business), on terms that our board of directors has in good faith concluded (after consultation with our outside legal counsel and financial advisor) to be more favorable, from a financial point of view, to our stockholders than the terms of the merger agreement and is reasonably capable of being consummated.

We have agreed to advise Boeing within twenty-four hours of the receipt of any acquisition proposal, any inquiry or offer that contemplates an acquisition proposal, any other notice that any person is considering making an acquisition proposal, or any request for non-public information that could reasonably be expected to lead to an acquisition proposal:

•	of the material terms and conditions of such acquisition proposal, inquiry or request, and

•	the identity of the person making any such acquisition proposal, inquiry or request.

Nothing in the merger agreement prevents our board of directors from withholding or modifying its unanimous recommendation to our stockholders in favor of adoption of the merger agreement, or terminating the merger agreement simultaneously with the payment of a termination fee to Boeing in the amount of $44.4 million plus up to $2.5 million for incurrence by Boeing of expenses in connection with the transactions contemplated by the merger agreement, if: our stockholders’ approval of the merger has not yet been obtained; we have not violated any of the restrictions on considering other acquisition proposals set forth in the merger agreement and summarized in the preceding paragraphs; a superior offer is made to us and is not withdrawn; we have promptly provided written notice to Boeing of the superior offer and our intent to change our recommendation or to terminate the merger agreement; Boeing has not, within 4 business days of their receipt of the written notice of a superior offer, made an offer to us that our board of directors concludes in its good faith judgment to be at least as favorable to our stockholders as such superior offer; and our board of directors has concluded in good faith, after consultation with our legal counsel, that, in light of such superior offer and any offer made by Boeing, it is required to withhold or modify such recommendation, or to terminate the merger agreement and pay to Boeing a termination fee in the amount of $44.4 million plus up to $2.5 million for incurrence by Boeing of expenses in connection with the transactions contemplated by the merger agreement, to comply with its fiduciary obligations to our stockholders under applicable legal requirements.

Notes Tender Offer

Provided that the merger agreement has not been terminated, we will commence a tender offer for all of the $200 million aggregate principal amount at maturity of the 7-5/8% senior notes due 2011 as promptly as reasonably practicable after the execution of the merger agreement, but in no event later than the mailing of this proxy statement. The aggregate consideration payable to each holder of senior notes pursuant to such notes tender offer will be an amount in cash established by Boeing.

As part of the notes tender offer, we will solicit the consent of the note holders to amend, eliminate or waive certain sections (as selected by Boeing) of the indenture governing the senior notes. At such time as we receive consents from note holders holding at least a majority of the aggregate principal amount of senior notes, we will execute, and cause all of the guarantors that are a party to the indenture to execute, and will use reasonable best efforts to cause the trustee under the indenture to execute, a supplemental indenture in order to give effect to the amendments of the indenture contemplated in the tender offer of our senior notes.

Conditions to the Closing of the Merger

The merger is subject to the satisfaction or waiver of various conditions, which include the following:

Boeing and we are not obligated to effect the merger unless the following conditions are satisfied or waived:

•	the merger agreement is adopted by our stockholders at the special meeting;

•	no governmental entity has obtained, enacted, or enforced any statute, rule, decree, judgment, injunction, arbitration award, or other order (whether temporary, preliminary or permanent), in any case that is in effect and prevents or prohibits consummation of the merger; and

•	any applicable waiting periods, together with any extensions thereof, under the HSR Act and other applicable antitrust laws required to consummate the merger shall have expired or been terminated.

Boeing and merger sub are not obligated to effect the merger unless the following conditions are satisfied or waived:

•	the representations and warranties made by us in the merger agreement related to our organization, capitalization, authority to enter into the merger agreement and complete the merger, necessary consents and governmental approvals are true and correct in all material respects as of the date of the merger agreement and as of the effective time of the merger (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date);

•	our remaining representations and warranties in the merger agreement and in any certificate or other writing delivered by us pursuant to the merger agreement, in each case disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, are true and correct as of the date of the merger agreement and as of the effective time of the merger (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct has not had and would not, individually or in the aggregate, have a material adverse effect on Aviall;

•	we have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by us on or prior to the effective time of the merger;

•	there has not occurred any material adverse effect with respect to Aviall;

•	there is no pending or threatened action, suit or proceeding in which any governmental entity is a party wherein an unfavorable injunction, judgment or ruling would prevent, restrain or interfere with the consummation of the merger, adversely affect the right or powers of Boeing to own, operate or control us or any portion of the business or assets of us or Boeing, and no such injunction, judgment or ruling is in effect;

•	our principal executive officer and principal financial officer have not failed to provide the certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002; and

•	we have delivered to Boeing a certificate, signed by our chief executive officer and dated as of the closing date, to the effect that the conditions set forth in the merger agreement have been satisfied.

We are not obligated to effect the merger unless the following conditions are satisfied or waived:

•	Boeing’s and merger sub’s representations and warranties in the merger agreement related to Boeing’s and merger sub’s organization, authority to enter into the merger agreement, necessary consents and governmental approvals are true and correct in all material respects as of the date of the merger agreement and as of the effective time of the merger (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date);

•	Boeing’s and merger sub’s remaining representations and warranties in the merger agreement and in any certificate or other writing delivered by Boeing or merger sub pursuant to the merger agreement, in each case disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect on Boeing, are true and correct as of the date of the merger agreement and as of the effective time of the merger (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct has not had and would not, individually or in the aggregate, have a material adverse effect on Boeing;

•	Boeing has performed or complied with, in all material respects, all agreements and covenants required by the merger agreement to be performed or complied with by Boeing on or prior to the effective time of the merger; and

•	Boeing has delivered to us a certificate, signed by an authorized officer of Boeing and dated as of the closing date, to the effect that the conditions set forth in the merger agreement have been satisfied.

Termination of the Merger Agreement

Boeing and we can terminate the merger agreement under certain circumstances, including:

•	by mutual written consent of Boeing and us;

•	by either Boeing or us, if the merger has not been completed before November 30, 2006, provided that such date may be extended by Boeing or us up to and including February 28, 2007 if all conditions to effect the merger other than one or more of certain regulatory conditions have been or are capable of being satisfied at the time of such extension, and the regulatory conditions have been or are reasonably capable of being satisfied on or prior to February 28, 2007. However, the right to terminate the merger agreement under this circumstance will not be available to any party whose failure to fulfill any of its obligations under the merger agreement has been the cause of, or resulted in, the failure of the merger to be consummated on or before such date;

•	by either Boeing or us, if any governmental entity has issued any statute, rule, decree, judgment, injunction, arbitration award or other order (whether temporary, preliminary or permanent), that is in effect and that prevents or prohibits consummation of the merger;

•	by either Boeing or us, if our stockholders do not adopt the merger agreement at the special meeting and, in the case of a termination by us, the failure to obtain stockholder approval is not the result of our violation of the merger agreement. We must pay to Boeing a termination fee of $44.4 million and reimburse Boeing for up to $2.5 million for its fees and expenses incurred in connection with the merger if the merger agreement is terminated because our stockholders do not adopt the merger agreement and, at the time of such termination, Boeing was entitled to terminate for the reasons set forth in the following bullet;

•	by Boeing, if prior to the receipt of our stockholder approval:

•	our board of directors withdraws or modifies in a manner adverse to Boeing its recommendation to our stockholders in favor of adoption of the merger agreement;

•	we fail to include such recommendation in this proxy statement;

•	our board of directors approves or recommends to our stockholders any other acquisition proposal;

•	we enter into any letter of intent or other contract for any other acquisition proposal;

•	we materially breach any of our covenants relating to our obligation to hold the stockholder meeting, our board of directors’ obligation to recommend the adoption of the merger agreement or our obligation not to solicit other acquisition proposals; or

•	our board of directors fails to make a statement recommending the rejection of a tender or exchange offer for our common stock within 10 business days after such tender or exchange offer is first published or given.

•	by Boeing, if there is a material adverse effect with respect to Aviall or if any of our covenants, agreements, representations or warranties are materially breached and not cured within 20 business days and, as a result of our breach or misrepresentation, the conditions to closing would not be satisfied;

•	by us, if any of the covenants, agreements, representations or warranties of Boeing or merger sub is materially breached and not cured within 20 business days and, as a result, the conditions to closing would not be satisfied; and

•	by us, if prior to the receipt of our stockholder approval:

•	we have not violated any of the covenants with respect to considering other acquisition proposals,

•	a superior offer is made to us and is not withdrawn,

•	we have promptly provided written notice to Boeing advising them that we have received a superior offer and intend to change the recommendation of our board of directors with respect to the merger or to terminate the merger agreement and the manner and timing in which we intend to do so,

•	Boeing has not, within four days of their receipt of the notice of superior offer, made an offer that our board of directors determines in its good faith judgment (after consultation with a financial advisor) to be at least as favorable to our stockholders as such superior offer, and

•	our board of directors concludes in good faith, after consultation with its outside legal counsel, that, in light of such superior offer and any offer made by Boeing within four days receipt of the notice of superior offer, our board is required to withdraw or modify its recommendation to our stockholders to vote in favor of the merger, or to terminate the merger agreement and pay to Boeing a termination fee of $44.4 million plus up to $2.5 million for fees and expenses incurred by Boeing in connection with the transactions contemplated by the merger agreement, to comply with its fiduciary obligations to our stockholders under applicable law.

Termination Fees and Expenses

The merger agreement provides that we will pay to Boeing the sum of the fees and expenses Boeing incurred in connection with the transactions contemplated by the merger agreement, in an amount up to $2.5 million, if the merger agreement is terminated under the following circumstances:

•	by either Boeing or us, if our stockholders do not adopt the merger agreement at the special meeting and an alternative acquisition proposal is publicly announced at any time after the date of the merger agreement and before the vote on the merger agreement at the special meeting;

•	by Boeing, if prior to the receipt of our stockholder approval:

•	our board of directors withdraws or modifies in a manner adverse to Boeing its recommendation to our stockholders in favor of adoption of the merger agreement;

•	we fail to include such recommendation in this proxy statement;

•	our board of directors approves or recommends to our stockholders any other acquisition proposal;

•	we enter into any letter of intent or other contract for any other acquisition proposal;

•	we materially breach any of our covenants with respect to our obligation to hold the stockholder meeting, our board or director’s obligation to recommend to our stockholders the adoption of the merger agreement, or our obligation not to solicit other acquisition proposals; or

•	our board of directors fails to make a statement recommending the rejection of a tender or exchange offer for our common stock within 10 business days after such tender or exchange offer is first published or given.

•	by us, if prior to the receipt of our stockholder approval:

•	we have not violated any of the covenants with respect to considering other acquisition proposals,

•	a superior offer is made to us and is not withdrawn,

•	we have promptly provided written notice to Boeing advising them that we have received a superior offer and intend to change the recommendation of our board of directors with respect to the merger or to terminate the merger agreement and the manner and timing in which we intend to do so,

•	Boeing has not, within four days of their receipt of the notice of superior offer, made an offer that our board of directors determines in its good faith judgment (after consultation with a financial advisor) to be at least as favorable to our stockholders as such superior offer, and

•	our board of directors concludes in good faith, after consultation with its outside legal counsel, that, in light of such superior offer and any offer made by Boeing within four days receipt of the notice of superior offer, our board is required to withdraw or modify its recommendation to our stockholders to vote in favor of the merger, or to terminate the merger agreement and pay to Boeing a termination fee of $44.4 million, to comply with its fiduciary obligations to our stockholders under applicable law.

In addition to payment of Boeing’s expenses, we must pay Boeing a termination fee of $44.4 million if the merger agreement is terminated:

•	by Boeing, if prior to the receipt of our stockholder approval:

•	our board of directors withdraws or modifies in a manner adverse to Boeing its recommendation to our stockholders in favor of adoption of the merger agreement;

•	we fail to include such recommendation in this proxy statement;

•	our board of directors approves or recommends to our stockholders any other acquisition proposal;

•	we enter into any letter of intent or other contract for any other acquisition proposal;

•	we materially breach any of our covenants relating to our obligation to hold the stockholder meeting, our board of directors’ obligation to recommend the adoption of the merger agreement to our stockholders or our obligation not to solicit other acquisition proposals; or

•	our board of directors fails to make a statement recommending the rejection of a tender or exchange offer for our common stock within 10 business days after such tender or exchange offer is first published or given;

•	by us, if our stockholders do not adopt the merger agreement at the special meeting, and if at such time Boeing was entitled to terminate pursuant to the circumstance described in the immediately preceding bullet points;

•	by us, if prior to the receipt of our stockholder approval:

•	we have not violated any of the covenants with respect to considering other acquisition proposals,

•	a superior offer is made to us and is not withdrawn,

•	we have promptly provided written notice to Boeing advising them that we have received a superior offer and intend to change the recommendation of our board of directors with respect to the merger or to terminate the merger agreement and the manner and timing in which we intend to do so,

•	Boeing has not, within four days of their receipt of the notice of superior offer, made an offer that our board of directors determines in its good faith judgment (after consultation with a financial advisor) to be at least as favorable to our stockholders as such superior offer, and

•	our board of directors concludes in good faith, after consultation with its outside legal counsel, that, in light of such superior offer and any offer made by Boeing within four days receipt of the notice of superior offer, our board is required to withdraw or modify its recommendation to our stockholders to vote in favor of the merger, or to terminate the merger agreement to comply with its fiduciary obligations to our stockholders under applicable law and pay to Boeing a termination fee of $44.4 million; or

•	by Boeing or us, if our stockholders do not adopt the merger as a result of our breach of the merger agreement, and an alternative acquisition proposal has been publicly announced at any time after the date of the merger agreement and before the vote on the merger agreement at the special meeting, and we enter into an alternative acquisition transaction involving at least 50% of our stock or assets within twelve months after the termination of the merger agreement.

Indemnification and Insurance for Aviall’s Directors and Officers

Boeing will assume, and will cause the surviving corporation of the merger to fulfill, our obligations pursuant to any indemnification agreements between us and our directors and officers and any indemnification provisions under our certificate of incorporation or amended and restated by-laws as in effect on the date of the merger agreement. The certificate of incorporation and by-laws of the surviving corporation will contain provisions with respect to indemnification that are at least as favorable to as those contained in our certificate of incorporation and amended and restated by-laws as in effect on the date of the merger agreement. Such provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights of the indemnified parties, unless such modification is required by applicable law.

For six years after the effective time of the merger, Boeing will cause to be maintained directors’ and officers’ liability insurance in respect of acts or omissions occurring prior to the effective time of the merger covering each individual who at the date of the merger agreement was an indemnified party covered by our directors’ and officer’s liability insurance, on terms with respect to coverage and amounts no less favorable than those of such policy in effect on the date of the merger agreement. Boeing will have the right to cause coverage to be extended under our directors’ and officer’s liability insurance by obtaining a six year “tail” policy on terms and conditions no less advantageous than our existing directors’ and officer’s liability insurance. In lieu of the foregoing, prepaid policies may be obtained prior to the effective time of the merger, which policies will provide for terms and conditions no less advantageous than our existing directors’ and officer’s liability insurance with the prior written consent of Boeing, which will not be unreasonably withheld. If such prepaid policies have been obtained prior to the effective time of the merger, Boeing will, and will cause the surviving corporation to, maintain such policies in full force and effect, and continue to honor such obligations.

Extension, Waiver and Amendment of the Merger Agreement

We and Boeing may amend the merger agreement at any time prior to the effective time of the merger. However, after stockholder adoption of the merger agreement has been obtained, no amendment may be made without further stockholder approval that, by law or in accordance with the rules of the New York Stock Exchange, requires further approval by our stockholders.

At any time prior to the effective time of the merger, either we or Boeing may extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties of the other party, and waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information, as of June 12, 2006, as to shares of Aviall common stock held by persons known to us to be the beneficial owners of more than five percent of Aviall common stock based upon information publicly filed by such persons:

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
TCG Holdings, L.L.C. (1)(2) c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505	4,624,615	13.4%

Stichting Pensioenfonds ABP (3) Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, the Kingdom of the Netherlands	2,758,800	8.1%

Abrams Bison Investments, L.L.C. (4) 4800 Hampden Lane, Suite 1050, Bethesda, Maryland 20814	2,819,600	8.2%

Caxton International Limited (5) c/o Prime Management Limited, Mechanics Building, 12 Church Street Hamilton HM11, Bermuda	1,794,200	5.2%

(1)	TCG Holdings, L.L.C. and certain affiliates beneficially own 4,624,615 shares of common stock by virtue of their beneficial ownership of 4,362,115 shares of common stock and a warrant exercisable for 262,500 shares of common stock, consisting of (i) 3,839,242 shares of common stock owned of record by Carlyle Partners III, L.P., (ii) 199,250 shares of common stock owned of record by CP III Coinvestment, L.P., (iii) 224,115 shares of common stock and a warrant currently exercisable for 262,500 shares of common stock owned of record by Carlyle High Yield Partners, L.P. and (iv) 99,508 shares of common stock owned of record by Carlyle-Aviall Partners II, L.P.
(2)	TC Group III, L.P. is the sole general partner of Carlyle Partners III, L.P., CP III Coinvestment, L.P. and Carlyle-Aviall Partners II, L.P. TC Group III, L.L.C. is the sole general partner of TC Group III, L.P. TCG High Yield, L.L.C. is the sole general partner of Carlyle High Yield Partners, L.P. TCG High Yield Holdings, L.L.C. is the sole managing member of TCG High Yield, L.L.C. TC Group, L.L.C. is the sole managing member of TC Group III, L.L.C. and TCG High Yield Holdings, L.L.C. TCG Holdings, L.L.C. is the sole managing member of TC Group, L.L.C. Accordingly, (i) TC Group III, L.P. and TC Group III, L.L.C. each may be deemed to be a beneficial owner of shares of common stock owned of record by each of Carlyle Partners III, L.P., CP III Coinvestment, L.P. and Carlyle-Aviall Partners II, L.P.; (ii) TCG High Yield, L.L.C. and TCG High Yield Holdings, L.L.C. each may be deemed to be a beneficial owner of shares of common stock owned of record by Carlyle High Yield Partners, L.P. and (iii) TC Group, L.L.C. and TCG Holdings, L.L.C. each may be deemed to be a beneficial owner of shares of common stock owned of record by each of Carlyle Partners III, L.P., CP III Coinvestment, L.P., Carlyle-Aviall Partners II, L.P. and Carlyle High Yield Partners, L.P. William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein are managing members of TCG Holdings, L.L.C. and, in such capacity, may be deemed to share beneficial ownership of shares of common stock beneficially owned by TCG Holdings, L.L.C. Such individuals expressly disclaim any such beneficial ownership. Each of the foregoing entities reports to have sole voting and investment power over the shares of common stock reported to be beneficially owned by such entity.
(3)	Stichting Pensioenfonds ABP reports to have sole voting and investment power over the shares of common stock reported to be beneficially owned by such entity.
(4)	Represents shares beneficially owned by Abrams Bison Investments, LLC and Gavin Abrams, an individual who is the managing member of Abrams Bison Investments, LLC. Both Abrams Bison Investments, LLC and Gavin Abrams (i) report to have shared voting and investment power over the shares of our common stock reported and (ii) have disclaimed beneficial ownership of the shares of our common stock reported, except to the extent of their pecuniary interest therein.
(5)	Represents shares beneficially owned by Caxton International Limited, Caxton Associates, LLC and Bruce Kovner. Caxton Associates, LLC is the trading advisor to Caxton International Limited and Bruce Kovner is an individual who is the Chairman of Caxton Associates, LLC and the sole shareholder of Caxton Corporation, the manager and majority owner of Caxton Associates, LLC. Each of Caxton International Limited, Caxton Associates, LLC and Bruce Kovner report to have shared voting and investment power over the shares of common stock reported.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth, as of June 12, 2006, information known to Aviall about the beneficial ownership of Aviall common stock by each of our named executive officers, each director of Aviall, and all of the directors and executive officers as of June 12, 2006 as a group. For purposes of this proxy statement, Paul E. Fulchino, Colin M. Cohen, Dan P. Komnenovich, Bruce Langsen and James T. Quinn are referred to as the “named executive officers” of Aviall.

As of June 12, 2006, no individual director or named executive officer beneficially owned in excess of one percent of the outstanding common stock except for Paul E. Fulchino, who owned 2.0% of the outstanding common stock of Aviall. The group consisting of all directors, named executive officers and other executive officers beneficially owned approximately 6.23% of the outstanding shares of common stock, as of June 12, 2006.

Name of Beneficial Owner	Amount of Beneficial Ownership (1)
Paul E. Fulchino (2)	695,053
Peter J. Clare (3)	22,408
Colin M. Cohen (4)	104,229
Chris A. Davis (5)	6,395
Alberto F. Fernández (6)	24,940
Allan M. Holt (7)	22,408
Bruce Langsen (8)	206,179
Dan P. Komnenovich (9)	145,821
Donald R. Muzyka (10)	29,651
James T. Quinn (11)	156,101
Richard J. Schnieders (12)	53,772
Jonathan M. Schofield (13)	43,249
Arthur E. Wegner (14)	21,965
Bruce N. Whitman (15)	108,772
All current directors and executive officers as a group (19 persons)	2,270,660

(1)	Represents shares of common stock beneficially owned by such individuals, including shares beneficially owned pursuant to the Aviall, Inc. Employees’ Savings Plan and shares of restricted stock beneficially owned pursuant to the Directors Stock Plan.
(2)	Includes 22,500 shares of restricted common stock for which Mr. Fulchino has sole voting power and no investment power and 472,029 shares of common stock that may be acquired within 60 days of June 12, 2006, through the exercise of stock options.
(3)	The address of this person is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington D.C. 20004-2505. Includes 18,000 shares of common stock that may be acquired within 60 days of June 12, 2006, through the exercise of stock options.
(4)	Includes 11,081 shares of restricted common stock for which Mr. Cohen has sole voting power and no investment power and 87,100 shares of common stock that may be acquired within 60 days of June 12, 2006, through the exercise of stock options. Also includes 750 shares of common stock held by Mr. Cohen as a custodian for his daughter under the Uniform Gift to Minors Act. Mr. Cohen disclaims beneficial ownership of such shares.
(5)	Includes 5,000 shares of common stock that may be acquired within 60 days of June 12, 2006, through the exercise of stock options for which Ms. Davis has sole voting and no investment power.
(6)	Includes 18,000 shares of common stock that may be acquired within 60 days of June 12, 2006, through the exercise of stock options.
(7)	The address of this person is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505. Includes 18,000 shares of common stock that may be acquired within 60 days of June 12, 2006, through the exercise of stock options.

(8)	Includes 8,396 shares of restricted common stock for which Mr. Langsen has sole voting power and no investment power and 137,644 shares of common stock that may be acquired within 60 days of June 12, 2006, through the exercise of stock options.
(9)	Includes 14,534 shares of restricted common stock for which Mr. Komnenovich has sole voting power and no investment power and 93,600 shares of common stock that may be acquired within 60 days of June 12, 2006, through the exercise of stock options.
(10)	Includes 10,000 shares of common stock that may be acquired within 60 days of June 12, 2006, through the exercise of stock options.
(11)	Includes 9,013 shares of restricted common stock for which Mr. Quinn has sole voting power and no investment power and 118,735 shares of common stock that may be acquired within 60 days of June 12, 2006, through the exercise of stock options.
(12)	Includes 27,000 shares of common stock that may be acquired within 60 days of June 12, 2006, through the exercise of stock options.
(13)	Includes 24,000 shares of common stock that may be acquired within 60 days of June 12, 2006, through the exercise of stock options.
(14)	Includes 10,000 shares of common stock that may be acquired within 60 days of June 12, 2006, through the exercise of stock options.
(15)	Includes 27,000 shares of common stock that may be acquired within 60 days of June 12, 2006, through the exercise of stock options.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will not hold a 2006 annual meeting of stockholders. If the merger is not completed, you will continue to be entitled to attend and participate in our stockholder meetings and we will hold a 2006 annual meeting of stockholders, in which case stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2006 annual meeting of stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. For a stockholder’s proposal to be included in our proxy statement and form of proxy for the 2006 annual meeting of stockholders, the proposal must have been submitted in writing to: Jeffrey J. Murphy, Senior Vice President, Law & Human Resources, Secretary and General Counsel, Aviall, Inc., 2750 Regent Boulevard, DFW Airport, Texas 75261-9048, by no later than January 2, 2006.

In accordance with Aviall’s amended and restated by-laws, stockholders who do not submit a proposal for inclusion in the proxy statement, as described in the previous paragraph, but who intend to present a proposal, nomination for director or other business for consideration at the 2006 annual meeting, are required to give advance notice to the Secretary of Aviall with respect to such proposal, nomination or other business by no later than 70 days and no earlier than 90 days prior to the anniversary of the preceding year’s annual meeting of stockholders. However, if the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from the anniversary of the preceding year’s annual meeting of stockholders, notice with respect to such proposal, nomination or other business must be given to the Secretary of Aviall by no later than the close of business on the later of the 70th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the annual meeting is first made and no earlier than 90th day prior to such annual meeting. Aviall’s amended and restated by-laws contain detailed requirements that the stockholder’s notice must satisfy, including, without limitation, certain information regarding the stockholder desiring to present a proposal or make a nomination and, in the case of a nomination, information regarding the proposed director nominee. Any stockholder notice and any request for a copy of Aviall’s amended and restated by-laws should be in writing and addressed to: Jeffrey J. Murphy, General Counsel and Corporate Secretary, Aviall, Inc., 2750 Regent Boulevard, DFW Airport, Texas 75261-9048.

The Nominating and Governance Committee will consider nominations by stockholders that are made in writing, addressed to: Director Nominations, care of Corporate Secretary at P.O. Box 619048, DFW Airport, Texas 75261 and submitted in accordance with our amended and restated by-laws as described above. The Nominating and Governance Committee considers director candidates recommended by stockholders in accordance with Aviall’s Corporate Governance Guidelines, which set forth certain criteria for director nominees, and the Nominating and Governance Committee Charter, dated as of December 15, 2004. The Corporate Governance Guidelines and the Nominating and Governance Committee charter can be found on Aviall’s investor relations web site at http://www.aviall.com/cgi-bin/index.jsp under the button labeled “Investor Relations.”

OTHER MATTERS

At this time, we know of no other matters to be submitted at the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our board of directors may recommend.

It is important that your shares be represented at the special meeting, regardless of the number of shares which you hold. Therefore, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to vote via the Internet or telephone.

WHERE YOU CAN FIND MORE INFORMATION

We and Boeing file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that we and Boeing file with the SEC at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the Securities Exchange Commission at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov under the “Search for Company Filings” button.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows Aviall to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that Aviall has previously filed with the SEC. These documents contain important information about the companies and their financial condition and are incorporated by reference into this proxy statement.

The following Aviall filings with the SEC (all filed under file number 001-12380) are incorporated by reference into this proxy statement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	Quarterly Report on From 10-Q for the quarterly period ended March 31, 2006;

•	Current Reports on Form 8-K with a filing date of February 1, 2006, March 1, 2006, March 29, 2006, May 2, 2006 and May 4, 2006.

•	Definitive Proxy Statement on Schedule 14A with a filing date of April 27, 2006, and the additional definitive proxy soliciting materials and Rule 14(a)(12) material on Schedule 14A with a filing date of May 1, 2006, and on Form 8-K with a filing date of May 2, 2006, May 4, 2006, and May 4, 2006.

Aviall also incorporates by reference into this proxy statement additional documents that it may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, as amended, between the date of this proxy statement and the earlier of the date of the special meeting of Aviall stockholders or the termination of the merger agreement. These documents deemed incorporated by reference include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy and information statements. You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Aviall, Inc.

2750 Regent Boulevard

DFW Airport, Texas 75261-9048

Attention: Investor Relations

Telephone: (972) 586-1000

If you would like to request documents from us, please do so by                     , 2006 to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

Please note that all of our documents that we file with the SEC are also promptly available at the investor relations tab of our website, http://www.aviall.com.

MISCELLANEOUS

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

Morrow & Co., Inc.

470 West Avenue

Stamford, Connecticut 06902

Email: Aviall.info@morrowco.com

Banks and Brokers Please Call: (203) 658-9400

Stockholders Please Call: (800) 607-0088

You should not send in your Aviall certificates until you receive the transmittal materials from the exchange agent. Our record stockholders who have further questions about their share certificates or the exchange of our common stock for cash should contact the exchange agent.

You should rely only on the information contained in this proxy statement to vote on the merger proposal. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated                     , 2006.

You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Your vote is important. To vote your shares, please complete, date, sign and return the enclosed proxy card (if you are a holder of record) or instruction card (if you were forwarded these materials by your broker or nominee) as soon as possible in the enclosed envelope. Please call our proxy solicitor, Morrow & Company, Inc., at (203) 658-9400 (banks and brokers) or (800) 607-0088 (all others, toll free) if you have any questions about this proxy statement or the merger, or need assistance with the voting procedures.

CERTAIN INFORMATION REGARDING AVIALL AND BOEING

Aviall has supplied all information relating to Aviall, and Boeing has supplied all information contained in this proxy statement relating to Boeing and Boeing-Avenger, Inc. Some of the important business and financial information relating to Aviall that you may want to consider in deciding how to vote is incorporated by reference into this proxy statement.

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

THE BOEING COMPANY

BOEING-AVENGER, INC.

and

AVIALL, INC.

Dated as of April 30, 2006

EXHIBITS

Exhibit A	Form of Restated Certificate of Incorporation

Exhibit B	Form of Amended and Restated Bylaws

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of April 30, 2006 (this “Agreement”), by and among The Boeing Company, a Delaware corporation (“Parent”), Boeing-Avenger, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and Aviall, Inc., a Delaware corporation (the “Company”).

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”); and

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have determined that the Merger is in furtherance of and consistent with their respective business strategies and is in the best interest of their respective stockholders; and

WHEREAS, as a material inducement to the willingness of Parent to enter into this Agreement, simultaneously with the execution of this Agreement, certain employee-stockholders are entering into amendments and restatements to their employment or severance agreements with each of the parties hereto and non-competition agreements with Parent (the “Retention and Non-Competition Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

Defined Terms

For purposes of this Agreement, the term:

“Acquisition Proposal” means, with respect to the Company, any agreement, offer, proposal or indication of interest (other than this Agreement, the Merger or any other offer, proposal or indication of interest by Parent) relating to or involving (i) the purchase from the Company or any Company Subsidiary or any acquisition by any Person or Group of more than a 10% interest in the total outstanding voting securities of the Company or more than a 10% interest in the total outstanding voting securities of any Company Subsidiary or any tender offer or exchange offer that if consummated would result in any Person or Group Beneficially Owning 10% or more of the total outstanding voting securities of the Company or 10% or more of the total outstanding voting securities of any Company Subsidiary, (ii) any merger, consolidation, business combination or similar transaction involving the Company or any Company Subsidiary, or (iii) any sale, lease, mortgage, pledge, exchange, transfer, license, acquisition or disposition of 10% or more of the consolidated assets of the Company and the Company Subsidiaries in any single transaction or series of related transactions (other than in the ordinary course of business).

“Affiliate” has the meaning used in Rule 145 promulgated under the Securities Act.

“Agreement” has the meaning set forth in the preamble.

“Anti-Bribery Laws” has the meaning set forth in Section 4.6(d).

“Antitrust Laws” has the meaning set forth in Section 6.7(c).

“Beneficial Ownership” (and related terms such as “Beneficially Owning” or “Beneficial Owner”) shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Blue Sky Laws” means state securities or “blue sky” laws.

“Business Day” has the meaning used in Rule 14d-1(g) promulgated under the Exchange Act.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

“Certificate of Merger” has the meaning set forth in Section 2.3.

“Certificates” has the meaning set forth in Section 3.2(a).

“Certifications” has the meaning set forth in Section 4.7(a).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“COBRA” has the meaning set forth in Section 4.10(c).

“Code” means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company” has the meaning set forth in the preamble.

“Company Balance Sheet” has the meaning set forth in Section 4.7(b).

“Company Balance Sheet Date” has the meaning set forth in Section 4.7(b).

“Company Benefit Plans” has the meaning set forth in Section 4.10(a).

“Company Board” means the Board of Directors of the Company.

“Company Board Recommendation” means the unanimous recommendation by the Company Board that the Company’s stockholders vote in favor of the adoption of this Agreement.

“Company Bylaws” has the meaning set forth in Section 4.2.

“Company Certificate of Incorporation” has the meaning set forth in Section 4.2.

“Company Common Share” means a share of common stock, par value $0.01 per share, of the Company.

“Company Disclosure Schedule” has the meaning set forth in the preamble to Article 4.

“Company Financial Advisor” has the meaning set forth in Section 4.17.

“Company Financial Statements” has the meaning set forth in Section 4.7(b).

“Company IP Rights” means (i) any and all Intellectual Property used or held for use in the conduct of the business of the Company and the Company Subsidiaries as currently conducted and (ii) any and all other Intellectual Property owned by the Company and the Company Subsidiaries.

“Company IP Rights Agreements” has the meaning set forth in Section 4.14(h).

“Company Option” means any option granted, and not exercised, expired or terminated, in connection with the performance of services, to a current or former employee, director or independent contractor of the Company or any of the Company Subsidiaries or any predecessor thereof to purchase Company Common Shares pursuant to any Company Stock Option Plan.

“Company-Owned IP Rights” means Company IP Rights that are owned by the Company or any of the Company Subsidiaries.

“Company Permits” has the meaning set forth in Section 4.6(a).

“Company Preferred Shares” has the meaning set forth in Section 4.3(a).

“Company Registered Intellectual Property” means all United States, international and foreign (i) patents and patent applications (including provisional applications) and all reissues, divisions, renewals, extensions, continuations and continuations in part, (ii) registered trademarks and service marks, applications to register trademarks or service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks, (iii) registered Internet domain names, (iv) registered copyrights and applications for copyright registration, and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by the United States Patent and Trademark Office, the United States Copyright Office, or any equivalent Governmental Entity, in each case of (i) through (v) that is owned by, registered or filed in the name of, the Company or any of the Company Subsidiaries.

“Company SARs” has the meaning set forth in Section 3.4(c).

“Company SEC Reports” has the meaning set forth in Section 4.7(a).

“Company Source Code” means any software source code, any material portion or aspect thereof, or any material proprietary information or algorithm contained in or relating to any software source code of any Company-Owned IP Rights.

“Company Stockholders Approval” has the meaning set forth in Section 4.4(a).

“Company Stockholders Meeting” has the meaning set forth in Section 4.4(a).

“Company Stock Option Plan” means any stock option, stock bonus, stock award or stock purchase plan, program or arrangement, as amended to date, of the Company or any of the Company Subsidiaries or any predecessor thereof, including the Company’s 1998 Director’s Stock Plan and the 1998 Stock Incentive Plan.

“Company Subsidiary” has the meaning set forth in Section 4.1(a).

“Company Warrants” means warrants to purchase Company Common Shares (other than Company Options and stock appreciation rights).

“Confidential Information” has the meaning set forth in Section 4.14(s).

“Confidentiality Agreement” has the meaning set forth in Section 6.5.

“Continuing Employees” has the meaning set forth in Section 6.11(a).

“Contract” means any agreement, contract, subcontract, lease, sublease, power of attorney, note, loan, evidence of Indebtedness, purchase and sales order, letter of credit, undertaking, covenant not to compete, license, instrument, obligation, commitment, binding understanding, promise, indenture, option, warranty, policy or quotation, whether oral or written, express or implied.

“Cost Accounting Standards” has the meaning set forth in Section 4.11(c).

“Credit Facility” means the Company’s senior secured credit facility, as described in the Company’s Annual Report on Form 10-K for the period ending December 31, 2005, and any footnotes, schedules or exhibits thereto including any other documents or instruments executed in connection therewith.

“Dallas Lease” has the meaning set forth in Section 4.19(a).

“Dissenting Shares” has the meaning set forth in Section 3.5.

“Divestiture” means (a) the sale, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent or any of its Affiliates or the Company or any Company Subsidiary or (b) the holding separate of the Company Common Shares or any limitation or regulation on the ability of Parent or any of its Affiliates to exercise full rights of ownership of the Company Common Shares.

“DGCL” has the meaning set forth in the preamble.

“D&O Insurance” has the meaning set forth in Section 6.10(b).

“EDGAR” has the meaning set forth in Section 4.7(a).

“Effective Time” has the meaning set forth in Section 2.3.

“Encumbrance” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, conditional sale or other security arrangement, collateral assignment, claim, charge, adverse claim of title, ownership or other similar encumbrance of any kind in respect of such asset (including any restriction on (i) the voting of any security or the transfer of any security or other asset, (ii) the receipt of any income derived from any asset, and (iii) the use of any asset) other than any encumbrance arising (A) under applicable Laws with respect to Taxes not yet due and payable, or (B) under the Credit Facility.

“Engagement Letter” has the meaning set forth in Section 4.18.

“Environmental Claims” means all written or oral accusations, allegations, complaints, notices of violation, claims, demands, suits or causes of action for any damage, including personal injury or property damage, investigatory costs, clean-up costs, governmental response costs, natural resources damages, fines or penalties, arising out of or related to Environmental Conditions or pursuant to applicable Environmental Laws.

“Environmental Conditions” means Releases relating to or arising out of the use, handling, storage, treatment, disposal, recycling, generation or transportation of Hazardous Substances by the Company or any Company Subsidiary or any entity for which the Company has financial responsibility. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of Persons to Hazardous Substances from the operations of the Company or any Company Subsidiary or any entity for which the Company has financial responsibility at the workplace or the exposure of Persons or property to Hazardous Substances from the operations of the Company or any Company Subsidiary or any entity for which the Company has financial responsibility migrating from or otherwise emanating from the Facilities.

“Environmental Laws” means all applicable foreign, federal, state, district and local laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, or permits issued, promulgated or entered pursuant thereto (collectively, “Regulations”), relating to pollution or protection of the environment and occupational safety and health, including (i) Regulations relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment, (ii) Regulations relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of Hazardous Substances, (iii) Regulations relating to the health and safety of Persons

(including employees) or property, (iv) CERCLA, (v) the Toxic Substances Control Act, (vi) the Hazardous Materials Transportation Act, (vii) the Resource Conservation and Recovery Act, (viii) the Clean Water Act, (ix) the Safe Drinking Water Act, (x) the Clean Air Act, (xi) the Occupational Health and Safety Act, (xii) Federal Insecticide, Fungicide, Rodenticide Act, and (xiii) the Emergency Planning and Community Right-to-Know Act.

“Environmental Reports” means any and all written reports, audits, inspections, reviews, assessments, evaluations or other analyses that are in the possession or control of the Company or any Company Subsidiary of (i) any Environmental Conditions in, on or about the Facilities or (ii) compliance with applicable Environmental Laws.

“Equity Interest” means any share, capital stock, partnership, member or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any entity or trade or business (whether or not incorporated), other than the Company, that together with the Company is considered under common control and treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in Section 3.2(b).

“Exchange Fund” has the meaning set forth in Section 3.2(b).

“Expenses” includes all reasonable out-of-pocket expenses (including all fees and expenses of legal counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

“Export Control Laws” has the meaning set forth in Section 4.6(c).

“Facilities” means all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and real property and related facilities and fixtures owned or leased at any time by the Company or any of the Company Subsidiaries.

“Foreign Plan” means each compensation and benefit plan required to be maintained or contributed to by the Law or applicable custom or rule of the relevant jurisdiction outside of the United States except for plans maintained by Governmental Entities.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Government Contract” has the meaning set forth in Section 4.11(c).

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, Taxing or any other governmental or quasi-governmental entity.

“Group” has the meaning as used in Section 13 of the Exchange Act, except where the context otherwise requires.

“Hazardous Substances” means all pollutants, contaminants, chemicals, wastes, and any other infectious, carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under applicable Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum and/or petroleum by-products, urea formaldehyde, flammable, explosive and radioactive materials, radon gas, polychlorinated biphenyls, pesticides, herbicides and asbestos.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Indemnified Parties” has the meaning set forth in Section 6.10(a).

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such Person’s business), (vi) all capitalized lease obligations of such Person, (vii) all obligations of others secured by any Encumbrance on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof), (ix) all letters of credit issued for the account of such Person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business), (x) all obligations of such Person to purchase securities (or other property) that arise out of or in connection with the sale of the same or substantially similar securities or property, and (xi) all guarantees and arrangements having the economic effect of a guarantee of such Person of any indebtedness of any other Person.

“Intellectual Property” means any and all worldwide industrial and intellectual property rights, including all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, technical data, proprietary processes and formulae, algorithms, specifications, customer lists and supplier lists, all designs and any registrations and applications therefor, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor, Internet domain names, all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto, all computer software, including all source code, object code, firmware, and development tools, images, drawings, graphics, files, records and data, all rights in prototypes, all databases and data collections and all rights therein, all moral and economic rights of authors and inventors, however denominated, and any similar or equivalent rights to any of the foregoing.

“IRS” means the United States Internal Revenue Service.

“knowledge” means, with respect to a Person, the actual knowledge of a fact, circumstance, event or other matter by the officers and directors of such Person.

“Law” means any foreign or domestic federal, state, provincial, local, municipal or other law, statute, code, treaty, ordinance, requirement, rule, regulation, legal doctrine, order, permit, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

“Made Available” means the Company or its Representatives (i) made such materials available to Parent or its Representatives during Parent’s physical due diligence inspection conducted between April 4, 2006 and April 8, 2006 at the offices of Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202-3789, which materials were (x) as set forth on the data room indices previously provided to Parent or its Representatives (true, correct and complete copies of which are posted to the electronic database referred to in (iii) below and physically delivered to Parent) or (y) physically delivered on or before April 29, 2006 to Parent in the manner described in the applicable Section of the Company Disclosure Schedule, (ii) posted such materials on the Company’s website at www.aviall.com on or before April 29, 2006, (iii) provided access to such materials, to Parent or its Representatives on an electronic database managed by Haynes and Boone, LLP at www.clientconnect.net, between April 10, 2006 and April 29, 2006, or (iv) filed Company SEC Reports with the SEC which were available through EDGAR on or prior to the date of this Agreement.

“Material Adverse Effect” means any effect, event, occurrence, development, circumstance, change or condition, including without limitation a conflict with, or default or violation of, any Law (each an “Effect”) that, individually or in the aggregate with other Effects is, or is reasonably likely, to (i) be materially adverse to the capitalization, assets (including intangible assets), liabilities, business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) materially impede or delay the Company’s ability to consummate the transactions contemplated by this Agreement in accordance with its terms and applicable Laws; except for the purposes of clause (i) above to the extent that such Effect results from (A) changes or conditions affecting economic or capital markets in the United States or internationally (which changes or conditions, in each case, do not affect the Company in a substantially disproportionate manner), (B) changes in international or national political conditions generally (which changes, in each case, do not affect the Company in a substantially disproportionate manner), (C) changes or conditions affecting the aerospace industry generally (which changes or conditions, in each case, do not affect the Company in a substantially disproportionate manner), (D) changes in any Laws or GAAP or the accounting rules and regulations of the SEC (which changes, in each case, do not affect the Company in a substantially disproportionate manner), (E) the announcement of this Agreement or the transactions contemplated hereby, or (F) any changes in the trading volume or trading prices of Company Common Shares, or any failure by the Company to meet analyst’s forecasts or projections (it being understood that the underlying cause of or causes of such changes or failure may be deemed to constitute a Material Adverse Effect, and this clause (F) shall be disregarded in determining whether the underlying cause of such changes or failure is itself a Material Adverse Effect).

“Material Contract” has the meaning set forth in Section 4.11(a).

“Merger” has the meaning set forth in the preamble.

“Merger Consideration” has the meaning set forth in Section 3.1(a).

“Merger Sub” has the meaning set forth in the preamble.

“Noteholders” has the meaning set forth in Section 6.17(c).

“Notes Consents” has the meaning set forth in Section 6.17(b).

“Notes Offer to Purchase” has the meaning set forth in Section 6.17(a).

“Notes Tender Offer” has the meaning set forth in Section 6.17(a).

“Notes Tender Offer Documents” has the meaning set forth in Section 6.17(c).

“Notice of Superior Offer” has the meaning set forth in Section 6.6(d).

“Open Source Materials” means all software or other material that is distributed as “free software,” “open source software” or under a similar licensing or distribution term.

“Other Filings” means all filings made by, or required to be made by, the Company or Parent, as the case may be, with the SEC, other than the Proxy Statement.

“Outside Date” has the meaning set forth in Section 8.1(b).

“Parent” has the meaning set forth in the preamble.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate with other Effects, is, or is reasonably likely, to (i) be materially adverse to the capitalization, assets (including intangible assets), liabilities, business, financial condition or results of operations of Parent and Parent Subsidiaries, taken as a whole, or (ii) materially impede or delay Parent’s ability to consummate the transactions contemplated by this Agreement in accordance with its terms and applicable Laws; except for the purposes of clause (i) above to the extent that such Effect results from (A) changes or conditions affecting economic or capital markets in the United States or internationally (which changes or conditions, in each case, do not affect Parent in a substantially disproportionate manner), (B) changes in international or national political or regulatory conditions generally (which changes do not affect Parent in a substantially disproportionate manner), (C) changes or conditions affecting the aerospace industry generally (which changes or conditions, in each case, do not affect Parent in a substantially disproportionate manner), (D) changes in any Laws or GAAP or the accounting rules and regulations of the SEC (which changes, in each case, do not affect Parent in a substantially disproportionate manner), (E) the announcement of this Agreement or the transactions contemplated hereby, or (F), any changes in the trading volume or trading prices of the capital stock of Parent or failure by Parent to meet analyst’s forecasts or projections (it being understood that the underlying cause of or causes of such changes or failure may be deemed to constitute a Parent Material Adverse Effect, and this clause (F) shall be disregarded in determining whether the underlying cause of such changes or failure is itself a Parent Material Adverse Effect).

“Parent Subsidiary” has the meaning set forth in Section 5.3(a).

“Person” means an individual, corporation, limited liability company, partnership (limited, general or otherwise), association, trust, business trust, unincorporated organization, or other entity or group.

“Proposed Amendments” has the meaning set forth in Section 6.17(d).

“Proxy Statement” has the meaning set forth in Section 6.3(a).

“Regulatory Conditions” has the meaning set forth in Section 8.1(b).

“Release” means any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into the environment or the workplace of any Hazardous Substance.

“Representatives” means an entity’s directors, officers, employees, Affiliates, accountants, consultants, legal counsel, advisors, investment bankers, brokers, agents and other representatives.

“Repurchase Rights” means outstanding rights to repurchase Company Common Shares that are held by the Company or similar restrictions in the Company’s favor with respect to Company Common Shares.

“Restraint” has the meaning set forth in Section 7.1(b).

“Savings Plan” has the meaning set forth in Section 6.12(b).

“SEC” means the Securities and Exchange Commission.

“Secretary of State” has the meaning set forth in Section 2.3.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Notes” has the meaning set forth in Section 6.17(a).

“SOXA” has the meaning set forth in Section 4.7(a).

“Standard NDAs” has the meaning set forth in Section 4.14(g).

“Statement No. 5” has the meaning set forth in Section 4.7(b).

“Subsidiary” of a specified entity means any corporation, partnership, limited liability company, joint venture or other entity of which the specified entity (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests.

“Superior Offer” means, with respect to the Company, an unsolicited, bona fide written offer made by a third party for an Acquisition Proposal (except that references to “10%” in clauses (i) and (iii) of the definition of “Acquisition Proposal” shall be deemed to be a reference to “50%”), on terms that the Company Board has in good faith concluded (after consultation with its outside legal counsel and its financial advisor), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the Person making the offer, to be more favorable, from a financial point of view, to the Company’s stockholders (in their capacities as stockholders) than the terms of the Merger and is reasonably capable of being consummated.

“Supplemental Indenture” has the meaning set forth in Section 6.17(d).

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Taxes” means (i) all taxes, levies, assessments, duties, imposts or other like assessments, charges or fees (including estimated taxes, charges and fees), including income, profits, corporations, advance corporation, gross receipts, transfer, excise, property, sales, use value-added, ad valorem, license, capital, wage, employment, payroll, withholding, social security, severance, occupation, import, custom, stamp, alternative, add-on minimum, environmental, franchise or other governmental taxes or charges, imposed by any Governmental Entity responsible for the imposition of any such tax (each, a “Tax Authority”), including any interest, penalties or additions to tax applicable or related thereto, (ii) all liability for the payment of any amounts of the type described in clause (i) as the result of being (or ceasing to be) a member of an affiliated, consolidated, combined or unitary group (or being included (or required to be included) in any Tax Return related thereto), and (iii) all liability for the payment of any amounts as a result of an express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person with respect to the payment of any amounts of the type described in clause (i) or clause (ii).

“Tax Return” means any report, return, statement, declaration, claim for refund, information return or other written information (including any related or supporting schedules, statements or information and amended returns) filed or required to be filed in connection with any Taxes, including the administration of any Laws, regulations or administrative requirements relating to any Taxes.

“Third Party Intellectual Property Rights” means any Intellectual Property owned by a third party.

“WARN Act” has the meaning set forth in Section 4.10(n).

ARTICLE 2

The Merger

2.1 The Merger. Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub, at the Effective Time, shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

2.2 The Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at 10:00 am (EST) on a date designated by Parent but that shall be no later than five Business Days after the satisfaction or waiver of each of the conditions set forth in Article 7 (other than those conditions that by their terms are to be satisfied at Closing, but subject to the satisfaction or waiver of such condition at such time) or at such other time or date as the parties hereto agree. The Closing shall take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, 30 Rockefeller Plaza, Suite 2400, New York, NY 10112, or at such other location as the parties hereto agree. The date on which the Closing occurs is herein referred to as the “Closing Date.”

2.3 Effective Time. Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL (the “Certificate of Merger”) shall be duly executed by the Company, and, simultaneously with or as soon as practicable following the Closing, filed with the Secretary of State of the State of Delaware (the “Secretary of State”). The Merger shall become effective upon the later of: (a) the date and time of the filing of the Certificate of Merger with the Secretary of State, or (b) such later date and time as may be specified in the Certificate of Merger with the prior written consent of Parent. The date and time the Merger becomes effective is referred to in this Agreement as the “Effective Time.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation; Bylaws. At the Effective Time, the Company Certificate of Incorporation and the Company Bylaws as in effect immediately prior to the Effective Time shall be amended so as to read in the forms of Exhibits A and B hereto, respectively, and, as so amended, shall be the certificate of incorporation and bylaws of the Surviving Corporation.

2.6 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time, together with Paul E. Fulchino, shall be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, together with such other Persons (if any) as set forth on Section 2.6 of the Company Disclosure Schedule, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE 3

Conversion of Securities; Exchange of Certificates

3.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

(a) Conversion Generally. Each Company Common Share issued and outstanding immediately prior to the Effective Time (other than any Company Common Shares to be canceled pursuant to Section 3.1(b) and

Dissenting Shares referred to in Section 3.5) shall be converted, subject to other provisions of this Section 3.1 and Section 3.2(e), into the right to receive $48.00 in cash without interest (the “Merger Consideration”). At the Effective Time, all such Company Common Shares shall no longer be outstanding and shall automatically cease to exist, and each certificate previously representing any such shares shall thereafter represent only the right to receive the Merger Consideration, subject to other provisions of this Section 3.1, Section 3.2(e) and Section 3.5.

(b) Cancellation of Certain Shares. Each Company Common Share held, immediately prior to the Effective Time, by the Company, Parent, Merger Sub or any Subsidiary of Company, Parent or Merger Sub shall be canceled and extinguished without any conversion thereof, and no payment shall be made with respect thereto.

(c) Change in Shares. In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Common Shares occurring after the date of this Agreement and prior to the Effective Time, the Merger Consideration and all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided therefor that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

(d) Capital Stock of Merger Sub. At the Effective Time, each share of capital stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the sole stockholder of Merger Sub, be converted into and become one share of common stock of the Surviving Corporation (and the shares of Surviving Corporation into which the shares of Merger Sub capital stock are so converted shall be the only shares of the Surviving Corporation’s capital stock that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Merger Sub common stock will evidence ownership of such shares of common stock of the Surviving Corporation.

3.2 Exchange of Certificates.

(a) Exchange Procedures.

(i) Promptly after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of Company Common Shares (as of immediately prior to the Effective Time) (i) a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the certificates which immediately prior to the Effective Time represented such holder’s Company Common Shares (“Certificates”) to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify and (ii) instructions for use in effecting surrender by such holder of Certificates to the Exchange Agent in exchange for the Merger Consideration.

(ii) The holder of each Certificate, upon the surrender by such holder to the Exchange Agent of such Certificate, together with the letter of transmittal duly completed and validly executed by such holder in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, shall be entitled to receive in exchange for such Certificate a check for the Merger Consideration into which the Company Common Shares theretofore represented by such Certificate have been converted pursuant to Section 3.1, and such Certificate shall forthwith thereafter be canceled. In the event of a transfer of ownership of Company Common Shares that is not registered on the transfer records of the Company, the cash consideration payable hereunder with respect to such Company Common Shares may be paid to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer. Each Certificate shall be deemed at all times from and after the Effective Time to represent only the right to receive, upon exchange as contemplated in this Section 3.2, the Merger Consideration into which the Company Common Shares formerly represented by such Certificate are converted in the Merger. No interest shall be paid or accrue on any Merger Consideration payable upon surrender of any Certificate.

(b) Exchange Agent. At or prior to the Effective Time, Parent or a direct or indirect Subsidiary of Parent shall enter into an agreement with a nationally recognized financial institution designated by Parent (the “Exchange Agent”), which shall establish reasonable procedures mutually acceptable to Parent and the Company, for exchange in accordance with this Article 3, through the Exchange Agent, an amount of cash sufficient to deliver to the holders of Company Common Shares (other than Dissenting Shares) the aggregate Merger Consideration (such cash being hereinafter referred to as the “Exchange Fund”) deliverable pursuant to Section 3.1 in exchange for outstanding Company Common Shares. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued pursuant to Section 3.1 out of the Exchange Fund.

(c) Further Rights in Company Common Shares. All Merger Consideration issued and paid upon conversion of the Company Common Shares in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Company Common Shares.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Shares for six (6) months after the Effective Time shall be promptly delivered to Parent upon demand, and any holders of Company Common Shares who have not theretofore complied with this Article 3 shall thereafter look only to Parent (subject to applicable abandoned property, escheat and similar Laws) for the Merger Consideration, without any interest thereon, only as a general unsecured creditor thereof. Notwithstanding anything to the contrary contained herein, if any Certificate has not been surrendered prior to the fifth anniversary of the Effective Time (or immediately prior to such earlier date on which the Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable Laws, become the property of Parent, free and clear of all claims or interests of any Person previously entitled thereto.

(e) No Liability. None of Parent, the Company, Merger Sub or the Surviving Corporation shall be liable to any Person for any cash from the Exchange Fund delivered to a Governmental Entity pursuant to any applicable abandoned property, escheat or similar Laws.

(f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by Parent or the Exchange Agent in their respective discretion, the posting by such Person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, without any interest thereon.

(g) Withholding. Parent, Merger Sub or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares, Company Options or Company Warrants such amounts as Parent, Merger Sub or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local, provincial or foreign Tax Law, or pursuant to other applicable judgments, decrees, injunctions or orders, with respect to the making of such payment. To the extent that amounts are so withheld by Parent, Merger Sub or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Shares, Company Options or Company Warrants in respect of whom such deduction and withholding was made by Parent, Merger Sub or the Exchange Agent.

3.3 Share Transfer Books. At the Effective Time, the share transfer books of the Company shall be closed, and, thereafter, there shall be no further registration of transfers of Company Common Shares theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of certificates representing Company Common Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Common Shares, except as otherwise provided herein or by applicable Laws. On and after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration, without interest.

3.4 Convertible Securities.

(a) Company Options. Prior to the Effective Time, the Company shall take all action, including obtaining consents from holders of Company Options, necessary to cause each then-outstanding unexpired and unexercised Company Option, whether vested or unvested, to be canceled immediately prior to, but subject to the occurrence of, the Effective Time. In consideration for such cancellation, the holder of each such Company Option shall receive, as soon as reasonably practicable at or after the Effective Time, a cash payment from Parent or the Surviving Corporation equal to the product of (i) the total number of shares that were subject to such Company Option immediately prior to the Effective Time, and (ii) the excess (if any) of (A) the Merger Consideration over (B) the exercise price per share subject to such Company Option, such cash payment to be reduced by any required withholding of Taxes.

(b) Company Warrants. Following the Effective Time, each Company Warrant shall represent only the right, upon the valid exercise thereof, if any, to receive the Merger Consideration for each Company Common Share into which such Company Warrant may be exercised and shall in no event be exercisable for any equity securities of Parent, the Company or any of their Subsidiaries. In addition, the Company shall take all action necessary to cause all holders of Company Warrants to either fully exercise such Company Warrants prior to the Effective Time or agree that such Company Warrants shall be terminated upon the Effective Time; provided, however, that the holder of any such terminated Company Warrant shall be entitled to receive following the Effective Time, upon surrender of the certificate representing such Company Warrant, only an amount equal to the product of (x) the number of Company Common Shares issuable upon exercise of such Company Warrant multiplied by (y) the excess, if any, of the per share Merger Consideration over the per share exercise price in effect for such Company Warrant.

(c) Stock Appreciation Rights. At the Effective Time, except as otherwise provided in the Retention and Non-Competition Agreements, all Company stock appreciation rights (“Company SARs”) then unvested shall vest in accordance with their terms and each holder of Company SARs shall receive as soon as reasonably practicable at or after the Effective Time, a cash payment from Parent or the Surviving Corporation equal to the product of (i) the total number of vested Company SARs (including those that vest pursuant to the operation of this subsection (c)), and (ii) the excess (if any) of (A) the Merger Consideration over (B) the grant price of such Company SARs, such cash payment to be reduced by any required withholding of Taxes.

(d) The Company shall take all action necessary in order to effect the foregoing provisions of this Section 3.4 as of the Effective Time. Any materials to be submitted to the holders of Company Options or Company Warrants shall be subject to review and approval by Parent (which approval shall not be unreasonably withheld or delayed).

3.5 Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, Company Common Shares that are outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Company Common Shares in accordance with Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into a right to receive the Merger Consideration and will be paid for by the Surviving Corporation in accordance with Section 262 of the DGCL; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal and payment under the DGCL, the right of such holder to such appraisal of its Company Common Shares shall cease, and such Company Common Shares shall be deemed converted as of the Effective Time into the right to receive the Merger Consideration as provided in this Article 3. The Company shall give Parent prompt notice of any written demands (or purported demands) for appraisal received by the Company, withdrawals of such demands, and any other related instruments served pursuant to

Section 262 of the DGCL and received by the Company. Parent shall direct all negotiations and proceedings with respect to demands for appraisal under the DGCL and the Company shall not, except with Parent’s prior written consent, (i) voluntarily make any payment with respect to any demands for appraisal for Dissenting Shares, (ii) offer to settle, or settle, any such demands, (iii) waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL, or (iv) agree to do any of the foregoing.

ARTICLE 4

Company Representations and Warranties

Except as set forth in the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Schedule”), which identifies exceptions by specific Section references, the Company hereby represents and warrants to Parent and Merger Sub as follows:

4.1 Organization and Qualification; Subsidiaries.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Company (each a “Company Subsidiary” and, collectively, the “Company Subsidiaries”) has been duly organized, and is validly existing and in good standing, under the laws of the jurisdiction of its incorporation or organization, as the case may be. Each of the Company and each Company Subsidiary has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted and as currently proposed by it to be conducted, except where failure to have such governmental approvals would not have a Material Adverse Effect. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing would not have, individually or in the aggregate, a Material Adverse Effect.

(b) Section 4.1(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of all of the Company Subsidiaries and the jurisdictions of their incorporation or organization, as the case may be. None of the Company or any Company Subsidiary holds an Equity Interest in any other Person (other than a Company Subsidiary). The Company is the direct or indirect owner of all of the issued and outstanding shares of capital stock or limited liability company interests of each Company Subsidiary, and all such shares of capital stock and limited liability company interests are duly authorized, validly issued, fully paid and nonassessable. All of the issued and outstanding shares of capital stock or limited liability company interests of each Company Subsidiary are owned directly or indirectly by the Company free and clear of all Encumbrances and are not subject to any preemptive right or right of first refusal created by statute, the Certificate of Incorporation and Bylaws or other equivalent organizational documents, as applicable, of such Company Subsidiary or any Contract to which such Company Subsidiary is a party or by which it is bound. Other than prepaid purchase obligations to suppliers, there are no outstanding contractual obligations of the Company or any Company Subsidiary to loan funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person, other than a Company Subsidiary.

(c) There are no outstanding subscriptions, options, warrants, “put” or “call” rights, exchangeable or convertible securities or other Contracts of any character relating to the issued or unissued capital stock or other securities of any Company Subsidiary, or otherwise obligating the Company or any Company Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire or sell any such securities of a Company Subsidiary.

(d) The Company has Made Available to Parent copies of all certificate or articles of incorporation, bylaws, and other organizational documents of each of the Company Subsidiaries, as currently in effect. The Company has Made Available to Parent copies of all charters of each committee of the Company Board and any code of conduct or similar policy adopted by the Company.

4.2 Certificate of Incorporation and Bylaws; Corporate Books and Records. The copy of the Company’s Restated Certificate of Incorporation (the “Company Certificate of Incorporation”) attached to Section 4.2(i) of the Company Disclosure Schedule and the copy of the Company’s Amended and Restated Bylaws (the “Company Bylaws”) attached to Section 4.2(ii) of the Company Disclosure Schedule are true, correct and complete copies thereof as in effect on the date hereof. The Company has Made Available to Parent a true, correct and complete copy of the Certificate of Incorporation and Bylaws or other equivalent organizational documents, as applicable, of each Company Subsidiary, in each case as amended to date. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. True, correct and complete copies of all minute books of the Company and Aviall Services, Inc. (containing records of all proceedings, consents, actions and meetings of the Board of Directors, committees of the Board of Directors and stockholders of the Company and Aviall Services, Inc.) from January 1, 2003 through February 23, 2006 and January 30, 2006, respectively, have been Made Available by the Company to Parent. For the period from January 1, 2003 through the date of this Agreement, there are no records of any material proceedings, consents, actions or meetings of the Board of Directors and stockholders of any Company Subsidiary other than those that have been Made Available. The minute books of the Company and each Company Subsidiary Made Available to Parent contain materially accurate summaries of all meetings of directors and stockholders or actions by written consent of the directors and stockholders of the Company and the respective Company Subsidiaries from January 1, 2003 through January 30, 2006 and there have been no material proceedings, consents, actions or meetings of the Board of Directors or stockholders of any Company Subsidiary since January 30, 2006 until the date of this Agreement.

4.3 Capitalization.

(a) The authorized capital shares of the Company consist of 80,000,000 Company Common Shares and 10,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Shares”). As of April 24, 2006, (A) 34,206,454 Company Common Shares (other than treasury shares) were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights of which 169,367 are subject to unvested awards of restricted stock, and (B) 2,068,165 Company Common Shares were held in the treasury of the Company. As of the date hereof, no Company Preferred Shares are issued or outstanding. There are no options, warrants, reserved Company Common Shares, or other rights, Contracts or arrangements of any character to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound relating to the issued or unissued Equity Interests of the Company or any Company Subsidiary, or securities convertible into or exchangeable for such Equity Interests, or obligating the Company or any Company Subsidiary to issue or sell any of its capital shares or other Equity Interests, or securities convertible into or exchangeable for such capital shares of, or other Equity Interests in, the Company or any Company Subsidiary. Since December 31, 2005, the Company has not issued any Equity Interests, or securities convertible into or exchangeable for such Equity Interests, other than those Company Common Shares reserved for issuance as set forth in this Section 4.3 or Section 4.3(a) of the Company Disclosure Schedule. All issued and outstanding Company Common Shares and all outstanding Company Options and Company Warrants were issued, and all repurchases of Company Common Shares were made, in material compliance with all applicable Laws, including federal and state securities laws and all requirements set forth in applicable Contracts.

(b) As of April 24, 2006, the Company has reserved 3,190,220 Company Common Shares for issuance to employees, non-employee directors and consultants pursuant to the Company Stock Option Plans, of which 2,862,884 shares are subject to outstanding and unexercised Company Options or Company SARs with a weighted average exercise or base price of $18.77. As of the date of this Agreement, there were no Company Common Shares that are subject to Repurchase Rights. All of the Company Common Shares subject to issuance under the Company Stock Option Plans, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. True, correct and complete copies of each of the Company Stock Option Plans and the standard form of all agreements and instruments relating to or issued under each Company Stock Option Plan and all agreements and instruments relating to or issued under the Company Stock Option Plans or Company Options that differ in any material respect from such standard form agreements have been Made Available to Parent, and such agreements and instruments have not been amended, modified or supplemented since being Made Available to Parent, and there are no agreements, understandings or commitments to amend, modify or supplement such agreements or instruments in any case from those Made Available to Parent.

(c) As of the date of this Agreement, there are outstanding and unexercised Company Warrants to purchase 262,500 Company Common Shares and 262,500 Company Common Shares were reserved for issuance pursuant thereto. Section 4.3(c) of the Company Disclosure Schedule identifies for each Company Warrant, (i) the name of the holder of such Company Warrant as of the date of this Agreement, (ii) the date on which such Company Warrant was granted, (iii) the exercise price per share of such Company Warrant, (iv) the number of shares covered by such Company Warrant, (v) the number of Company Common Shares as to which such Company Warrant had vested at such date, (vi) the applicable vesting schedule for such Company Warrant and whether the exercisability or vesting of such Company Warrant will be accelerated in any way by the Merger or the transactions contemplated hereby, (vii) whether such Company Warrant was issued in connection with the performance of services and (viii) the date on which such Company Warrant expires. All of the Company Common Shares subject to issuance pursuant to Company Warrants, upon issuance prior to or at the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Company has Made Available to Parent complete and correct copies of all Company Warrants. All outstanding Company Warrants will represent rights to acquire only the Merger Consideration following the Effective Time pursuant to Section 3.4(b).

(d) Other than arising under the Credit Facility and as provided in the Company Stock Option Plans or Company’s agreements granting Company Stock Options to employees of the Company or any Company Subsidiary, there are no outstanding contractual obligations of the Company or any Company Subsidiary (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any Company Common Shares or any other Equity Interests in the Company or any Company Subsidiary.

4.4 Authority.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement (other than the Company Stockholders Approval). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action (other than the Company Stockholders Approval). This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar Laws affecting the rights of creditors generally and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies. The Company Board has unanimously (A) approved and declared advisable this Agreement and the Merger, (B) determined that this Agreement and the terms and conditions of the Merger are fair to, advisable and in the best interests of the Company and its stockholders, and (C) has directed that the adoption of this Agreement be submitted to the Company’s stockholders for approval at a meeting of such stockholders and recommended that all of the Company’s stockholders adopt this Agreement. The affirmative vote of the holders of a majority of all Company Common Shares issued and outstanding on the record date set for the meeting of the Company’s stockholders to adopt this Agreement (the “Company Stockholders Meeting”) is the only vote of the holders of capital stock of the Company necessary to adopt this Agreement and effect the Merger under applicable Law and the Company Certificate of Incorporation (the “Company Stockholders Approval”).

(b) The Company has taken all appropriate actions so that the restrictions on “business combinations” contained in Section 203 of the DGCL will not apply with respect to or as a result of this Agreement and the transactions contemplated hereby, including the Merger, without any further action on the part of the Company’s stockholders or the Company Board. Other than Section 203 of the DGCL, no state takeover statute or similar statute or regulation is applicable to, or purports to be applicable to, this Agreement, the Merger or any other transactions contemplated by this Agreement.

4.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company or consummation of the transactions contemplated by this Agreement, subject to obtaining the Company Stockholders Approval, will not, (i) conflict with or violate any provision of the Company Certificate of Incorporation or Company Bylaws or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.5(b) have been obtained and all filings and notifications described in Section 4.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any Company Subsidiary, or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (iii) result in the creation of any Encumbrance on any of the properties or assets of the Company or any Company Subsidiary or (iv) require any consent or approval under, result in any breach of or any loss of any benefit under, or modify, accelerate or terminate any rights or obligations under, or constitute a change of control or default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation pursuant to, any Material Contract or Company Permit, except in the case of clauses (iii) and (iv), for such Encumbrances, or absences of consents or approvals, which would not have a Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except under the Exchange Act, the Securities Act, any applicable Blue Sky Laws, the rules and regulations of the New York Stock Exchange, Antitrust Laws, and the filing of the Certificate of Merger as required by the DGCL.

4.6 Permits; Compliance With Law.

(a) Each of the Company and each Company Subsidiary is in possession of all authorizations, licenses, permits, certificates, registrations, approvals and clearances of any Governmental Entity, and has made all filings, applications and registrations with any Governmental Entity, in each case that are necessary for the Company and each Company Subsidiary to own, lease and/or operate its properties or other assets, or to carry on its respective businesses substantially in the manner described in the Company SEC Reports filed prior to the date hereof and substantially as it is being conducted as of the date hereof (the “Company Permits”), and all such Company Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect.

(b) None of the Company or any Company Subsidiary is in conflict with, or in default or violation of, (A) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (B) any Company Permit, except, with respect to both clauses (A) and (B), for any such conflicts, defaults or violations that would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries taken as a whole. None of the Company Permits will become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Company Subsidiary has, within the last three (3) years, received any written warning, notice of violation, notice of revocation or other communication from or on behalf of any Governmental Entity, alleging (x) any material violation of any Company Permit or (y) that the Company or any Company Subsidiary requires any material Company Permit for its business as currently conducted that is not currently held by it. No investigation or material inquiry by any Governmental Entity with respect to the Company or any Company Subsidiary is pending or, to the knowledge of the Company, threatened, in each case with respect to any alleged or claimed violation of Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected.

(c) The Company and each Company Subsidiary are in material compliance with all statutory and regulatory requirements under the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (22 C.F.R. § 120 et seq.), the Export Administration Regulations (15 C.F.R. § 730 et seq.) and associated executive orders, the Laws implemented by the Office of Foreign Assets Controls, United States Department of Treasury and all other domestic or foreign Laws relating to export control (collectively, the “Export Control Laws”) except as would not individually or in the aggregate be material to the Company and the Company Subsidiaries taken as a whole. Neither the Company nor any Company Subsidiary has received any written communication that alleges that the Company or any Company Subsidiary is not, or may not be, in compliance with, or has, or may have, any liability under Export Control Laws. The Company and each Company Subsidiary has all necessary authority under the Export Control Laws to conduct their respective businesses substantially in the manner described in the Company SEC Reports filed prior to the date hereof and substantially as they are being conducted on the date hereof except as would not, individually or in the aggregate, be material to the Company or the Company Subsidiaries.

(d) The Company, each Company Subsidiary, all directors, officers, employees, Affiliates and authorized agents of each of the foregoing and any other Person associated with or acting on behalf of the Company or any Company Subsidiary are in compliance with all legal requirements under (i) the Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1, et seq) and the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such Convention, (ii) all international anti-bribery conventions (other than the convention described in clause (i)), and (iii) all other applicable Laws where any of the foregoing Persons do business relating to corruption, bribery, ethical business conduct, money laundering, political contributions, gifts and gratuities, or lawful expenses, to public officials and private persons, and Laws requiring the disclosure of agency relationships or commissions and the anticorruption rules of any international financial institutions with which it does business (collectively, the “Anti-Bribery Laws”) except as would not, individually or in the aggregate, be material to the Company or the Company Subsidiaries. Neither the Company nor any Company Subsidiary has received any written communication that alleges that the Company, any Company Subsidiary, any director, officer, employee, Affiliate or authorized agents of any of the foregoing or any other Person associated with or acting on behalf of the Company or any Company Subsidiary is, or may be, in violation of, or has, or may have, any material liability under, the Anti-Bribery Laws.

(e) Neither the Company nor any of the Company Subsidiaries (i) takes title to, or takes possession of, any products or goods (other than goods of the Company or any Company Subsidiary) that are listed for sale on the Inventory Locator Service, LLC electronic marketplace or any other electronic marketplace, auction- or exchange-related Internet or online website or postings owned or controlled by the Company or the Company Subsidiaries or (ii) receives or collects any compensation or fees from the Inventory Locator Service, LLC electronic marketplace or any other electronic marketplace, auction- or exchange-related Internet or online website or postings, owned or controlled by the Company or the Company Subsidiaries other than subscription fees for participation or membership in the Inventory Locator Service, LLC electronic marketplace.

(f) Neither the Company nor any Company Subsidiary is a “Specially Designated National” or other “Blocked Person” identified by the United States government, nor a Person that is owned or controlled by or acts on behalf of a “Specially Designated National” or “Blocked Person.” To the Company’s knowledge, none of Company’s Affiliates or brokers or any director, officer, employee, nor authorized agent of the Company or any Company Subsidiary (if any), acting or benefiting in any capacity in connection with this

Agreement, and none of the funds or other assets to be transferred hereunder are the property of, or beneficially owned, directly or indirectly, by any “Specially Designated National” or “Blocked Person,” nor are such funds or other assets the proceeds of any specified unlawful activity as defined by 18 U.S.C. § 1956(c)(7). None of the Company or any Company Subsidiary has engaged in or facilitated any prohibited transactions with any “Specially Designated National” or other “Blocked Person” without proper prior authorization from the United States government.

4.7 SEC Filings; Financial Statements.

(a) The Company has filed on a timely basis all forms, reports, statements, schedules and documents (including items incorporated by reference) required to be filed by it with the SEC since January 1, 2003. Except to the extent available in full without redaction on the SEC’s web site through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), including those filed on or after the date of this Agreement, the Company has Made Available to Parent copies of, in the form filed with the SEC, all of the following documents filed on or after January 1, 2003 through the date hereof: (i) the Company’s Annual Reports on Form 10-K, (ii) the Company’s Quarterly Reports on Form 10-Q, (iii) all proxy and information statements relating to the Company’s meetings of stockholders (whether annual or special) and all information statements relating to stockholder consents, (iv) the Company’s Current Reports on Form 8-K, (v) all other forms, reports, statements, schedules and documents filed by the Company with the SEC (the forms, reports, statements, schedules and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above, whether or not available through EDGAR, are, collectively, including those filed on or after the date of this Agreement, the “Company SEC Reports” and (vi) all certifications and statements required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (“SOXA”), and the rules and regulations of the SEC promulgated thereunder, with respect to any report referred to in clause (i) or (ii) (collectively, the “Certifications”). To the Company’s knowledge, except as disclosed in the Company SEC, each director and officer (as defined in Rule 16a-1(f) under the Exchange Act) of the Company has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder. No Company Subsidiary is, or since January 1, 2003 has been, required to file any form, report, statement, schedule or other document with the SEC. As used in this Section 4.7, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, transmitted or otherwise made available to the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the “Company Financial Statements”), including each of the Company SEC Reports filed after the date of this Agreement until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor form under the Exchange Act), and (iii) fairly presented the consolidated financial position of the Company and the Company Subsidiaries as at the respective dates thereof and the consolidated results of Company’s and the Company Subsidiaries’ operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring immaterial year-end adjustments in accordance with GAAP. The balance sheet of the Company as of December 31, 2005 (the “Company Balance Sheet Date”) contained in the Company SEC Reports is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any Company Subsidiary has any liabilities (absolute, accrued, contingent or otherwise) required under GAAP to be set forth on a balance sheet that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole, except for (A) liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice which are of the type that typically recur and which do not result from any breach of contract, tort or violation of any Law, (B) those specifically set forth or specifically and adequately reserved against in the Company Balance Sheet, and (C) the fees and expenses of investment bankers, attorneys and accountants incurred in connection with this

Agreement. Except as reflected in the Company Financial Statements, neither the Company nor any Company Subsidiary is a party to any material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K). All reserves that are set forth in or reflected in the Company Balance Sheet have been established in accordance with GAAP consistently applied. At the Company Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 (“Statement No. 5”) issued by the Financial Accounting Standards Board in March 1975) that are not adequately provided for in the Company Balance Sheet as required by Statement No. 5. The Company Financial Statements comply in all material respects with the American Institute of Certified Public Accountants’ Statement of Position 97-2. The Company has not had any material dispute with any of its auditors regarding accounting matters or policies during any of its past three (3) full fiscal years or during the current fiscal year-to-date including without limitation any dispute that would be required to be disclosed in the Company SEC Reports. The books and records of the Company and each Company Subsidiary have been maintained, and are being maintained, in all material respects in accordance with applicable Law and accounting requirements, and the Company Financial Statements are consistent with such books and records.

(c) The Company has Made Available to Parent a true, correct and complete copy of (i) any amendments or modifications, which have not yet been filed with the SEC but that are required to be filed, to Contracts or documents that previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act, and (ii) any correspondence between the Company and the SEC (including all comment letters received by the Company from the SEC and all responses to such comment letters by or on behalf of the Company) for the Company’s three (3) prior fiscal years. No investigation by the SEC with respect to the Company or any Company Subsidiary is pending or, to the knowledge of the Company, threatened.

(d) Each of the Company SEC Reports (i) as of the date of the filing of such report, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and, to the extent then applicable, SOXA, including in each case, the rules and regulations thereunder, and (ii) as of its filing date (or, if amended or superseded by a subsequent filing prior to the date hereof, on the date of such filing) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(e) Each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company) has made all of the Certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of SOXA, and the rules and regulations of the SEC promulgated thereunder. The Certifications complied in all material respects with Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of SOXA, and the rules and regulations promulgated thereunder and the statements contained in the Certifications were true and correct as of the date of the filing thereof. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOXA.

(f) The Company has implemented and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), and such disclosure controls and procedures are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or Persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of the Company required by Section 302 of SOXA with respect to such reports. The Company has Made Available to Parent copies of all written descriptions of, and all policies, manuals and other material documents promulgating such disclosure controls and procedures.

(g) The Company is, and since January 1, 2003 has been, in compliance in all material respects with (i) the applicable listing and corporate governance rules and regulations of the New York Stock Exchange, and (ii) the applicable provisions of SOXA. There has been no material correspondence between the Company and the New York Stock Exchange since January 1, 2003.

(h) Neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or Representative of the Company or any Company Subsidiary has received any complaint, allegation, assertion or claim, in each case, regarding the accounting or auditing practices, procedures, methodologies or methods or potential fraudulent conduct of the Company or any Company Subsidiary or their respective internal controls, or any material inaccuracy in the Company’s Financial Statements, including any complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices. No attorney representing the Company or any Company Subsidiary, or current or former employee of the Company or of any Company Subsidiary, has reported to the Company Board or any committee thereof or to any director or officer of the Company evidence of a violation of securities Laws, breach of fiduciary duty, fraudulent conduct or similar violation by the Company or any of its officers, directors, employees or agents.

(i) PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the Company’s Financial Statements for each of the years in the five (5) year period ended December 31, 2005 included in the Company SEC Reports (including the related notes), is “independent” with respect to the Company and the Company Subsidiaries within the meaning of Regulation S-X and has been “independent” within such meaning at all times since December 31, 2000. The Company has made such disclosure of non-audit services performed by PricewaterhouseCoopers LLP in its proxy statements with respect to its annual meetings of stockholders as is required under the rules and regulations of the SEC, and all such non-audit services have been approved in advance by the audit committee of the Company Board.

(j) The Company has implemented and maintains a system of internal control over “financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, without limitation, that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since January 1, 2003, other than in connection with SOXA compliance and process improvements implemented voluntarily by the Company, (a) there have not been any changes in the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting; (b) there have not been any “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Board) in the design or operation of the Company’s internal controls and procedures that could adversely affect the Company’s ability to record, process, summarize and report the financial data, (c) to the extent there have been any such significant deficiencies or material weaknesses, they have been disclosed to the Company’s outside auditors and the audit committee of the Company Board, and (d) there has not been any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control and procedures. The Company has Made Available to Parent copies of all reports and other documents concerning internal controls filed with the SEC or delivered to the Company by its auditors, in each case, prior to the date of this Agreement. The Company has Made Available to Parent accurate and complete copies of all written descriptions of, and all policies, manuals and other material documents promulgating such internal accounting controls in effect as of the date of this Agreement.

4.8 Disclosure Documents.

(a) The Proxy Statement and any Other Filings made by the Company, and any amendments or supplements thereto, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company’s stockholders, (ii) the time of the Company Stockholders Meeting, and (iii) the Effective Time, will comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and other applicable Laws.

(b) The Proxy Statement and any Other Filings made by the Company, and any amendments or supplements thereto, do not, and will not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company’s stockholders, (ii) the time of the Company Stockholders Meeting, and (iii) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein about Parent or Merger Sub supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

4.9 Absence of Certain Changes or Events. Since December 31, 2005, the Company and each Company Subsidiary has, except as otherwise permitted by this Agreement, conducted its business only in the ordinary course consistent with past practice and, since such date:

(a) there has not been any Material Adverse Effect or an event or development that would, individually or in the aggregate, have a Material Adverse Effect;

(b) there has not been any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company’s capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees or consultants following their termination pursuant to the terms of existing Repurchase Rights;

(c) there has not been any split, combination or reclassification of any of the Company’s capital stock;

(d) there has not been any material increase in compensation or fringe benefits paid or payable to any of the officers, directors or managers or employees of the Company or any Company Subsidiary at the Vice President or director level or higher, or who earn base salary of more than $150,000 per year, or any payment by the Company or any of the Company Subsidiaries of any bonus to any of their officers, directors or managers or employees at the Vice President or director level or higher, or who earn base salary of more than $150,000 per year, or any granting, by the Company or any of the Company Subsidiaries of any increase in severance or termination pay, or any entry by the Company or any of the Company Subsidiaries into, or material modification or amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated hereby, or any subsequent event, other than increases in the ordinary course of business in base salary and target bonuses for employees who are not officers of the Company, in an amount that does not exceed 10% of such base salary, in connection with periodic compensation or performance reviews;

(e) there has not been any material modification of any deferred compensation plan within the meaning of Section 409A of the Code and the proposed regulations promulgated thereunder and Internal Revenue Service Notice 2005-1;

(f) there has not been any change by the Company or any of the Company Subsidiaries in its accounting methods, principles or practices (including any material change in depreciation or amortization policies or rates or revenue recognition policies), except as required by concurrent changes in GAAP;

(g) there has not been any revaluation by the Company or any of the Company Subsidiaries of any of its material assets, including, without limitation, writing-off notes or accounts receivable other than immaterial write-offs in the ordinary course of business;

(h) neither the Company nor any of the Company Subsidiaries has cancelled or forgiven any material debts or waived any claims or rights having material value;

(i) there has not been any sale, transfer, or other disposition of any Company IP Rights or any other material properties or assets (real, personal or mixed, tangible or intangible) by the Company or any of the Company Subsidiaries, except for non-exclusive licenses in the ordinary course of business consistent with past practice;

(j) there has not been any material impairment of any Company IP Rights or any material adverse change in the Company’s or any of the Company Subsidiaries’ rights to use any Intellectual Property licensed from a third party, in each case, other than in the ordinary course of business consistent with past practice;

(k) there has not been any material damage, destruction or loss with respect to assets of the Company or any of the Company Subsidiaries;

(l) neither the Company nor any Company Subsidiary has made any material loan, advance or capital contribution to, or investment in, any Person (other than a Company Subsidiary), including without limitation any loan, advance or capital contribution (regardless of amount) to any director, officer or other Affiliate of the Company, in each case, other than (i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries or entities that became wholly-owned Subsidiaries made in the ordinary course of business, (ii) investments made in accordance with the Company’s investment guidelines, a copy of which has been Made Available to Parent, in the ordinary course of business consistent with past practice and (iii) routine travel advances in accordance with the Company’s travel and expense policy in effect as of the date of this Agreement (a copy of which has been Made Available to Parent), sales commission draws to employees of the Company or any Company Subsidiary and advance purchase payments to the suppliers set forth on Section 4.9(l) of the Company Disclosure Schedule, in an aggregate amount not in excess of $1,000,000 in the ordinary course of business consistent with past practice;

(m) there has not been any material change with respect to the management, supervisory or other key personnel of the Company, any termination of employment of any such employees or a material number of employees, or any labor dispute or claim arising under the National Labor Relations Act involving the Company or any Company Subsidiary;

(n) neither the Company nor any Company Subsidiary has incurred, created or assumed any Encumbrance on any material assets;

(o) neither the Company nor any Company Subsidiary has paid or discharged any material Encumbrance or material liability other than in accordance with its terms in the ordinary course of business consistent with past practices;

(p) neither the Company nor any Company Subsidiary has agreed, whether in writing or otherwise, to take any action described in this Section; and

(q) there has not been any termination or any material modification, amendment or change to, or waiver of any rights under, any Material Contract.

4.10 Employee Benefit Plans.

(a) Section 4.10(a) of the Company Disclosure Schedule lists as of the date of this Agreement, with respect to the Company, any Company Subsidiary and any ERISA Affiliate, (i) all employee benefit plans within the meaning of Section 3(3) of ERISA, (ii) each loan from the Company or an ERISA Affiliate to an employee in excess of $10,000, (iii) all stock option, stock purchase, phantom stock, stock appreciation right, stock-based compensation, supplemental retirement, severance, sabbatical, employee relocation, cafeteria benefit (Section 125 of the Code), dependent care (Section 129 of the Code), life insurance or accident insurance plans, programs or arrangements, (iv) all bonus, pension, profit sharing, savings, retirement, deferred compensation or incentive plans, programs and arrangements, (v) other fringe and employee benefit plans, programs or arrangements that apply to senior management and that do not generally apply to all employees, and (vi) any employment or service agreements (except for offer letters providing for at-will employment that do not provide for severance, acceleration or post-termination benefits), compensation agreements and severance agreements, written or otherwise, for the benefit of, or relating to, any present or former director, officer, employee, or consultant (provided that, for former directors, officers, employees and consultants, such arrangements need only be listed if unsatisfied obligations of the Company or any Company Subsidiary of greater than $10,000 remain thereunder) under which any of the Company or any Company Subsidiary or ERISA Affiliate could reasonably be expected to have any liability (all of the foregoing described in clauses (i) through (vi), collectively, but exclusive of any Foreign Plan, the “Company Benefit Plans”). There are no defined benefit or retiree medical plans outside of the United States other than any Foreign Plan. Furthermore, to the knowledge of the Company, there are no benefit plans outside the United States that have a material cost to the local business other than any Foreign Plan. The Company has not, since July 30, 2002, extended credit, arranged for the extension of credit, or renewed, modified or forgiven an extension of credit made prior to such date, in the form of a personal loan to or for any Person who was, at any time since such date, an officer or director of the Company.

(b) Prior to the date of this Agreement, the Company has Made Available to Parent a true, correct and complete copy of each of the Company Benefit Plans and any related plan documents (including adoption agreements, vendor Contracts and administrative services agreements, trust documents, insurance policies or Contracts including policies relating to fiduciary liability insurance, bonds required by ERISA, amendments to the Company Benefit Plans, employee booklets, summary plan descriptions, and summaries of material modifications and any material employee communications of the Company relating to changes to the Company Benefit Plans) and has, with respect to each Company Benefit Plan that is subject to ERISA reporting requirements, Made Available to Parent true, correct and complete copies of the Form 5500 reports filed for the last three (3) plan years (including all audits, financial statements, schedules and attachments thereto). Any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has (i) obtained from the IRS a current favorable determination letter as to its qualified status under the Code, or (ii) has been established under a standardized master and prototype or volume submitter plan for which a current favorable IRS advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. The Company has also Made Available to Parent a true, correct and complete copy of the most recent such IRS determination letter, advisory letter or opinion letter issued with respect to each such the Company Benefit Plan, and to the knowledge of the Company nothing has occurred since the issuance of each such letter that could reasonably be expected to cause the loss of the Tax-qualified status of any Company Benefit Plan subject to Section 401(a) of the Code. The Company has also Made Available to Parent all registration statements and prospectuses and investment policy statements prepared in connection with each Company Benefit Plan. All individuals who, pursuant to the terms of any Company Benefit Plan, are entitled to participate in any Company Benefit Plan, are currently participating in such Company Benefit Plan or have been offered an opportunity to do so and have declined in writing. Neither the Company nor any Company Subsidiary nor any ERISA Affiliate sponsors or maintains any self-funded employee benefit plan, including any plan to which a stop-loss policy applies.

(c) None of the Company Benefit Plans promises or provides retiree medical or other retiree welfare benefits to any Person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or applicable state law. There has been no “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any Company Benefit Plan that is not exempt under Section 408 of ERISA which has not been corrected and as to which any unsatisfied penalties and excise taxes are reasonably likely to exist. Each Company Benefit Plan has been administered in all material respects in accordance with its terms and the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and the Company, each Company

Subsidiary and each ERISA Affiliate has performed all obligations required to be performed by it under, is not in any material respect in default under or in violation of, and has no knowledge of any material default or violation by any other party to, any of the Company Benefit Plans. All contributions required to be made by the Company, any Company Subsidiary or any ERISA Affiliate to any Company Benefit Plan have been made on or before their due dates and, to the extent required by GAAP, all amounts have been accrued for the current plan year (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the ordinary course of business, consistent with past practice, after the Company Balance Sheet Date as a result of the operations of the Company and the Company Subsidiaries after the Company Balance Sheet Date). In addition, with respect to each Company Benefit Plan intended to include a Code Section 401(k) arrangement, the Company and each Company Subsidiary and ERISA Affiliate have at all times made timely deposits of employee salary reduction contributions and participant loan repayments, as determined pursuant to regulations issued by the United States Department of Labor. No Company Benefit Plan is subject to, and neither the Company nor any Company Subsidiary or ERISA Affiliate has incurred or reasonably expects to incur any liability under Title IV of ERISA (other than for the payment of insurance premiums to the Pension Benefit Guaranty Corporation). No Company Benefit Plan has an accumulated funding deficiency within the meaning of Section 412 of the Code. With respect to each Company Benefit Plan subject to ERISA as either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, the Company has prepared in good faith and timely filed all requisite governmental reports (which were true, correct and complete as of the date filed), including any required audit reports, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Benefit Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company or any Company Subsidiary, is threatened, against the Company or any Company Subsidiary or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor.

(d) Neither the Company nor any Company Subsidiary or ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any “multiemployer plan” as such term is defined in Section 3(37) of ERISA or any “multiple employer plan” as such term is defined in Section 413(c) of the Code to which the Company or any Company Subsidiaries has any liability (contingent or otherwise). There has been no termination or partial termination of any Company Benefit Plan within the meaning of Section 411(d)(3) of the Code in respect of which the Company or any Company Subsidiaries has any liability (contingent or otherwise).

(e) As regards each Foreign Plan, (i) such Foreign Plan is in compliance with the provisions of the Laws of each jurisdiction in which such Foreign Plan is maintained, to the extent those Laws are applicable to such Foreign Plan, (ii) the Company, each Company Subsidiary, and each ERISA Affiliate has complied with all applicable reporting and notice requirements, and such Foreign Plan has obtained from the Governmental Entity having jurisdiction with respect to such Foreign Plan any required determinations, if any, that such Foreign Plan is in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to such Foreign Plan, and (iii) such Foreign Plan has been administered in all material respects in accordance with its terms and applicable Law and regulations.

(f) Section 4.10(f) of the Company Disclosure Schedule lists each Person who the Company reasonably believes is, with respect to the Company, any Company Subsidiary and/or any ERISA Affiliate, a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) determined as of the date hereof.

(g) Section 4.10(g) of the Company Disclosure Schedule lists as of the date of this Agreement the number of employees of the Company or any Company Subsidiary who are absent from active work because of disability or other leave in excess of four Business Days, the nature of such leave (e.g., short-term or long-term disability), and the number of such employees who have been absent for more than thirty (30) days.

(h) None of the execution and delivery of this Agreement, the consummation of the Merger or any other transaction contemplated hereby or any termination of employment or service in connection therewith or subsequent thereto will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Person other than accrued payments, (ii) materially increase or otherwise enhance any benefits otherwise payable by the Company or any Company Subsidiary, (iii) result in the acceleration of the time of payment or vesting of any such benefits, except as required under Section 411(d)(3) of the Code, (iv) increase the amount of compensation due to any Person, or (v) result in the forgiveness in whole or in part of any outstanding loans made by the Company or any Company Subsidiary to any Person.

(i) To the knowledge of the Company, (i) Section 4.10(i) of the Company Disclosure Schedule lists each Company Benefit Plan that grants any compensation, equity award or bonus that could be deemed deferred compensation within the meaning of Section 409A of the Code, and (ii) such Company Benefit Plan is in compliance with Section 409A of the Code.

(j) (i) Each of the Company and each Company Subsidiary is in compliance in all material respects with all currently applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act, (ii) the Company and each Company Subsidiary has paid in full to all employees, independent contractors and consultants all wages, salaries, commissions, bonuses, benefits, and other compensation due to or on behalf of such employees, independent contractors or consultants in accordance with applicable Law, (iii) neither the Company nor any Company Subsidiary is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice), and (iv) there are no material controversies pending or, to the knowledge of the Company, threatened, between the Company or any Company Subsidiary and any of their respective employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity.

(k) To the knowledge of the Company, neither Company nor any of the Company Subsidiaries has any obligation to pay any amount or provide any benefit to any former employee or officer, other than obligations (i) for which Company has established a reserve for such amount on the Company Balance Sheet in accordance with GAAP and (ii) pursuant to Contracts entered into after the Company Balance Sheet Date and disclosed on Section 4.10(k) of the Company Disclosure Schedule. Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement or other labor union Contract, no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary and neither the Company nor any Company Subsidiary has any duty to bargain with any labor organization. There is no pending demand for recognition or, to the knowledge of the Company, any other request or demand from a labor organization for representative status with respect to any Person employed by the Company or any Company Subsidiary. The Company has no knowledge of any activities or proceedings of any labor union to organize their respective employees. There is no labor dispute, strike or group work stoppage against the Company or any Company Subsidiary pending or, to the knowledge of the Company, threatened that may materially interfere with the respective business activities of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary, nor to the knowledge of the Company, any of their respective representatives or employees has been found in the past two (2) years to have committed an unfair labor practice in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or, to the knowledge of the Company, threatened.

(l) To the knowledge of the Company, no employee of the Company or any Company Subsidiary is in violation of any term of any employment agreement, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any Company Subsidiary because of the nature of the business conducted or presently proposed to be conducted by the Company or any Company Subsidiary or to the use of trade secrets or proprietary information of others. No officer or director of the Company or any Company Subsidiary has given notice of termination or resignation to the Company or any Company Subsidiary, nor does the Company otherwise have knowledge that any such officer or director intends to terminate his or her employment with the Company or any Company Subsidiary. The employment of each of the U.S. employees of the Company or any Company Subsidiary is on an “at will” basis, and the Company and each Company Subsidiary does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any such U.S. employees, except as may be required by applicable Law.

(m) Each of the Company and each Company Subsidiary has Made Available to Parent true, correct and complete copies of each of the following currently in force and effect as of the date of this Agreement: (i) all forms of employment agreements and severance agreements and (ii) basic forms of confidentiality, non-competition and/or invention agreements by and between current and former employees and consultants that the Company has had in place since January 1, 2004, (iii) all agreements and/or insurance policies providing for the indemnification of any officers or directors (other than entity formation or organizational documents described in Section 4.2 hereof), (iv) a summary or copy of the Company’s standard severance policy, (v) a summary of material outstanding liability for termination payments and benefits to current and former directors, officers, employees and consultants, and (vi) other material bonus plans.

(n) The Company and each Company Subsidiary is in compliance in all material respects with the Worker Adjustment Retraining Notification Act of 1988, as amended (“WARN Act”), and all similar state or local Laws. In the past two (2) years (i) the Company has not effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company or any Company Subsidiary, and (iii) the Company has not engaged in activity that may trigger application of the WARN Act or any similar state, local or foreign law or regulation. The Company has not caused any of its employees to suffer an “employment loss” (as defined in the WARN Act) during the 90-day period prior to the date of this Agreement.

(o) Neither the Company nor any Company Subsidiary (nor any officer of the Company or any Subsidiary) is a party to any agreement, Contract, or arrangement that, individually or collectively, either alone or together with any other event (including the execution of and consummation of the transactions contemplated by this Agreement), could give rise to the payment of any amount (whether in cash or property, including shares of capital stock) that would not be deductible pursuant to the terms of Section 280G or 162(m) of the Code.

(p) Section 4.10(p) of the Company Disclosure Schedule sets forth the name, title, and reporting relationship for each of the Company’s officers.

4.11 Contracts; Customers and Suppliers.

(a) Section 4.11(a) of the Company Disclosure Schedule lists each of the Material Contracts that are in effect or otherwise binding on the Company or any Company Subsidiary or their respective properties or assets. The term “Material Contract” shall include each of the following: (i) any credit agreement, note, bond, guarantee, mortgage, indenture, lease, or other instrument or obligation pursuant to which any Indebtedness of the Company or any Company Subsidiary is outstanding or may be incurred, in each case, other than (x) equipment leases entered into in the ordinary course of business, (y) capital or operating leases that require annual payments not in excess of $500,000, individually, and (z) guarantees of Company Subsidiary obligations (in the case of each of clauses (x) – (z), with respect to Contracts that would not otherwise be Material Contracts); (ii) any agreement, Contract or binding commitment which was or was required to be filed as an exhibit to the Company SEC Reports; (iii) any Government Contract with the

United States government in excess of $500,000 annually; and (iv) any (A) collective bargaining agreement; (B) employment agreement, Contract or binding commitment providing for annual compensation or payments in excess of $250,000 in the current or any future year; (C) agreement, Contract or commitment of indemnification or guaranty not entered into in the ordinary course of business providing for indemnification which would reasonably be expected to exceed $100,000, as well as any agreement, Contract or commitment of indemnification or guaranty between the Company or any Company Subsidiary and any of their respective officers or directors, irrespective of the amount (other than pursuant to the organizational documents of the Company or any Company Subsidiary); (D) agreement, Contract or binding commitment containing any covenant directly or indirectly limiting the freedom of the Company or any of Company Subsidiary to engage in any line of business, compete with any Person, or sell any product or service (other than Contracts containing (i) geographic limitations or (ii) limitations related to sales to the aftermarket, which limitations have been entered into in the ordinary course of business and, in the case of each (i) and (ii) that would not otherwise be Material Contracts); (E) agreement, Contract or binding commitment that shall result in the payment by, or the creation of any commitment or obligation (absolute or contingent) to pay on behalf of the Company or any Company Subsidiary any severance, termination, “golden parachute,” or other similar payments to any employee following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement; (F) agreement, Contract or binding commitment by the Company or any of its Subsidiaries entered into since January 1, 2004 or that has material obligations that are to be performed subsequent to date hereof, relating to the disposition or acquisition of material assets not in the ordinary course of business or any ownership interest in any Subsidiary or other Person; (G) material agreement, Contract or binding commitment regarding the development, ownership or use of Intellectual Property (including material licenses to or from third parties, but other than commercial off-the-shelf software, as the term is commonly understood); (H) original equipment manufacturer distribution agreement, material partnership, joint venture or similar agreement or arrangement; in excess of (i) $10,000,000 in annual revenue or (ii) Contracts that relate to the purchase by the Company or any Company Subsidiary of distribution rights with payments of $5,000,000 or more; (I) Contract or agreement involving a standstill or similar obligation of the Company or any of its Subsidiaries to a third party; (J) lease for real property which involves consideration or other obligation in excess of $400,000 annually; or (K) (x) any other agreement, Contract or binding commitment which is material to the operation of the Company’s and the Company Subsidiaries’ business, taken as a whole, or (y) which is entered into outside the ordinary course of business and which involves consideration or other obligation in excess of $100,000 annually and, in the case of clauses (x) and (y), which has not been described in the foregoing clauses (A) through (J) above.

(b) There are no material defaults or breaches under any Material Contract by the Company or any Company Subsidiary, or to the knowledge of the Company, any other party thereto. All Material Contracts are in written form. The Company has Made Available to Parent true, correct and complete copies of each Material Contract. Each Material Contract is (i) valid and binding on the Company and each Company Subsidiary party thereto and, to the Company’s knowledge, each other party thereto, (ii) in full force and effect, and (iii) immediately following consummation of the transactions contemplated by this Agreement, shall remain in full force and effect, except, in each case, as would not be material to the Company and the Company Subsidiaries, taken as a whole. The Company and each Company Subsidiary has in all material respects performed all obligations required to be performed by it to the date hereof under each Material Contract and, to the Company’s knowledge, each other party to each Material Contract has in all material respects performed all obligations required to be performed by it under such Material Contract. As of the date hereof, none of the Company or any Company Subsidiary has knowledge of, or has received notice of, any actual or alleged violation or default under (or any condition that with the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract. There exists no default or event of default or event, occurrence, condition or act with respect to the Company or any Company Subsidiary or to the knowledge of the Company, with respect to any other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions would reasonably be expected to (A) become a material default or event of default under any Material Contract or

(B) give any third party (a) the right to declare a default or exercise any remedy under any Material Contract, (b) the right to a rebate, chargeback, refund, credit, penalty or change in delivery schedule under any Material Contract, (c) the right to accelerate the maturity or performance of any obligation of the Company or any Company Subsidiary under any Material Contract, or (d) the right to cancel, terminate or modify any Material Contract, except, in each case, as would not be material to the Company and the Company Subsidiaries, taken as a whole.

(c) With respect to each Contract, agreement, bid or proposal between the Company or any Company Subsidiary and any (i) Governmental Entity, including any facilities Contract for the use of government-owned facilities or (ii) third party relating to a Contract between such third party and any Governmental Entity (each a “Government Contract”), (A) the Company and each Company Subsidiary have complied in all material respects with all requirements of all applicable Laws, or agreements pertaining to such Government Contract, including where applicable the “Cost Accounting Standards” disclosure statement of the Company or such Company Subsidiary; (B) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were complete and correct as of their effective dates and the Company and each Company Subsidiary have complied with all such representations and certifications; (C) neither the United States government nor any prime contractor, subcontractor or other Person has notified the Company or any Company Subsidiary, in writing or orally, that the Company or any of its Subsidiaries has breached or violated any Laws, certification, representation, clause, provision or requirement pertaining to such Government Contract; (D) neither the Company nor any Company Subsidiary has received any notice of termination for convenience, notice of termination for default, cure notice or show cause notice pertaining to such Government Contract; (E) other than in the ordinary course of business, no cost incurred by the Company or any Company Subsidiary pertaining to such Government Contract has been questioned or challenged, is the subject of any audit or investigation or has been disallowed by any Governmental Entity; and (F) no payments due to the Company or any Company Subsidiary pertaining to such Government Contract have been withheld or set off, nor has any claim been made to withhold or set off money, and the Company and its Subsidiaries are entitled to all progress or other payments received with respect thereto, except, in the case of (A) through (F) above, as would not be material to the Company and the Company Subsidiaries, taken as a whole.

(d) Neither the Company nor any Company Subsidiary or to their knowledge, any of their respective directors, officers, employees or authorized agents is or since January 1, 2004 has been under (i) any civil or criminal investigation or indictment by any Governmental Entity or under investigation by the Company or any Company Subsidiaries or (ii) administrative investigation or audit by any Governmental Entity in either case with respect to any alleged improper act or omission arising under or relating to any Government Contract.

(e) There exist (i) no outstanding material claims against the Company or any Company Subsidiary, either by any Governmental Entity or by any prime contractor, subcontractor, vendor or other Person, arising under or relating to any Government Contract, and (ii) no material disputes between the Company or any of Company Subsidiary and the United States government under the Contract Disputes Act, as amended, or any other federal statute, or between the Company or any Company Subsidiary and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract. Neither the Company nor any Company Subsidiary has any interest in any material pending claim against any prime contractor, subcontractor, vendor or other Person arising under or relating to any Government Contract.

(f) Since January 1, 2004, neither the Company nor any Company Subsidiary has been debarred or suspended from participation in the award of Contracts with the United States government or any other Governmental Entity. To the Company’s knowledge, there exist no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company, any Company Subsidiary or any of their respective directors, officers or employees.

(g) Since January 1, 2004 (i) no supplier or customer of the Company or any Company Subsidiary has cancelled or otherwise terminated its relationship with the Company or any Company Subsidiary, except for such cancellations and terminations that, would not have a Material Adverse Effect, (ii) no supplier or customer of the Company or any Company Subsidiary has provided written notice to the Company or any Company Subsidiary of its intent either to terminate its relationship with the Company or any Company Subsidiary or to cancel any material agreement with the Company or any Company Subsidiary, except for such terminations and cancellations that, individually or in the aggregate, would not have a Material Adverse Effect, (iii) none of the suppliers of the Company or any Company Subsidiary is unable to continue to supply the products or services supplied to the Company or any Company Subsidiary by such supplier, except for such inabilities that, individually or in the aggregate, would not have a Material Adverse Effect, and (iv) except as set forth in Section 4.11(g) of the Company Disclosure Schedule, the Company and each Company Subsidiary have no direct or indirect ownership interest in any supplier or customer of the Company or any Company Subsidiary that is material to the Company and the Company Subsidiaries taken as a whole.

(h) Neither the Company nor any Company Subsidiary provides any Company warranty for products sold or services rendered by the Company and the Company Subsidiaries since January 1, 2001. With respect to the Company’s and the Company Subsidiaries’ businesses or assets, (i) to the Company’s knowledge, there are no outstanding Federal Aviation Administration or other non U.S. civil or military aviation administration mandated retro-fit campaigns for warrantable conditions applicable to any products manufactured, sold, leased or delivered by the Company or any Company Subsidiary other than retro-fit campaigns that have already been put into effect and are not material to the Company and the Company Subsidiaries, taken as a whole, and (ii) to the Company’s knowledge, there is no systemic design, manufacturing or other defect in any model or type of product or product specification of the Company or the Company Subsidiaries in connection with any product manufactured, sold, leased, or delivered by the Company or the Company Subsidiaries, in each case, other than defects for which a recall has been put into effect and is not material to the Company and the Company Subsidiaries, taken as a whole.

(i) No facility or personnel security clearances of any Governmental Entity are necessary or required to conduct the Company’s and the Company Subsidiaries’ businesses as currently conducted by the Company and the Company Subsidiaries. None of the Company or any Company Subsidiary possess, hold or are subject to any facility or personnel security clearances of any Governmental Entity.

4.12 Litigation. Except as set forth in the Company SEC Reports filed prior to the date of this Agreement, (i) there is no suit, claim, ethics complaint, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or, to the knowledge of the Company, for which the Company or any Company Subsidiary is obligated to indemnify a third party, (ii) none of the Company or any Company Subsidiary is subject to any outstanding order, writ, judgment, injunction, decree, or arbitration ruling or award, and (iii) there has been no refusal to indemnify or denial of indemnification and no intention to refuse indemnification, by any third party in connection with any past, pending or threatened suit, claim, action, proceeding, investigation, order, ruling or award with respect to which the Company or any Company Subsidiary is or may be entitled to indemnification from any third party, except, in each case, as would not be material to the Company and the Company Subsidiaries, taken as a whole. Neither the Company nor any Company or Subsidiary has any material action, suit, proceeding, claim, mediation or arbitration pending against any other Person. There has not been since December 31, 2001, nor are there currently, any internal investigations or inquiries being conducted by the Company, the Company Board (or any committee thereof) or any third party at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, illegal activity, fraudulent or deceptive conduct, violation of Company policy or other misfeasance or malfeasance issues.

4.13 Environmental Matters.

(a) The Company and each Company Subsidiary are in material compliance with all Environmental Laws.

(b) There are no Environmental Claims against the Company, any Company Subsidiary or, to the knowledge of the Company, any entity for which the Company has financial responsibility, nor to the knowledge of the Company have any of them received any written or oral notification of any allegation of any actual or potential responsibility for, or any inquiry or investigation regarding, (i) any alleged violation of Environmental Laws or (ii) any Release or threatened Release of any Hazardous Substance generated or transported by the Company, any Company Subsidiary or any entity for which the Company has financial responsibility, except, in each case, as would not have a Material Adverse Effect.

(c) There have been no Releases from the Company’s operations at the Facilities currently owned or leased by Company or any Company Subsidiary of Hazardous Substances or with respect to Facilities formerly owned or leased by Company or any Company Subsidiary, during the Company’s or Company Subsidiary’s term of ownership or lease in quantities that could trigger the need for investigation and/or remediation pursuant to Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(d) There are no consent decrees, consent orders, judgments or judicial or administrative orders currently in force and effect under Environmental Law entered into by any Governmental Entity and the Company or any Company Subsidiary or to the knowledge of the Company any entity for which the Company has or may have financial responsibility, or judgments, judicial order or administrative orders under Environmental Law issued by any Governmental Entity against the Company, any Company Subsidiaries or to the knowledge of the Company any entity for which the Company has or may have financial responsibility.

(e) Parent has been provided with reasonable access to true and correct copies of all Environmental Reports.

4.14 Intellectual Property.

(a) The Company and the Company Subsidiaries (i) own and have independently developed or acquired or (ii) have the valid right or license to all Company IP Rights. The Company IP Rights are sufficient for the conduct of the business of the Company and the Company Subsidiaries as currently conducted by the Company or any Company Subsidiary. Immediately following the Closing, except as would not have a Material Adverse Effect, the Company IP Rights will continue in full force and effect and shall be transferable, alienable or licensable by the Company to the same extent as immediately prior to the Closing without any additional notices or payments of any kind to any third party. The Company-Owned IP Rights and, to the Company’s knowledge, the other Company IP Rights, are not subject to any material Encumbrances or restrictions or limitations regarding ownership, use, license or disclosure (including any “rights in data” claims of the United States Government), other than pursuant to a written agreement set forth in Section 4.14(a) of the Company Disclosure Schedule, or that, individually or in the aggregate, would not have a Material Adverse Effect.

(b) Neither the Company nor any of the Company Subsidiaries has transferred ownership of any Intellectual Property that consists of Company-Owned IP Rights to any third party.

(c) The Company and the Company Subsidiaries own and have good and exclusive title to each item of Company Registered Intellectual Property and each material item of Company-Owned IP Rights free and clear of any Encumbrances. The right, license and interest of the Company or a Company Subsidiary of the Company in and to all Third Party Intellectual Property Rights licensed by the Company or a Company Subsidiary from a third party are free and clear of all Encumbrances (excluding restrictions contained in the applicable license agreements with such third parties).

(d) Neither the execution and delivery or effectiveness of this Agreement nor the performance of the Company’s obligations under this Agreement will cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any material Company-Owned IP Right, or impair the right of the Company, any Company Subsidiary or Parent to use, possess, sell or license any material Company-Owned IP Right or any portion thereof.

(e) Section 4.14(e) of the Company Disclosure Schedule lists all Company Registered Intellectual Property including the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed, or any other filing or recordation of Company Registered Intellectual Property has been made.

(f) Each item of Company Registered Intellectual Property is subsisting (or in the case of applications, applied for), all registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been paid and all documents, recordations and certificates in connection with such Company Registered Intellectual Property currently required to be filed have been submitted to the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Company Registered Intellectual Property and recording the Company’s and the Company Subsidiaries’ ownership interests therein.

(g) Section 4.14(g) of the Company Disclosure Schedule lists, respectively by subsection number, (i) other than non-disclosure agreements entered into by the Company or any Company Subsidiary in the ordinary course of business (“Standard NDAs”) and end user customer Contracts on the Company or a Company Subsidiary’s standard form, all material Contracts as to which the Company or any Company Subsidiary is a party and pursuant to which any Person is authorized to use, make, offer for sale, sell, license or distribute any Company IP Rights, (ii) other than “shrink wrap” and similar generally available commercial end-user licenses to software that is not redistributed with the Company products that have an individual acquisition cost of $250,000 or less (or multi-seat licenses that have an aggregate acquisition cost of $250,000 or less) and Standard NDAs, all material Contracts to which the Company or any Company Subsidiary is a party and pursuant to which the Company or any Company Subsidiary acquired or is authorized to use or distribute any Third Party Intellectual Property Rights, including without limitation any material inbound licenses to Third Party Intellectual Property Rights included in any Company product, (iii) all material Contracts to which the Company or any Company Subsidiary is a party and pursuant to which any third party agrees to develop for or on behalf of the Company or any Company Subsidiary any part of any Company products, (iv) all Contracts (other than any Contract listed in the Company Disclosure Schedule in response to clause (i) above) pursuant to which the Company or any of the Company Subsidiaries has agreed to any material restriction on the right of the Company or any of the Company Subsidiaries to use or enforce any Company-Owned IP Rights, including all material Contracts granting any third party exclusive rights in Company-Owned IP Rights; and (v) all Contracts pursuant to which the Company or any Company Subsidiary has granted to a university, college, or other educational institution or research center any material rights in any Company-Owned IP Rights in exchange for resources provided by such institution or research center.

(h) Except as would not have a Material Adverse Effect, neither the Company nor any Company Subsidiary is or shall be as a result of the execution and delivery or effectiveness of this Agreement or the performance of the Company’s obligations under this Agreement in breach of any Contract described in Section 4.14(g), above, (the “Company IP Rights Agreements”), and the consummation of the transactions contemplated by this Agreement will not result in the modification, cancellation, termination, suspension of or acceleration of any payments with respect to any Company IP Rights Agreements, or give any non-Company party to any Company IP Rights Agreement the right to do any of the foregoing. Except as would not have a Material Adverse Effect, following the Closing, the Surviving Corporation (as wholly owned by Parent) will be entitled to exercise all of the Company’s and the Company Subsidiaries’ rights under the Company IP Rights Agreements to the same extent the Company and the Company Subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company or any of the Company Subsidiaries would otherwise be required to pay.

(i) There are no material royalties, honoraria, fees or other payments payable by the Company or any of the Company Subsidiaries to any Person (other than compensation payable to employees, consultants and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, license-out, sale, marketing, advertising or disposition of any Company-Owned IP Rights by the Company or any of the Company Subsidiaries.

(j) To the knowledge of the Company, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any Company-Owned IP Rights by any third party, including any employee or former employee of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has within the past four (4) years brought any action, suit or proceeding for infringement or misappropriation of any Intellectual Property or breach of any Company IP Rights Agreement.

(k) Neither the Company nor any Company Subsidiary has within the past four (4) years been sued in any suit, action or proceeding (or received any written notice or, to the knowledge of the Company, threat of suit, action or proceeding) that involves a claim of infringement or misappropriation of any Intellectual Property right of any third party or which contests the validity, ownership or right of the Company or any Company Subsidiary to exercise any Intellectual Property right or received any oral or written communication offering to license or grant any other rights or immunities in a manner that communicates or otherwise suggests or implies that the Company or any Company Subsidiary is infringing or otherwise violating any Third Party Intellectual Property Right.

(l) The operation of the business of the Company and the Company Subsidiaries as such business is currently conducted, and to the Company’s knowledge, as currently proposed to be conducted by the Company or any Company Subsidiary, including without limitation the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, provision and/or use of any Company product or provision of any Company service, has not, does not and will not infringe or misappropriate the Intellectual Property of any third party and does not and will not constitute unfair competition or unfair trade practices under the Laws of any jurisdiction and to the Company’s knowledge, there is no substantial basis for such a claim.

(m) None of the Company-Owned IP Rights, the Company or any of the Company Subsidiaries is subject to any judicial or governmental proceeding or outstanding order, or material Contract or stipulation, (A) restricting in any manner the use, transfer, or licensing by the Company or any of the Company Subsidiaries of any Company-Owned IP Right or which may affect the validity, use or enforceability of any such Company-Owned IP Right, or (B) restricting the conduct of the business of the Company or any of the Company Subsidiaries in order to accommodate Third Party Intellectual Property rights, in both cases other than in connection with prosecution of Company-Owned IP Rights before the United States Patent and Trademark Office, the United States Copyright Office, or any equivalent Governmental Entity.

(n) Neither the Company nor any Company Subsidiary has received any opinion of legal counsel that the operation of the business of the Company or any Company Subsidiary, as previously or currently conducted, or as currently proposed to be conducted by the Company or any Company Subsidiary, infringes or misappropriates any Third Party Intellectual Property Rights.

(o) The Company and the Company Subsidiaries take commercially reasonable steps to secure from all of its consultants, employees and independent contractors who independently or jointly contributed to the conception, reduction to practice, creation or development of any Company-Owned IP Rights, proprietary information and invention disclosure and assignment agreements and exclusive ownership of, all such third party’s Intellectual Property in such contribution that the Company or any Company Subsidiary does not already own by operation of Law or as a work for hire and such third party has not retained any material rights or licenses with respect thereto.

(p) No current or former employee, consultant or independent contractor of the Company or any Company Subsidiary has any material right, license, claim or interest whatsoever in or with respect to any Company-Owned IP Rights.

(q) To the knowledge of the Company, no current or former employee, consultant or independent contractor of the Company or any Company Subsidiary (i) is in violation of any term or covenant of any Contract relating to employment, invention disclosure, invention assignment, non-disclosure or non-competition or any other Contract with any other party by virtue of such employee’s, consultant’s or independent contractor’s being employed by, or performing services for, the Company or any Company Subsidiary or using trade secrets or proprietary information of others without permission or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for the Company or any Company Subsidiary that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any material rights (including Intellectual Property rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

(r) To the knowledge of the Company, the employment of any employee of the Company or any Company Subsidiary or the use by the Company or any Company Subsidiary of the services of any consultant or independent contractor does not subject the Company or any Company Subsidiary to any liability to any third party for improperly soliciting such employee, consultant or independent Contractor to work for the Company or any Company Subsidiary, whether such liability is based on contractual or other legal obligations to such third party.

(s) The Company and the Company Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all confidential or non-public information or similar proprietary information included in the Company IP Rights (“Confidential Information”), including without limitation, taking commercially reasonable steps to ensure that all use, disclosure or appropriation of Confidential Information owned by the Company or any Company Subsidiary by or to a third party has been pursuant to the terms of a written agreement or other legal binding arrangement between the Company or a Company Subsidiary and such third party. The Company and the Company Subsidiaries takes commercially reasonable steps to ensure that all use, disclosure or appropriation of Confidential Information by the Company and the Company Subsidiaries not owned by the Company or any Company Subsidiary has been pursuant to the terms of a written agreement between the Company or such Company Subsidiary and the owner of such Confidential Information, or is otherwise lawful. Without limiting the foregoing, the Company and each of the Company Subsidiaries have and enforce a policy requiring all employees and consultants of the Company and the Company Subsidiaries having access to Confidential Information of any of their respective customers or business partners to execute and deliver to the Company an agreement regarding the protection of such Confidential Information (in the case of proprietary information of the Company’s and the Company Subsidiaries’ customers and business partners, to the extent required by such customers and business partners).

(t) To the knowledge of the Company and any Company Subsidiary, all software products sold, licensed, leased or delivered by the Company or any Company Subsidiary to customers of the Company or any Company Subsidiary within twenty (20) months prior to the Closing Date conform in all material respects (i) to applicable contractual commitments, and express and implied warranties (to the extent not subject to legally effective express exclusions thereof); (ii) to all packaging, advertising and marketing materials to the extent required by law; (iii) to any legally binding representations provided to customers; and (iv) applicable product or service specifications or documentation. To the knowledge of the Company and any Company Subsidiary, there is no legitimate basis for any present or future action, suit, proceeding, hearing, claim, or demand based on the foregoing against the Company or any Company Subsidiary giving rise to any material liability relating to the foregoing products for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Company Balance Sheet.

(u) Neither the Company nor any Company Subsidiary has (i) incorporated Open Source Materials into, or combined Open Source Materials with the Company-Owned IP Rights, (ii) distributed Open Source Materials in conjunction with any Company-Owned IP Rights, or (iii) used Open Source Materials, in such a way that, with respect to (i), (ii) or (iii), creates, or purports to create, obligations for the Company or such Company Subsidiary with respect to any Company-Owned IP Rights or grant, or purport to grant, to any third party any rights or immunities under any Company-Owned IP Rights (including, but not limited to, using any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open

Source Materials be (A) disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, or (C) be redistributable at no charge).

(v) No government funding was used in the development of the Company-Owned IP Rights.

(w) (i) Neither the Company nor any Company Subsidiary nor any other Person then acting on their behalf has disclosed, delivered or licensed to any Person other than an employee or consultant under an obligation to keep confidential and not use for any purpose other than carrying out duties or obligations to the Company or any Company Subsidiary, agreed to disclose, deliver or license to any Person of any material Company Source Code, and (ii) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license by the Company or any Company Subsidiary or any Person then acting on their behalf to any Person of any material Company Source Code other than a Person carrying out duties or obligations to the Company or any Company Subsidiary. Section 4.14(w) of the Company Disclosure Schedule identifies each Contract pursuant to which the Company or any Company Subsidiary has deposited, or is or may be required to deposit, with an escrow holder or any other Person, any of the Company Source Code, and describes whether the execution of this Agreement or any of the transactions contemplated by this Agreement, in and of itself, would reasonably be expected to result in the release from escrow of any Company Source Code.

(x) To the Company’s knowledge, except as would not have a Material Adverse Effect, no Governmental Entity is currently, nor since January 1, 2004 has been, entitled to claim any rights (including license rights) in: (i) any “Technical Data” included in or related to any Company-Owned IP Rights or any of its Subsidiaries, other than “Limited Rights;” (ii) any “Computer Software” included in the Intellectual Property owned by the Company or any of its Subsidiaries, other than “Restricted Rights;” (iii) any patents or patentable invention included in the Intellectual Property owned by the Company; or (iv) any copyright included in the Intellectual Property owned by the Company or any of its Subsidiaries. The terms “Technical Data” and “Limited Rights” have the meanings set forth at 48 C.F.R. 252.227–7013, and the terms “Restricted Rights” and “Computer Software” have the meanings set forth at 48 C.F.R. 252.227–7014.

4.15 Taxes.

(a) The Company and the Company Subsidiaries have timely filed all material federal, state, local, and foreign Tax Returns required to be filed by it in the manner prescribed by applicable Laws and all such Tax Returns were true, complete and correct in all material respects. All Taxes (other than Taxes that are not material in amount) of the Company and the Company Subsidiaries (whether or not shown or required to be shown on any Tax Return) that are due and payable have been timely paid in full and the accruals and reserves for Taxes (rather than any reserve for deferred Taxes established to reflect timing difference between book and Tax income) reflected in the Company Balance Sheet (rather than any notes thereto) are adequate to cover all unpaid Taxes (other than Taxes that are not material in amount) of the Company and the Company Subsidiaries. All reserves for Taxes as adjusted for operations and transactions and the passage of time through the Effective Time in accordance with past custom and practice of the Company and the Company Subsidiaries are adequate to cover all unpaid Taxes of the Company and the Company Subsidiaries accruing through the Effective Time (other than Taxes that are not material in amount).

(b) The Company and the Company Subsidiaries have withheld and paid over all Taxes (other than Taxes that are not material in amount) required to have been withheld and paid over and complied in all material respects with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

(c) No audit of the Tax Returns or other examination of the Company or any Company Subsidiary is pending or, to the knowledge of Company, threatened. No deficiencies have been asserted in writing against the Company or any Company Subsidiary as a result of examinations by any state, local, federal or foreign

Taxing authority which have not been fully resolved and paid and, to the knowledge of the Company, no issue has been raised by any examination conducted by any state, local, federal or foreign Taxing authority that, by application of the same principles, could reasonably be expected to result in a proposed deficiency for any other period not so examined. Each deficiency resulting from any audit or examination relating to Taxes of the Company or any Company Subsidiary by any Taxing authority has been paid or is being contested in good faith and in accordance with the Law and is fully reserved for on the Company Balance Sheet in accordance with GAAP. To the knowledge of the Company, no claim has ever been made in writing by an authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file Tax Returns that the Company or any Company Subsidiary, as the case may be, is or may be subject to Tax in that jurisdiction. Neither the Company nor any Company Subsidiary is subject to any private letter ruling of the IRS or comparable rulings of other Tax authorities that will be binding on the Company or any Company Subsidiary with respect to any period following the Closing Date. Neither the stock of any Company Subsidiary nor any asset, right or property of the Company or any Company Subsidiary is subject to any Encumbrance for Taxes (other than an Encumbrance for Taxes not yet due and payable). Neither the Company nor any of the Company Subsidiaries has granted any power of attorney that is currently in force with respect to any Taxes or Tax Returns.

(d) Neither the Company nor any Company Subsidiary has requested any extension of time within which to file any Tax Return which Tax Return has not yet been filed. There are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Taxes against the Company or any Company Subsidiary.

(e) To the knowledge of the Company, (i) the Company and each Company Subsidiary have disclosed on their federal income Tax returns all positions taken therein that could, if not so disclosed, be reasonably be expected to give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code, and (ii) neither the Company nor any Company Subsidiary has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or Treasury Regulation Section 301.6111-2.

(f) Neither the Company nor any Company Subsidiary has been a member of any affiliated, combined, consolidated or unitary group other than the group of which the Company is the parent. Neither the Company nor any Company Subsidiary is a party to any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing authority).

(g) Neither the Company nor any Company Subsidiary has agreed to or is required to make any adjustment under Code Section 481(a) or Section 482 (or an analogous provision of state, local or foreign law) by reason of a change in accounting method or otherwise. Neither the Company nor any Company Subsidiary will be required to include in income, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any (i) ”closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law), (ii) open transaction or installment disposition made on or prior to the Closing Date, or (ii) prepaid amount received on or prior to the Closing Date.

(h) Neither the Company nor any Company Subsidiary is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code).

(i) To the knowledge of the Company, other than as a result of the Merger, neither the Company nor any Company Subsidiary is subject to any limitation on the use of its Tax attributes under Section 382, 383, and 384 of the Code or Treasury Regulation Section 1.1502-15 or -21 (regarding separate return limitation years) or any comparable provisions of state law.

(j) Neither the Company nor any Company Subsidiary has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 or 361 of the Code (A) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Closing Date)

or (B) in a distribution that otherwise constitutes part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

4.16 Insurance. The Company has Made Available to Parent a true, correct and complete list of policies and bonds of insurance maintained by the Company and each Company Subsidiary, and the Company has Made Available to Parent true, correct and complete copies of such policies and bonds of insurance. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds of insurance maintained by the Company or any Company Subsidiary. All premiums due and payable under all such policies and bonds have been paid, and the Company and each Company Subsidiary is otherwise in compliance in all material respects with the terms of such policies and bonds. Neither the Company nor any Company Subsidiary has been notified of any threatened termination of, or material premium increase with respect to, any such policies or bonds of insurance maintained by the Company or any Company Subsidiary. All such policies and bonds that provide insurance against liability to third parties were written on an occurrence basis. The Company maintains insurance coverage in such amounts and covering such risks, and with such deductibles, as in the good faith judgment of the Company are adequate with respect to the business in which the Company and the Company Subsidiaries are engaged.

4.17 Opinion of Financial Advisor. The Company Board has received the opinion of Credit Suisse Securities (USA) LLC (the “Company Financial Advisor”) addressed to the Company Board as of the date of this Agreement, to the effect that the Merger Consideration to be received by the holders of Company Common Shares, other than Parent and its Affiliates, in the Merger is fair from a financial point of view to such holders, and the Company will deliver to Parent a true, correct and complete copy of such opinion promptly following the Company’s receipt thereof.

4.18 Brokers. Except for fees payable to the Company Financial Advisor as set forth in the engagement letter between the Company and the Company Financial Advisor, dated March 25, 2006, (the “Engagement Letter”), a correct and complete version of which has been Made Available by the Company to Parent, neither the Company nor any Affiliate of the Company is obligated for the payment of any fees or expenses of any investment banker, broker, advisor or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement, and neither Parent nor Merger Sub will incur or succeed to any liability, either directly or indirectly, to any such investment banker, broker, advisor or similar party as a result of this Agreement, the Merger or any act or omission of the Company, any of its Affiliates or any of their respective Representatives or stockholders. No such engagement letter obligates the Company to continue to use the services of the Company Financial Advisor following the Merger or pay the fees or expenses of the Company Financial Advisor in connection with any transaction other than the Merger.

4.19 Properties.

(a) Neither the Company nor any of the Company Subsidiaries owns any real property interests as of the date hereof. Section 4.19 of the Company Disclosure Schedule lists all material real property leases to which the Company or a Company Subsidiary is a party as of the date hereof and each amendment thereto that is in effect as of the date hereof. The Lease Agreement between Crow Family Holdings Industrial Texas Limited Partnership, as Landlord, and Aviall Services, Inc., as Tenant, dated April 3, 2001, International Commerce Park at DFW, Dallas/Fort Worth International Airport, Texas (the “Dallas Lease”), is in full force and effect, is valid and effective in accordance with its terms, and there is not, under such lease, any existing default or event of default (or event that with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary, or to the Company’s knowledge, by any other party thereto that would give rise to a material claim against the Company or any Company Subsidiary. All other current, material leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event that with notice or lapse of time, or both, would constitute a default) by the Company or any Company

Subsidiary, or to the Company’s knowledge, by any other party thereto that would give rise to a material claim against the Company or any Company Subsidiary, except where failure to be in full force and effect or to be valid and effective, and for such default and events of default and such claims, in each case, which would not, individually or in the aggregate, have a Material Adverse Effect. There is not, under the Dallas Lease any existing default or event of default (or event that with notice or lapse or time or both would constitute a default) by the landlord (or as the case may be, if applicable, sublandlord) thereunder that would give rise to a material claim by the Company or any Company Subsidiary against said landlord or sublandlord.

(b) Each of the Company and the Company Subsidiaries has good and valid title to, or in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used or held for use in its business, in each case, free and clear of any Encumbrances, except as reflected in the Company Financial Statements and except for Encumbrances for Taxes not yet due and payable and such Encumbrances or other imperfections of title and encumbrances, if any, that are not material in character, amount or extent, and that do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

(c) The Facilities and equipment of the Company and each Company Subsidiary that are used in the operations of their respective businesses are (i) suitable for the uses to which they are currently employed, (ii) in good operating condition and repair, subject to normal wear and tear, (iii) regularly and properly maintained, (iv) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, consistent with past practice, and (v) to the Company’s knowledge, free from any material defects or deficiencies, except in the case of (i) through (v), as would not, individually or in the aggregate, have a Material Adverse Effect.

4.20 Interested Party Transactions. Except as disclosed in the Company’s definitive proxy statements included in the Company SEC Reports, no event has occurred and no relationship exists that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K.

ARTICLE 5

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

5.1 Organization and Qualification; Subsidiaries. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted and as currently proposed by it to be conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing would not have, individually or in the aggregate, a Parent Material Adverse Effect.

5.2 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub, as applicable, of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, except for the adoption of this Agreement by the sole stockholder of Merger Sub. No other corporate proceedings on the part of Parent and no vote of the holders of any shares of Parent capital stock is required to approve this Agreement or the transactions contemplated hereby. The affirmative vote or written consent of the sole stockholder of Merger Sub to adopt this Agreement is the only vote or written consent necessary to adopt this Agreement and approve the Merger under applicable Law and Merger Sub’s Certificate of Incorporation. This Agreement has been duly authorized and validly executed and delivered by Parent and Merger Sub, as applicable, and constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar Laws affecting the rights of creditors generally and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies.

5.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.3(b) have been obtained and all filings and notifications described in Section 5.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or Merger Sub or any other Subsidiary of Parent (each, a “Parent Subsidiary” and, collectively, the “Parent Subsidiaries”) or by which any property or asset of Parent, Merger Sub or any Parent Subsidiary is bound or affected, or (iii) result in any breach of or any loss of any benefit under, constitute a default (or an event that with notice or lapse of time or both would become a default) under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a material Encumbrance on any property or asset of Parent, Merger Sub or any Parent Subsidiary pursuant to, any material Contract, bond, mortgage or permit, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults, other occurrences, Encumbrances, or absences of consents or approvals as would not have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other Person, except (i) under the Exchange Act, the Securities Act, any applicable Blue Sky Laws, the rules and regulations of the New York Stock Exchange, Antitrust Laws, filing and recordation of the Certificate of Merger as required by the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Parent Material Adverse Effect.

5.4 Ownership of Merger Sub; No Prior Activities.

(a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

(b) All of the outstanding capital stock of Merger Sub is owned directly by Parent. There are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments to which Merger Sub is a party of any character relating to the issued or unissued capital stock of, or other Equity Interests in, Merger Sub or obligating Merger Sub to grant, issue or sell any shares of the capital stock of, or other Equity Interests in, Merger Sub, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of Merger Sub to repurchase, redeem or otherwise acquire any shares of the capital stock of Merger Sub.

(c) Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and, prior to the Effective Time, will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

5.5 Financing. Parent has or at the Closing will have cash available to pay the Merger Consideration as contemplated hereby.

5.6 Company Stock. Neither Parent nor any Parent Subsidiary has at any time during the last three years been an “interested stockholder” of the Company as defined in Section 203 of the DGCL. Neither Parent nor any Parent Subsidiary owns (directly or indirectly, beneficially or of record), or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than the Confidentiality Agreement and as contemplated by this Agreement).

ARTICLE 6

Covenants

6.1 Conduct of Business by the Company Pending the Closing. The Company agrees that, between the date of this Agreement and the earlier of (A) the Effective Time or (B) the date of termination of this Agreement, except as specifically permitted by any other provision of this Agreement, unless Parent shall otherwise agree in writing or as required by applicable Law, the Company will, and will cause each Company Subsidiary to, (i) conduct its operations in all material respects only in the ordinary and usual course of business consistent with past practice, and shall not take any action inconsistent therewith or with this Agreement, (ii) use its reasonable best efforts to keep available the services of the current officers, employees and consultants of the Company and each Company Subsidiary and to preserve the current relationships of the Company and each Company Subsidiary with such of the customers, suppliers, distributors, business partners and other Persons with which the Company or any Company Subsidiary has business relations, (iii) have in effect and maintain in all material respects at all times, insurance substantially of the kinds and in the amounts as is in effect as of the date of this Agreement, and (iv) keep substantially in working condition and good order and repair all of its material assets and other material properties, normal wear and tear excepted. Without limiting the foregoing, and as an extension thereof, except as specifically permitted by any other provision of this Agreement, the Company shall not, and shall not permit any Company Subsidiary to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without Parent’s prior written consent, unless required by applicable Law or in accordance with the Company’s 2006 capital budget set forth on Section 6.1 of the Company Disclosure Schedule or as otherwise set forth on Section 6.1 of the Company Disclosure Schedule (with each exception specifically identified by paragraph number):

(a) acquire by merging or consolidating with or by purchasing a substantial Equity Interest in or a substantial portion of the assets of, or by any other manner, any business, corporation, partnership, association or other business organization or division thereof with a value or purchase price in excess of $1,000,000, or enter into any agreement providing for any merger, acquisition, divestiture or similar transaction;

(b) sell, lease, license or otherwise dispose of any of its properties or assets, other than (i) non-exclusive licenses to customers in the ordinary course of business consistent with past practice, (ii) dispositions of equipment that is no longer used or useful, (iii) sales of assets in the ordinary course of business consistent with past practice and (iv) sales, leases, licenses or dispositions of assets with a fair market value not in excess of $1,000,000 in respect of any one asset and not in excess of $10,000,000 in the aggregate;

(c) amend or propose to amend the Company Certificate of Incorporation or Company Bylaws or, in the case of the Company Subsidiaries, their respective constituent documents;

(d) other than dividends from any wholly-owned Company Subsidiary to its parent, declare, set aside or pay any dividend or other distribution payable in cash, capital stock, property or otherwise with respect to any shares of its capital stock, or purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any shares of its capital stock, other equity securities, other ownership interests or any options, warrants or rights to acquire any such stock, securities or interests (except for repurchases of Company Common Shares to the extent required pursuant to Repurchase Rights);

(e) split, combine or reclassify any outstanding shares of its capital stock;

(f) issue, sell, authorize, or agree to the issuance or sale of, any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of, any Equity Interests of the Company or any Company Subsidiary, except for the Company Common Shares issuable upon exercise of (i) Company Options outstanding on the date hereof or (ii) Company Warrants outstanding on the date hereof;

(g) grant, amend or change the terms of any Company Option or stock appreciation right, phantom stock or other stock-based incentive award of any kind, or accelerate or change the period of exercisability or vesting of any Company Option or stock appreciation right, phantom stock or other stock-based incentive award of any kind, or amend any Repurchase Rights or accelerate or change the period of vesting of any Company Common Shares subject to Repurchase Rights, or authorize cash payments in exchange for any Company Option or stock appreciation right, phantom stock or other stock-based incentive award of any kind, in each case, except as a result of the Merger;

(h) (i) take any action with respect to the grant of or increase in any severance or termination pay to any current or former director, executive officer or employee (solely with respect to employees, other than in the ordinary course consistent with past practice) of the Company or any Company Subsidiary, (ii) execute any employment, deferred compensation or other similar agreement with any director, executive officer or employee (solely with respect to employees, other than in the ordinary course consistent with past practice) of the Company or any Company Subsidiary, (iii) increase the benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase the compensation, bonus, severance or other benefits of current or former directors, executive officers or employees (solely with respect to employees, other than in the ordinary course consistent with past practice) of the Company or any Company Subsidiary, (v) adopt or establish any new employee benefit plan (including any severance plan) or amend any existing employee benefit plan (including any severance plan), except as may be required by Law, or as may be required to comply with Section 409A of the Code, or (vi) pay any benefit to a current or former director, executive officer or employee of the Company or any Company Subsidiary not required by any existing agreement or employee benefit plan (including any severance plan) or, (vii) take any action that would result in its incurring any obligation for any payments or benefits described in clauses (i), (ii) or (iii) except to the extent required in a written Contract or agreement in existence as of the date of this Agreement and set forth in the Company Disclosure Schedule;

(i) hire any Person as an executive officer of the Company or, except in the ordinary course of business, enter into, amend or extend the term of, any employment or consulting agreement with any officer, employee, consultant or independent contractor (other than offer letters to new employees using the Company’s standard, unmodified form of offer letter which provides for at-will employment and which does not provide for severance, acceleration or post-termination benefits, other than those generally available to employees of the Company or a Company Subsidiary), or enter into any collective bargaining agreement;

(j) (i) make any material Tax election except in the ordinary course of business and consistent with past practice; (ii) change in any material respect any accounting method in respect of Taxes; and (iii) settle any material Tax claim, action or proceeding, except (A) settlements in the ordinary course of business consistent with past practice, or (B) settlements to the extent subject to reserves existing as of the date hereof in accordance with GAAP;

(k) commence any legal proceeding, or settle, compromise or otherwise resolve any litigation or other legal proceedings, other than resolution through trial judgment for any legal proceeding in existence as of the date hereof, involving a payment of more than $1,000,000 in any one case by or to the Company or any of the Company Subsidiaries;

(l) incur any Indebtedness (other than capitalized lease obligations permitted by clauses (o) or (s) below) in excess of $10,000,000 or which may not be prepaid without penalty, or modify the terms of any existing Indebtedness of the Company or any Company Subsidiary, except (i) draws made in the ordinary course of business consistent with past practice pursuant to the Company’s Credit Facility not to exceed an amount of

$215,000,000 outstanding at any time or (ii) for real estate leases reasonably necessary in connection with distribution Contracts entered into after the date hereof to the extent permitted by this Agreement;

(m) assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person, or, subject to clause (p) below, make any loans, advances or investment in capital contribution to any Person, except (i) to or for the benefit of the Company Subsidiaries or (ii) for those not in excess of $1,000,000 in the aggregate;

(n) create or assume any material Encumbrance on any material asset;

(o) make or commit to make capital expenditures in excess of $1,000,000 in the aggregate after the date of this Agreement;

(p) make any loans or advances (other than routine travel advances, sales commission draws to employees of the Company or any Company Subsidiary and advance purchase payments to suppliers in an aggregate amount not in excess of $1,250,000 in the ordinary course of business consistent with past practice) to, or any investment in or capital contribution to, any Person (including any officer, director or employee of the Company) other than intra-company transfers between the Company and a Company Subsidiary in the ordinary course of business consistent with past practice, or forgive or discharge in whole or in part any outstanding loans or advances, or otherwise modify any loan previously granted to any such Person;

(q) enter into any agreement, arrangement or commitment that limits or otherwise restricts the Company or any Company Subsidiary, or that would, after the Effective Time, limit or restrict Parent or any of the Parent Subsidiaries or any of their respective Affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area, or which provides exclusive rights or “most favored nation” rights of any kind or scope to any party;

(r) other than with respect to any agreement with Parent, terminate, amend, modify or knowingly waive any material provision of any confidentiality or standstill agreement to which it is a party or, upon notice of a material breach, fail to enforce, to the fullest extent permitted by Law, the provisions of such agreement;

(s) (i) amend, terminate or modify any Company Material Contract, or (ii) enter into any Contract that would have been a Company Material Contract if it were in effect on the date hereof involving consideration or other obligation in excess of $1,000,000 annually, except for real estate leases reasonably necessary in connection with distribution Contracts entered into after the date hereof to the extent permitted by this Agreement;

(t) materially change the terms on which, or the manner in which, it extends warranties or indemnification rights to customers in a manner that is adverse to the Company or the Company Subsidiaries;

(u) knowingly take, or agree to commit to take, any action that would reasonably be expected to result in any of the conditions to the Merger not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any material respect at the Effective Time, or that would materially impair the ability of the Company, Parent, Merger Sub or the holders of Company Common Shares to consummate the Merger in accordance with the terms hereof or materially delay such consummation including, without limitation, adoption or implementation of a rights plan or other anti-takeover arrangement or device;

(v) enter into any Contract to re-sell or distribute any licensed or non-licensed “Parts Manufacturer Approvals” products or parts of Parent or its Affiliates;

(w) enter into any agreement, arrangement or commitment that subjects the Company to compliance with requirements of the Federal Acquisition Regulation or Cost Accounting Standards beyond the level of compliance required as of the date of this Agreement, provided, that with respect to this subsection 6.1(w) such consent shall not be unreasonably withheld or delayed; or

(x) agree to take any of the actions described in subsections (a) through (w) of this Section 6.1.

Nothing contained in this Agreement shall give Parent, directly or indirectly, rights to control or otherwise direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

6.2 Takeover Statutes. The Company and the Company Board shall (i) take all actions necessary to ensure that no takeover statute or similar statute or regulation becomes applicable to this Agreement and the transactions contemplated hereby and (ii) if any takeover statute or similar statute or regulation becomes applicable to this Agreement or any transactions contemplated hereby, take all reasonable action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as reasonably practicable on the terms provided for in this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby.

6.3 Proxy Statement.

(a) As promptly as reasonably practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement relating to the Company Stockholders Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”). The Company shall prepare and file with the SEC any Other Filings as and when required or requested by the SEC. The Company will use its reasonable best efforts to respond to any comments made by the SEC with respect to the Proxy Statement and any Other Filings as promptly as reasonably practicable. Parent shall furnish all information concerning it as the Company may reasonably request in connection with such actions and the preparation of the Proxy Statement and any Other Filings. At the earliest practicable time, the Company shall file definitive proxy materials with the SEC and cause the Proxy Statement to be mailed to its stockholders. The Proxy Statement shall (subject to Section 6.6(d)) include the unanimous recommendation of the Company Board that adoption of this Agreement and approval of the Merger by the Company’s stockholders is advisable and that the Company Board has unanimously determined that the Merger is fair to, advisable and in the best interests of the Company and its stockholders. To the extent permitted by applicable Law, prior to filing the preliminary proxy materials, definitive proxy materials or any other filing with the SEC or any other Governmental Entity, the Company shall provide Parent (which term shall in all instances in this Section 6.3 also include Parent’s counsel) with reasonable opportunity to review and comment on each such filing in advance and the Company shall include in such filings all comments proposed by Parent and reasonably acceptable to Company. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or any Other Filings of the Company or comments thereon and responses thereto or requests by the SEC for additional information.

(b) Parent agrees that the information supplied by Parent for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company’s stockholders and (ii) the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Proxy Statement or any Other Filing, Parent shall promptly inform the Company and shall promptly cooperate with the Company in the prompt filing with the SEC of any amendment or supplement to the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company’s stockholders.

(c) The Company agrees that the Proxy Statement (other than information supplied by Parent for inclusion in the Proxy Statement) shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company’s stockholders and (ii) the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any

Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement or any Other Filing, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any other applicable Laws.

6.4 Company Stockholders Meeting; Board Recommendation.

(a) The Company shall call and hold the Company Stockholders Meeting as promptly as reasonably practicable for the purpose of obtaining the Company Stockholders Approval. In connection with the Company Stockholders Meeting, the Company will (i) subject to applicable Laws, use its reasonable best efforts (including postponing or adjourning the Company Stockholders Meeting to obtain a quorum or to solicit additional proxies, but for no other reason without the prior consent of Parent, such consent not to be unreasonably withheld) to obtain the Company Stockholders Approval and (ii) otherwise comply with all legal requirements applicable to the Company Stockholders Meeting.

(b) Subject to Section 6.4(a) and Section 6.6(d), (i) the Company Board shall unanimously recommend that the Company’s stockholders vote in favor of the adoption of this Agreement, (ii) the Proxy Statement shall be in material compliance with the requirements of Section 6.3, including the requirement that a statement to the effect that the Company Board has unanimously recommended that the Company’s stockholders vote in favor of the adoption of this Agreement at the Company Stockholders Meeting be included in the Proxy Statement, and (iii) neither the Company Board nor any committee thereof shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend or modify in a manner adverse to Parent, the Company Board Recommendation.

6.5 Access to Information; Confidentiality. From the date of this Agreement to the Effective Time (or earlier termination of this Agreement), to the extent permitted by applicable Law, the Company shall, and shall cause each Company Subsidiary and each of their respective directors, officers, employees or authorized agents to (i) provide to Parent and Parent’s Representatives access, at reasonable times upon prior notice, to the officers, employees, agents, properties, offices and other facilities of the Company and the Company Subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, Contracts, assets (tangible and intangible, including Intellectual Property), liabilities, Tax Returns, Tax elections and all other workpapers (provided that with respect to workpapers the Company need only provide access to workpapers in the actual possession of the Company or any Company Subsidiary) relating to Taxes, personnel, internal financial statements and other aspects of the Company and the Company Subsidiaries as Parent or Parent’s Representatives may reasonably request. The Company shall be entitled to have a representative present at any inspection. No investigation conducted pursuant to this Section 6.5 shall affect or be deemed to modify or limit any representation or warranty made in this Agreement or affect the satisfaction or non-satisfaction of any condition to the Merger set forth in this Agreement. Subject to compliance with applicable Laws, from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, the Company shall confer from time to time as requested by Parent to meet with one or more representatives of Parent to discuss any material changes or developments in the operational matters of the Company and each Company Subsidiary and the general status of the ongoing operations of the Company and each Company Subsidiary. Notwithstanding the foregoing, neither the Company nor any Company Subsidiary shall be required to provide access to or to disclose any information (i) where such access or disclosure would result in the loss of the attorney-client privilege or work product privilege of the Company or any Company Subsidiary or contravene any Law or binding agreement entered into prior to the date of this Agreement (provided that with respect to any such binding agreements, and following execution of this Agreement, the Company will use commercially reasonable efforts, to the extent requested by Parent, to obtain all necessary third party consents to allow Parent to review all such agreements), or (ii) to the extent that outside counsel to the Company advises that such access or disclosure should not be disclosed in order to ensure compliance with any applicable Law. Parent agrees to hold confidential all information which it has received or to which it has gained access pursuant to this Section 6.5 in accordance with the Confidentiality Agreement, dated as of March 3, 2006 between the Company and Parent, as amended from time to time (the “Confidentiality Agreement”). As soon as practicable after delivering or making available any nonpublic information to any Person in connection with a Superior Offer, the Company shall deliver such nonpublic information to Parent (to the extent such information has not already been deliver to Parent).

6.6 No Solicitation of Transactions.

(a) No Solicitation Generally. Except as specifically permitted by Sections 6.6(c) and 6.6(d), from and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article 8, the Company will not, and will cause the Company Subsidiaries not to, and will use all reasonable efforts to ensure that its Representatives do not, directly or indirectly, (i) solicit, initiate, seek, entertain, encourage, facilitate, support or induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, participate in, maintain or continue any communications (except solely to provide written or oral notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any Person any non-public information in response to, or in connection with, any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (iii) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Acquisition Proposal, (iv) enter into any letter of intent, exclusivity agreement, term sheet or any other Contract contemplating or otherwise relating to any Acquisition Proposal, (v) submit any Acquisition Proposal to the vote of any stockholders of the Company, (vi) withhold, withdraw or modify (or publicly propose or announce any intention or desire to withhold, withdraw or modify), in a manner adverse to Parent, the approval of the Company Board of this Agreement and/or any of the transactions contemplated hereby, or (vii) take any action or position that is inconsistent with, or withdraw or modify (or publicly propose or announce any intention or desire to withdraw or modify), in a manner adverse to Parent, any determination or recommendation referred to in Section 6.4. The Company and the Company Subsidiaries will immediately cease any and all existing activities, discussions and negotiations with any Persons conducted prior to or on the date of this Agreement with respect to any Acquisition Proposal and request the prompt return or destruction of all confidential information previously furnished to any Person with which the Company has engaged in any activities related to any Acquisition Proposal within the twelve (12) month period preceding the date of this Agreement. If any Representative of the Company, whether in his or her capacity as such or in any other capacity, takes any action that the Company is obligated pursuant to this Section 6.6 to use all reasonable efforts to ensure that its Representatives do not take, then the Company shall be deemed for all purposes of this Agreement to have breached this Section 6.6.

(b) Notice. The Company, as promptly as practicable (but in no event more than twenty-four (24) hours after receipt), shall advise Parent orally and in writing of (i) an Acquisition Proposal, (ii) any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (iii) any other notice that any Person is considering making an Acquisition Proposal, or (iv) any request for non-public information that could reasonably be expected to lead to an Acquisition Proposal, as well as, in the event of any of (i)-(iv) above, (1) the material terms and conditions of such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request and (2) the identity of the Person or Group making any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. The Company will (x) keep Parent informed, as promptly as practicable, of the status and details (including any amendments, modifications or proposed amendments or modifications) of any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request and (y) provide to Parent, as promptly as practicable, a copy of all written materials and other information provided to the Company in connection with any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. The Company shall provide Parent with at least the same prior notice provided to the members of the Company Board of any meeting of the Company Board at which the Company Board is reasonably expected to discuss any Acquisition Proposal, including to determine whether such Acquisition Proposal is a Superior Offer.

(c) Superior Offers. In the event that any Person submits to the Company (and does not withdraw) an Acquisition Proposal that the Company Board concludes in good faith (after consultation with its outside legal counsel and a financial advisor of national standing) is, or is reasonably likely to become, a Superior Offer, then notwithstanding Section 6.6(a), the Company may, so long as the Company Stockholders Approval has not yet been obtained, (i) enter into discussions with such Person regarding such Acquisition Proposal, and (ii) deliver or make available to such Person non-public information regarding the Company and the Company Subsidiaries; provided, that: (A) in each case, neither the Company, any Company Subsidiary nor any Representative of the Company shall have violated any of the restrictions set forth in this Section 6.6; (B) in each case, the Company Board first shall have concluded in good faith, after consultation with its outside legal counsel, that such action is reasonably required in order for the Company Board to comply with its fiduciary obligations to the Company’s stockholders under applicable Laws; (C) in each case the Company first shall have provided Parent with written notice of the identity of such Person and all of the material terms and conditions of such Acquisition Proposal and of the Company’s intention to take actions in response to such Superior Offer, specifying the actions it intends to take; and (D) in the case of clause (ii), the Company first shall have received from such Person an executed confidentiality agreement containing terms at least as restrictive with regard to the Company’s Confidential Information as the Confidentiality Agreement, it being understood that such confidentiality agreement shall not include any provision for any exclusive right to negotiate with such Person or having the actual or purported effect of restricting the Company from fulfilling its obligations under this Agreement.

(d) Changes of Recommendation. Nothing in this Agreement shall prevent the Company Board from (i) withholding, withdrawing, amending or modifying the Company Board Recommendation or (ii) terminating this Agreement pursuant to Section 8.1(h) simultaneously with the payment of the Termination Fee if (A) the Company Stockholders Approval has not yet been obtained, (B) the Company shall not have violated any of the restrictions set forth in Section 6.4 or this Section 6.6, (C) a Superior Offer is made to the Company and is not withdrawn, (D) the Company shall have promptly provided written notice to Parent (a “Notice of Superior Offer”) advising Parent that the Company has received a Superior Offer and that it intends (or may intend) to change the Company Board Recommendation or terminate the Agreement pursuant to Section 8.1(h) and the manner and timing in which it intends (or may intend) to do so, (E) Parent shall not have, within four (4) Business Days of Parent’s receipt of the Notice of Superior Offer, made an offer that the Company Board determines in its good faith judgment (after consultation with a financial advisor of national standing) to be at least as favorable to the Company’s stockholders as such Superior Offer (it being agreed that (1) the Company Board shall convene a meeting to consider any such offer by Parent promptly following the receipt thereof, (2) that the Company Board will not withhold, withdraw, amend or modify the Company Board Recommendation or terminate the Agreement pursuant to Section 8.1(h) for four (4) Business Days after receipt by Parent of the Notice of Superior Offer, and (3) any change to the financial or other material terms of such Superior Offer shall require a new Notice of Superior Offer to Parent and a new four (4) Business Day period under this clause (E)), and (F) the Company Board concludes in good faith, after consultation with its outside legal counsel, that, in light of such Superior Offer and any offer made by Parent pursuant to Section 6.6(d)(E), the Company Board is required to withhold, withdraw, amend or modify the Company Board Recommendation or terminate this Agreement pursuant to Section 8.1(h) to comply with its fiduciary obligations to the Company’s stockholders under applicable Law.

(e) Compliance with Tender Offer Rules. Nothing contained in this Agreement shall prohibit the Company or the Company Board from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or taking any action required by any order or` decree of any Governmental Entity; provided, however, that neither the Company Board nor any committee thereof shall withhold, withdraw, amend or modify the Company Board Recommendation unless specifically permitted to do so pursuant to this Section 6.6.

(f) Stockholder Disclosures. Nothing contained in this Agreement shall prohibit the Company from making any disclosure to the stockholders of the Company if the Company Board has concluded in its good faith judgment (after receipt of advice from its outside legal counsel) that such disclosure is required in order to comply with its fiduciary obligations to the Company’s stockholders under applicable Law or to comply with securities laws. Such disclosure shall not be deemed to withhold, withdraw, amend or modify the Company Board Recommendation or otherwise constitute a breach of this Section 6.6.

6.7 Appropriate Action; Consents; Filings.

(a) Promptly after the execution of this Agreement, each of Parent and the Company shall apply for or otherwise seek, and shall use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger. Without limiting the generality or effect of the foregoing, each of Parent and the Company shall, (i) as soon as practicable, and in any event no later than ten (10) Business Days after the date of this Agreement, make any initial filings required under the HSR Act and (ii) as promptly as practicable, make any additional filings required by any other applicable Antitrust Laws. The parties hereto shall consult and cooperate with one another, afford one another (or one another’s counsel) an opportunity to review in advance any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals to be made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law; and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals; provided, however, that, with respect to any such analyses, appearances, presentations, memoranda, briefs, arguments, opinions or proposals, each of Parent and the Company need not supply the other (or its counsel) with copies (or in case of oral presentations, a summary) to the extent that any Law applicable to such party requires such party or the Company Subsidiaries to restrict or prohibit access to any such properties or information. Unless otherwise agreed, to the extent reasonably practicable and permitted by applicable Law, no party shall have any material discussions or communications with any Governmental Entity with respect to the Transactions contemplated by this Agreement without, where practical, consulting with a representative of the other party.

(b) Each party will notify the other promptly upon the receipt of (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Laws. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 6.7(a), each party will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

(c) Each of Parent and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, Council Regulation 139/2004 of the European Community and any other federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade (collectively, “Antitrust Laws”). Each of Parent and the Company shall use its reasonable best efforts to take such action as may be required to cause the expiration or termination of the waiting or notice periods or the receipt of approval decisions under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. Without limiting the foregoing, Parent and the Company shall take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable Laws regarding the transactions contemplated hereby: (i) entering into negotiations, (ii) providing information required by Law, and (iii) substantially complying with any “second request” for information pursuant to the Antitrust Laws.

(d) Notwithstanding anything in this Agreement to the contrary, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, it is expressly understood and agreed that (i) Parent and the Company shall litigate, contest or defend against any administrative or judicial action or proceeding that seeks to obtain a temporary restraining order or a preliminary injunction preventing, in whole or in part, the transactions contemplated by this Agreement, provided, however, that if a Governmental Entity issues a Restraint either Parent or the Company may, in its sole discretion, terminate this Agreement pursuant to Section 8.1(c) and (ii) Parent shall make reasonable best efforts to eliminate the grounds of objection to the transactions contemplated by this Agreement, that may be asserted by any Governmental Entity under any Antitrust Laws, so as to enable the Closing to occur as soon as reasonably possible (and in any event, no later than the Outside Date), provided, however, that Parent shall not be required to undertake any efforts that, in its judgment, would or could substantially impair its ability to conduct any of its businesses or the business of the Company in the manner that they have been conducted in the past.

(e) Notwithstanding Section 6.7(d) or any other provision of this Agreement, nothing in this Section 6.7 shall (i) require Parent to make proposals, execute or carry out agreements, or submit to orders, providing for a Divestiture or (ii) limit a party’s right to terminate the Agreement pursuant to Sections 8.1(b) or 8.1(c) so long as such party has until such termination complied in all material respects with its obligations under this Section 6.7.

6.8 Certain Notices. Each of Company and Parent, as the case may be, will notify the other party in writing promptly after learning of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Entity in connection with the Merger, (iii) any change, occurrence or event that, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to have a Material Adverse Effect, or that is reasonably likely to cause any of the conditions to closing set forth in Article 7 not to be satisfied, or (iv) any claim, or any verbal or written inquiry by any Tax Authority, regarding Taxes in excess of $5,000 payable by the Company. Each of Parent and Company shall give prompt notice to the other party of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, or any failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

6.9 Public Announcements. Parent and the Company have agreed to the text of the press release announcing the signing of this Agreement and the transactions contemplated hereby. Other than with respect to any announcement relating to any action specifically permitted to be taken by the Company pursuant to Section 6.6(d), Parent and the Company shall provide to each other any subsequent press releases related to this Agreement, the Merger and the transactions contemplated hereby and shall consult with each other before issuing or making any such release. Neither Parent nor the Company shall issue any such press release or make any such public statement without the prior written consent of the other party; provided that the either party may, without obtaining the prior consent of the other party, issue such press release or make such public statements as such party determines in good faith, following consultation with legal counsel, are required by Law or the rules and regulations of the New York Stock Exchange, if it has used all reasonable efforts to consult with the other party. Each of Parent and the Company shall cause its employees, officers and directors to comply with this Section 6.9.

6.10 Indemnification.

(a) From and after the Effective Time, Parent will assume, and will cause the Surviving Corporation to fulfill and honor in all respects, the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers set forth on Section 6.10 of the Company Disclosure Schedule as of the Effective Time (the “Indemnified Parties”) and any indemnification provisions under the Company Certificate of Incorporation or Company Bylaws as in effect on the date of this Agreement, in each case, subject to applicable Law. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to indemnification that are at least as favorable to the Indemnified Parties as those contained in the Company Certificate of Incorporation and Company Bylaws as in effect on the date of this Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by applicable Law.

(b) For six (6) years after the Effective Time, Parent shall cause to be maintained directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring prior to the Effective Time covering each individual who at the date of this Agreement was an Indemnified Party covered as of the date hereof or hereafter by the Company’s D&O Insurance on terms with respect to coverage and amounts no less favorable than those of such policy in effect on the date hereof; Parent shall have the right to cause coverage to be extended under the Company’s D&O Insurance by obtaining a six (6) year “tail” policy on terms and conditions no less advantageous than the Company’s existing D&O Insurance, and such “tail” policy shall satisfy the provisions of this Section 6.10. In lieu of the foregoing, prepaid policies may be obtained prior to the Effective Time, which policies shall provide for terms and conditions no less advantageous than the Company’s existing D&O Insurance with the prior written consent of Parent, which shall not be unreasonably withheld. If such prepaid policies have been obtained prior to the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation, or at Parent’s option, Parent, shall assume the obligations set forth in this Section 6.10.

(d) This Section 6.10 shall survive the consummation of the Merger, is intended to benefit each of the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and Parent, shall be enforceable by each Indemnified Party and his or her heirs and representatives, and may not be amended, altered or repealed with respect to any Indemnified Party after the Effective Time without the prior written consent of such Indemnified Party (provided that any amendment, alteration or repeal prior to the Effective Time shall be governed by Section 8.3).

6.11 Employees.

(a) From and after the Effective Time, Parent and Merger Sub shall have the rights and obligations described in this Section 6.11 and Section 6.12 regarding the individuals who were employees of the Company or a Company Subsidiary immediately prior to the Effective Time and who continue employment with the Company, a Company Subsidiary or Parent or a Parent Subsidiary following the Effective Time (including each such individual who is on vacation, temporary layoff, leave of absence, sick leave or short- or long–term disability leave) (“Continuing Employee”).

(b) All Continuing Employees shall be employed solely on an “at will” basis, except to the extent required by the provisions of written employment Contracts or as required by applicable Law.

(c) Within a reasonable period of time after the last Business Day of each month after the date of this Agreement and on or about the date that is five (5) Business Days prior to the expected date on which the Closing will occur, the Company shall, as and to the extent necessary, deliver to Parent a revised Section 4.10(f) of the Company Disclosure Schedule, which sets forth each Person who the Company reasonably believes is, with respect to the Company or any ERISA Affiliate, a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), as of the date such revised Section 4.10(f) of the Company Disclosure Schedule is made available to Parent.

6.12 Benefit Plans.

(a) Subject to Section 6.11(b):

(i) Parent shall, through the period beginning at the Effective Time and ending December 31, 2007, cause each Continuing Employee to be provided compensation (including wages and cash and equity incentive compensation opportunities) and employee benefits substantially no less favorable in the aggregate than the compensation and employee benefits, respectively, to which they were entitled in the aggregate immediately before the Effective Time; provided that in no event shall Parent cause a reduction in the severance benefits to which Continuing Employees are entitled during the period ending December 31, 2007 below the level of entitlement in effect immediately before the Effective Time;

(ii) For all purposes under each employee benefit plan maintained by Parent, any Parent Subsidiary or any of their Affiliates in which Continuing Employees become eligible to participate upon or after the Effective Time, the Continuing Employees shall be given credit for all service with the Company or a Company Subsidiary, as applicable, to the same extent as if such services had been rendered to Parent or any of its Affiliates. Notwithstanding the foregoing, such credit shall not be used to determine benefit accruals, except with respect to severance and vacation benefits; and

(iii) As to the plan years then in place at the Effective Time, Parent shall, or shall cause the Company and each Company Subsidiary, to use all best efforts to: (i) waive all limitations as to pre-existing conditions, exclusions, evidence of insurability requirements and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any welfare or fringe benefit plan in which the Continuing Employees may be eligible to participate after the Closing; and (ii) provide each Continuing Employee with credit under any general leave, welfare plan or fringe benefit plan in which the Continuing Employee becomes eligible to participate after the Closing for any co-payments and deductibles paid by and out of pocket requirements satisfied by such Continuing Employee for the then current plan year under the corresponding welfare or fringe benefit plan maintained by the Company or any Company Subsidiary prior to the Closing.

(b) As promptly as practicable following the execution of this Agreement, the Company shall appoint an independent nationally recognized financial institution to serve as fiduciary for the Company Employee Savings Plan (the “Savings Plan”) with respect to Company Common Shares held under the Savings Plan who, together with the trustee of the Savings Plan, shall coordinate and take any and all appropriate actions to effectuate the voting of such Company Common Shares held under the Savings Plan in the Company Stockholders Meeting.

(c) As promptly as reasonably practicable following the execution of this Agreement and in no event later than thirty (30) days following execution of this Agreement, the Company shall amend in form and substance agreed to in writing by Parent the Company Supplemental Executive Retirement Income Plan to provide that, for purposes of determining whether a Company executive’s “Annual Compensation” is substantially similar to his or her Annual Compensation in the year immediately preceding a Change in Control, the reference in Section 9.1 of such Plan to incentive compensation is intended to denote the incentive opportunities made available to such executive, rather than the amount of incentive compensation actually paid to him or her.

(d) As promptly as reasonably practicable following the execution of this Agreement and in no event later than thirty (30) days following execution of this Agreement, the Company shall duly approve and adopt resolutions of the Company Board appointing, effective as of the Effective Time, the Employee Benefit Plans Committee of Parent (provided that it consists of at least three members) as the sole Plan Administrator under all Company Benefit Plans and appointing, effective as of the Effective Time, the Employee Benefit Investment Committee of Parent as the sole fiduciary for investment of the assets of all Company Benefit Plans, each case in form and substance approved in writing by Parent.

(e) The Company acknowledges and agrees that benefits payable in the event of a change of control under the Company’s Benefit Restoration Plan, effective as of January 1, 1994, as amended, shall be paid in accordance with the terms of the Company’s Benefit Restoration Plan, subject to the offset for benefits payable pursuant to the Company’s Retirement Plan, as amended, including but not limited to Amendment No. 13, which will be applied as if the IRS had already issued the determination letter referenced in it provided that, to the extent such Amendment No. 13 is the subject of an unfavorable IRS determination letter or the Company elects not to pursue a favorable IRS determination letter covering (or withdraws a determination application to the extent applicable to) such Amendment No. 13, the Company shall make an additional payment as soon as practical thereafter (together with interest at an annualized rate equal to the so-called composite “prime rate” as quoted from time to time during the relevant period in the Southwest Edition of The Wall Street Journal, plus two percent (2%)) to each affected participant, who participated in the Company’s Benefit Restoration Plan at the Effective Time, equal to the amount that would have been paid had Amendment No. 13 not been in effect, less any amounts actually paid since the Effective Time.

(f) Notwithstanding the foregoing, this Section 6.12 is not intended to and shall not require Parent to continue any Company Benefit Plan beyond the time when it otherwise lawfully could be terminated or modified, or to provide any Continuing Employee with any rights to continued employment, severance pay (except as provided in Section 6.12(a)(i)) or similar benefits following any termination of employment.

6.13 Standstill Provisions. The parties hereto acknowledge that Parent and the Company have previously executed the Confidentiality Agreement which shall continue in full force and effect in accordance with its terms, provided, however, that the standstill restrictions on Parent and Merger Sub set forth in the Confidentiality Agreement are hereby waived by the Company, provided however, that in the event this Agreement is terminated pursuant to Section 8.1 such standstill restrictions shall survive in accordance with the terms of the Confidentiality Agreement.

6.14 Third Party Consents; Notices. The Company shall use commercially reasonable efforts, to the extent requested by Parent, to obtain and deliver to Parent at or prior to the Closing, all consents, waivers and approvals under each Material Contract set forth on Section 6.14 of the Company Disclosure Schedule, using a form reasonably acceptable to Parent. The Company shall give all notices and other information required to be given to the employees of the Company or any Company Subsidiary, any collective bargaining unit representing any group of employees of the Company or any Company Subsidiary and any applicable Governmental Entity under the WARN Act, the National Labor Relations Act, as amended, the Code, COBRA and other applicable Laws in connection with the transactions contemplated by this Agreement.

6.15 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any disposition of Company Common Shares (including derivative securities with respect to Company Common Shares) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.16 Reasonable Efforts; Cooperation. Subject to the limitations set forth in Section 6.6(d), each of the parties hereto agrees to use reasonable best efforts, and to cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (i) taking all reasonable actions necessary to satisfy the respective conditions set forth in Article 7 and (ii) executing and delivering such other instruments and doing and performing such other acts and things as may be necessary or reasonably desirable to effect completely the consummation of the Merger and the other transactions contemplated hereby. The Company shall keep Parent reasonably informed of, and cooperate with Parent in connection with, any stockholder litigation or claim against the Company or its directors and officers relating to the Merger or the other transactions contemplated by this Agreement, provided, however, that no settlement of any such litigation shall be agreed to without Parent’s consent, and provided, further that all obligations in this Section 6.16 shall be subject to obligations of the Company under applicable Laws relating to attorney-client communication and privilege.

6.17 Notes Tender Offer.

(a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1, the Company will commence a tender offer (the “Notes Tender Offer”) for all of the $200,000,000 aggregate principal amount at maturity of the 7-5/8% Senior Notes due 2011 (the “Senior Notes”) as promptly as reasonably practicable after the execution of this Agreement, but in no event later than the mailing of the Company Proxy Statement. The aggregate consideration payable to each holder of Senior Notes pursuant to the Notes Tender Offer shall be an amount in cash established by Parent. The Notes Tender Offer shall be made pursuant to an Offer to Purchase and Consent Solicitation Statement prepared by the Company in connection with the Notes Tender Offer in form and substance satisfactory to Parent (as amended from time to time, the “Notes Offer to Purchase”).

(b) As part of the Notes Tender Offer, the Company shall solicit the consent of the holders of the Senior Notes, to amend, eliminate or waive certain sections (as selected by Parent) of the Senior Notes Indenture (the “Notes Consents”). The Surviving Corporation’s obligation to accept for payment and pay for the Senior Notes tendered pursuant to the Notes Tender Offer or make any payment for the Notes Consents shall be subject to the conditions that (i) the conditions set forth in Article 7 below shall have been satisfied or waived, (ii) the simultaneous occurrence of the Effective Time and (iii) such other conditions as are customary for transactions similar to the Notes Tender Offer. Subject to the terms and conditions of the Notes Tender Offer, the Parent agrees to cause the Surviving Corporation to accept for payment, as promptly as practicable after expiration of the Notes Tender Offer, all Senior Notes validly tendered and not withdrawn. The Company will not waive any of the conditions to the Notes Tender Offer without the prior written consent of Parent.

(c) The Company shall prepare, as promptly as practicable, the Notes Offer to Purchase, together with related letters of transmittal and similar ancillary agreements (such documents, together with all supplements and amendments thereto, being referred to herein collectively as the “Notes Tender Offer Documents”), relating to the Notes Tender Offer and to disseminate to the record holders of the Senior Notes, and to the extent known by the Company, the beneficial owners of the Senior Notes (collectively, the “Noteholders”), the Notes Tender Offer Documents; provided, however, that prior to the dissemination thereof, the Company shall consult with Parent with respect to the Notes Tender Offer Documents and shall include in such Notes Tender Offer Documents all comments reasonably proposed by Parent. Parent shall provide the Company with any information for inclusion in the Notes Tender Offer Documents which may be required under applicable Law and which is reasonably requested by the Company. If at any time prior to the acceptance of Senior Notes pursuant to the Notes Tender Offer any event should occur that is required by applicable Law to be set forth in an amendment of, or a supplement to, the Notes Tender Offer Documents, the Company will prepare and disseminate such amendment or supplement; provided, however, that prior to such dissemination, the Company shall consult with Parent with respect to such amendment or supplement and shall include in such Notes Tender Offer Documents all comments reasonably proposed by Parent. The Company will notify Parent at least 48 hours prior to the dissemination of the Notes Tender Offer Documents, or 24 hours prior to the mailing of any amendment or supplement thereto, to the Noteholders.

(d) At such time as the Company receives consents from Noteholders holding at least a majority of the aggregate principal amount of Senior Notes, the Company agrees to execute, and to cause all of the guarantors that are a party to the Senior Notes Indenture to execute, and will use reasonable best efforts to cause the trustee under the Senior Notes Indenture to execute, a supplemental indenture (the “Supplemental Indenture”) in order to give effect to the amendments of the Indenture contemplated in the Notes Tender Offer Documents; provided, however, that notwithstanding the fact that the Supplemental Indenture will become effective upon such execution, the proposed amendments set forth therein (the “Proposed Amendments”) will not become operative unless and until all conditions to the Notes Tender Offer have been satisfied or waived by the Company and the Company accepts all Senior Notes (and related consents) validly tendered for purchase and payment pursuant to the Notes Tender Offer. In such event, the parties hereto agree that the Proposed Amendments will be deemed operative as of immediately prior to such acceptance for payment, and the Company will thereafter be obligated to make all payments for the Senior Notes (and related consents) so tendered.

ARTICLE 7

Closing Conditions

7.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

(a) Company Stockholders Approval. The Company Stockholders Approval shall have been obtained.

(b) No Order. No Governmental Entity shall have obtained, enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction, arbitration award, finding or other order (whether temporary, preliminary or permanent), in any case that is in effect and prevents or prohibits consummation of the Merger (each, a “Restraint”).

(c) HSR Act. Any applicable waiting periods, together with any extensions thereof, under the (i) HSR Act and (ii) other Antitrust Laws required to consummate the Merger shall have expired or been terminated.

7.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company contained in Section 4.1, Section 4.3, Section 4.4, and Section 4.5 shall be true and correct in all material respects as of the date hereof and as of the Effective Time as though made on and as of the Effective Time (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date) and (ii) all other representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto, in each case disregarding and without giving any effect to all qualifications and exceptions contained herein and therein relating to materiality or Material Adverse Effect or any similar standard or qualification, shall be true and correct as of the date hereof and as of the Effective Time (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct has not had and would not, individually or in the aggregate, have a Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Material Adverse Effect. There shall not have occurred any Material Adverse Effect.

(d) Court Proceedings. No action, suit, proceeding, claim, arbitration or investigation shall be pending or threatened in which any Governmental Entity is a party wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent, restrain or otherwise interfere with the consummation of any of the transactions contemplated by this Agreement or (ii) affect adversely the right or powers of Parent to own, operate or control the Company or any portion of the business or assets of the Company or Parent, and no such injunction, judgment, order, decree, ruling or charge shall be in effect.

(e) Sarbanes–Oxley Certifications. With respect to any of the Company SEC Reports filed with the SEC after the date of this Agreement, neither the principal executive officer nor the principal financial officer of the Company shall have failed to provide the necessary certifications in the form required under Section 302 and Section 906 of the SOXA.

(f) Officer’s Certificate. The Company shall have delivered to Parent a certificate, signed by the Chief Executive Officer of the Company and dated as of the Closing Date, to the effect that the conditions set forth in this Section 7.2 have been satisfied.

7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub contained in Section 5.1, Section 5.3 and Section 5.4 shall be true and correct in all material respects as of the date hereof and as of the Effective Time as though made on and as of the Effective Time (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date) and (ii) all other representations and warranties of Parent and Merger Sub contained in this Agreement and in any certificate or other writing delivered by Parent or Merger Sub pursuant hereto, in each case disregarding and without giving any effect to all qualifications and exceptions contained herein and therein relating to materiality or Parent Material Adverse Effect or any similar standard or qualification pursuant hereto shall be true and correct as of the date hereof and as of the Effective Time (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct has not had and would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(b) Agreements and Covenants. Parent shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer’s Certificate. Parent shall have delivered to the Company a certificate, signed by an authorized officer of Parent and dated as of the Closing Date, to the effect that the conditions set forth in this Section 7.3 have been satisfied.

ARTICLE 8

Termination, Amendment and Waiver

8.1 Termination. This Agreement may be terminated, and the Merger and the other transactions contemplated by this Agreement may be abandoned, at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after the Company Stockholders Approval has been obtained:

(a) By mutual written consent of Parent and the Company, by action of their respective Boards of Directors;

(b) By either Parent or the Company if the Merger shall not have been consummated prior to November 30, 2006; provided, however, that such date may, from time to time, be extended by Parent (by written notice thereof to the Company) or by the Company (by written notice thereof to Parent) up to and including February 28, 2007, in the event all conditions to effect the Merger other than one or more conditions set forth in Section 7.1(c) (the “Regulatory Conditions”) have been or are capable of being satisfied at the time of each such extension and the Regulatory Conditions have been or are reasonably capable of being satisfied on or prior to February 28, 2007 (such earlier date, as it may be so extended, shall be referred to herein as the “Outside Date”); provided, further, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before such date;

(c) By either Parent or the Company subject to Section 6.7(d) of this Agreement if any Governmental Entity shall have issued a Restraint; provided that the party seeking to terminate this Agreement pursuant to this Section 8.1(c) shall have satisfied its obligations under Section 6.7;

(d) By either Parent or the Company if the Company Stockholders Approval shall not have been obtained upon a vote taken thereon at the Company Stockholders Meeting or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to the Company where the failure to obtain the Company Stockholders Approval is caused by any action or failure to act of the Company that constitutes a breach of this Agreement; provided, further, that no termination by the Company pursuant to this Section 8.1(d) shall be effective unless concurrently therewith it fulfills its obligations under Section 8.2;

(e) By Parent if (at any time prior to obtaining the Company Stockholders Approval) (i) the Company Board or any committee thereof shall for any reason have withheld, withdrawn, amended or modified in a manner adverse to Parent the Company Board Recommendation, (ii) the Company shall have failed to include the Company Board Recommendation in the Proxy Statement, (iii) the Company Board or any committee thereof shall have approved or publicly recommended any Acquisition Proposal, (iv) the Company shall have entered into any letter of intent with respect to or other Contract for any Acquisition Proposal, (v) the Company shall have materially breached any of the provisions of Sections 6.4 or 6.6, or (vi) a tender or exchange offer relating to securities of the Company shall have been commenced by a Person unaffiliated with Parent, and the Company shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) Business Days after such tender or exchange offer is first published sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer;

(f) By Parent, if there shall have been or have been disclosed any Effect that constitutes a Material Adverse Effect or if (i)(A) the Company shall have materially breached any of its covenants or agreements set forth in this Agreement or (B) any representation or warranty of the Company set forth in this Agreement shall have become materially untrue or incorrect, (ii) such breach or misrepresentation, if curable, is not cured within twenty (20) Business Days after written notice thereof, and (iii) such breach or misrepresentation would cause the conditions set forth in Section 7.2(a) or Section 7.2(b) not to be satisfied;

(g) By the Company, if (i)(A) either Parent or Merger Sub has materially breached any of its covenants or agreements set forth in this Agreement or (B) any representation or warranty of Parent or Merger Sub set forth in this Agreement shall have become materially untrue or incorrect, (ii) such breach or misrepresentation, if curable, is not cured within twenty (20) Business Days after written notice thereof, and (iii) such breach or misrepresentation would cause the conditions set forth in Section 7.3(a) or Section 7.3(b) not to be satisfied; or

(h) By Company, in accordance with Section 6.6(d); provided, that, in order for the termination of this Agreement pursuant to this Section 8.1(h) to be deemed effective, Company shall have complied with Section 6.6(d) and concurrently therewith fulfilled its obligation under Section 8.2.

8.2 Effect of Termination.

(a) Limitation on Liability. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective Subsidiaries, officers, directors or stockholders, except (i) with respect to Section 6.5 (Confidentiality), Section 6.9 (Public Announcements), this Section 8.2 (Effects of Termination) and Article 9 (General Provisions) and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the willful breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

(b) Parent Expenses. Parent and the Company agree that if this Agreement is terminated pursuant to Section 8.1(d) (at a time when the condition described in Section 8.2(c)(iv)(B) exists), Section 8.1(e) or Section 8.1(h) then the Company shall pay Parent an amount equal to the sum of Parent’s Expenses in an amount not to exceed $2,500,000. Payment of Parent’s Expenses shall be made no later than two (2) Business Days after delivery to the Company of notice of demand for payment and a documented itemization setting forth in reasonable detail all of Parent’s Expenses (which itemization may be supplemented and updated from time to time by Parent until the 90th day after Parent delivers such notice of demand for payment).

(c) Company Termination Fee. In addition to any payment required by Section 8.2(b), the Company shall pay to Parent a termination fee of $44,400,000 in immediately available funds in the event that this Agreement is terminated (i) by Parent pursuant to Section 8.1(e), (ii) by the Company pursuant to Section 8.1(d) if at such time Parent was entitled to terminate pursuant to Section 8.1(e), (iii) by Company pursuant to Section 8.1(h) or (iv) (A) in the event that this Agreement is terminated by either party pursuant to Section 8.1(d) (other than by the Company if at such time Parent was entitled to terminate pursuant to Section 8.1(e)), (B) at any time after the date of this Agreement and before the vote on this Agreement of the Company Stockholders Meeting, an Acquisition Proposal with respect to the Company shall have been publicly announced, and (C) the Company enters into a definitive agreement with respect to an Acquisition Proposal, or an Acquisition Proposal is consummated, within twelve (12) months following the termination of this Agreement. For purposes of the directly preceding sentence, references (x) to “10%” in clauses (i) and (iii) of the definition of “Acquisition Proposal” shall be deemed to be a reference to “50% and (y) to “Company Subsidiaries” in such definition shall be deemed to be a reference to “Company Subsidiaries” that constitute a “significant subsidiary” (as defined in Rule 1.-02(w) of Regulation S-X). Payment of any amount described in Section 8.2(b) and this Section shall not be in lieu of damages incurred in the event of willful breach of this Agreement. Any payment required to be made pursuant to Section 8.2(c)(i), 8.2(c)(ii) or 8.2(c)(iii) shall be made no later than two (2) Business Days after the date of termination. Any payment required to be made pursuant to Section 8.2(c)(iv) shall be made no later than two (2) Business Days after the entering into of a definitive agreement with respect to, or the consummation of, an Acquisition Proposal. All payments under this Section 8.2 shall be made by wire transfer of immediately available funds to an account designated by Parent. The Company acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due to the other party pursuant to this Section 8.2 and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for all or any portion of the amounts set forth in this Section 8.2, the Company shall pay to Parent its costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such suit, together with interest on the aggregate amount of the fees and expenses at a rate equal to the prime rate reported in The Wall Street Journal on the date such payment was required to be made plus 2%.

8.3 Amendment. This Agreement may be amended by the parties hereto, whether before or after the Company Stockholders’ Approval has been obtained, at any time prior to the Effective Time; provided, however, that, after the Company Stockholders Approval has been obtained, no amendment may be made without further stockholder approval that, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

8.4 Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.5 Fees and Expenses. Subject to Section 8.2, all Expenses incurred by the parties hereto shall be borne solely and entirely by the party that has incurred the same; provided, however, that each of Parent and the Company shall pay one-half of the filing fee(s) for filings made pursuant to Antitrust Laws; provided further that Parent shall reimburse all Expenses up to an aggregate of $625,000 incurred by the Company in connection with the Notes Tender Offer in the event this Agreement is terminated other than pursuant to Sections 8.1(d) (at a time when the condition described in Section 8.2(c)(iv)(B) exists), (e) or (h).

ARTICLE 9

General Provisions

9.1 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

9.2 Notices. Any notices or other communications required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand delivery on the next Business Day) or upon receipt after dispatch by registered or certified mail, postage prepaid, or on the next Business Day if transmitted by national overnight courier, in each case addressed as follows:

If to Parent or Merger Sub, addressed to it at:

The Boeing Company

P.O. Box 3707 MC 21-94

Seattle, WA 98124-2207

Attention:	Louis J. Mancini, Vice President, Commercial Aviation Services
Boeing Commercial Airplanes
Bryan Gerard, Director, New Business Ventures,
Boeing Commercial Airplanes
Telephone No.:	(206) 766-1509
Facsimile No.:	(206) 766-1015

with a mandated copy, which shall not constitute notice, to:

The Boeing Company

100 North Riverside

MC 5003-1001

Chicago, IL 60606

Attention:	Senior Vice President
General Counsel
Telephone No.:	(312) 544-2800
Facsimile No.:	(312) 544-2829

and

Sheppard Mullin Richter & Hampton, LLP

333 South Hope Street, 48th Floor

Los Angeles, CA 90071

Attention:	Lawrence M. Braun
C. Thomas Hopkins
Telephone No.:	(213) 617-4184
Facsimile No.:	(213) 620-1398

If to the Company, addressed to it at:

Aviall, Inc.

2750 Regent Boulevard

DFW Airport, TX 75261

Attention:	Chief Executive Officer
General Counsel
Telephone No.:	(972) 586-1800
Facsimile No.:	(972) 586-1010

with a mandated copy, which shall not constitute notice, to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention:	Thomas H. Kennedy
Sean C. Doyle
Telephone No.:	(212) 735-3000
Facsimile No.:	(212)735-2000

with a further mandated copy, which shall not constitute notice, to:

Haynes and Boone, LLP

901 Main Street, Suite 3100

Dallas, TX 75202

Attention:	Janice V. Sharry
Garrett A. DeVries
Telephone No.:	(214) 651-5000
Facsimile No.:	(214) 200-0676

9.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

9.5 Entire Agreement. This Agreement (together with the Exhibits, Company Disclosure Schedule, and the other documents entered into in connection with the Merger) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

9.6 Assignment. None of this Agreement or any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Notwithstanding the foregoing, Merger Sub may assign, in its sole discretion, any and all rights, interests and obligations under this Agreement to any wholly owned Parent Subsidiary without the Company’s consent.

9.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, other than pursuant to Section 6.10, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.8 Mutual Drafting. Each party hereto has participated in the preparation and drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

9.9 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware without reference to such state’s principles of conflicts of law.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or Federal court of the United States of America, located in the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware state court or, to the extent permitted by Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware state or Federal court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware state or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (2) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (3) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (4) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9(c).

9.10 Disclosure. Any matter disclosed in any section of a party’s disclosure schedule shall be considered disclosed for other sections of such disclosure schedule, but only to the extent that it would be readily apparent that such matter on its face would apply to a particular section of a party’s disclosure schedule. The provision of monetary or other quantitative thresholds for disclosure does not and shall not be deemed to create or imply a standard of materiality hereunder.

9.11 Counterparts. This Agreement may be executed in one or more original or facsimile counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.12 Remedies Cumulative; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in addition to any other remedy to which they are entitled at Law or in equity. Each party hereto agrees to waive any requirement for the posting of, or securing of, a bond in connection with any such remedy.

9.13 Agreement to Protect Parent’s Acquired Goodwill. As part of the Merger, certain employee stockholders have executed non-competition agreements agreeing not to compete, not to solicit employees, and not to solicit customers during the time they are employed by Parent and for two (2) years thereafter, and the parties hereto agree that such agreements are necessary to protect the legitimate business interest of Parent in acquiring the Company including the goodwill of the Company and that the covenants set forth in such agreements are ancillary to this Agreement.

9.14 Interpretation.

(a) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Where a reference is made to a Law, such reference is to such Law as amended.

(b) The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “provided to,” “furnished to,” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete paper copy of the information or material referred to has been delivered to the party to whom such information or material is to be provided. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE BOEING COMPANY

By:	/S/ LOUIS J. MANCINI
Name:	Louis J. Mancini
Title:	Vice President General Manager Commercial Aviation Services

BOEING-AVENGER, INC.

By:	/S/ BRYAN GERARD
Name:	Bryan Gerard
Title:	President

AVIALL, INC.

By:	/S/ PAUL E. FULCHINO
Name:	Paul E. Fulchino
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

EXHIBIT A

FORM OF RESTATED CERTIFICATE OF INCORPORATION

Exhibit A

FORM OF RESTATED

CERTIFICATE OF INCORPORATION

OF

AVIALL, INC.

ARTICLE 1

The name of the corporation is: Aviall, Inc.

ARTICLE 2

The address of the corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the corporation’s registered agent at such address is Corporation Service Company.

ARTICLE 3

The purpose of the corporation is to engage in any part of the world in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE 4

The total number of shares of stock which the corporation shall have authority to issue is 1,000, all of which shall be common stock having a par value of $0.01 per share.

ARTICLE 5

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation; provided, however, that such authorization shall not divest the stockholders of the power or limit the power of the stockholders to adopt, amend or repeal the by-laws of the corporation.

ARTICLE 6

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide. Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the corporation entitled to vote thereon.

ARTICLE 7

Each person who is or was or had agreed to become a director or officer of the corporation, or each such person who is or was serving or who had agreed to serve at the request of the board of directors or an officer of the corporation as an employee of the corporation or as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person) shall be indemnified by the corporation in accordance with the by-laws of the corporation, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article 7. Any amendment or repeal of this Article 7 shall not adversely effect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE 8

No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except as provided for in Section 102(b)(7) of the General Corporation Law of the State of Delaware as now in force or as hereinafter amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time such repeal or modification.

ARTICLE 9

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights and powers, conferred upon stockholders herein are granted subject to this reservation.

EXHIBIT B

FORM OF AMENDED AND RESTATED BYLAWS

Exhibit B

FORM OF AMENDED AND

RESTATED BYLAWS

OF

AVIALL, INC.

As Adopted (                    , 2006)

i

ii

FORM OF AMENDED

AND RESTATED BYLAWS

OF

AVIALL, INC.

ARTICLE 1. OFFICES

The principal office of the corporation shall be located at its principal place of business, which at the time of adoption of these Bylaws is 100 N. Riverside Drive, Chicago, IL 60606-1596. The corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors (“Board”) may designate or as the business of the corporation may require from time to time.

ARTICLE 2. STOCKHOLDERS

2.1 Annual Meeting. The annual meeting of stockholders shall be held on a date and at a time designated by the Board, for the purpose of electing directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. If the election of directors is not held on the day designated for the annual meeting of stockholders, or at any adjournment thereof, the election shall be held at a special meeting of the stockholders called as soon thereafter as practicable.

2.2 Special Meetings. The President, the Board, or the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting may call special meetings of the stockholders for any purpose.

2.3 Place of Meeting. All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Delaware designated by the Board or by any persons entitled to call a meeting hereunder, or by a waiver of notice signed by all of the stockholders entitled to vote at the meeting.

2.4 Notice of Meeting. The President, the Secretary, the Board, or stockholders calling an annual or special meeting of stockholders as provided for herein, shall cause to be delivered to each stockholder entitled to vote at the meeting either personally or by mail, not less than ten nor more than sixty days before the meeting, written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose of purposes for which the meeting is called. If such notice is mailed, it shall be deemed delivered when deposited in the United States mail properly addressed to the stockholders at their respective addresses as they appear on the stock transfer books of the corporation, with postage prepaid.

2.5 Waiver of Notice. Whenever any notice is required to be given to any stockholder under the provisions of these Bylaws or the Certificate of Incorporation or the General Corporation Law of the State of Delaware (“DGCL”), a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

2.6 Fixing of Record Date for Determining Stockholders. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the Board may fix in advance a date as the record date for any such determination. Such record date shall be not more than fifty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of stockholders entitled to vote at a meeting or to receive payment of a dividend, the date and hour on which the notice of meeting is mailed or on which the resolution of the Board declaring such dividend is adopted, as the

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case may be, shall be the record date and time for such determination. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

2.7 Voting List. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each stockholder. This list shall be open to inspection in accordance with the DGCL for a period of ten days prior to such meeting. The list shall be kept open at such meeting for the inspection of any stockholder.

2.8 Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting adjourned and reconvened, if a quorum is present or represented at the reconvened meeting, any business may be transacted that might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.9 Manner of Acting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation, or the DGCL.

2.10 Proxies. A stockholder may vote by proxy executed in writing by the stockholder or by the stockholder’s attorney-in- fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy shall be invalid after eleven months from the date of its execution.

2.11 Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

2.12 Action by Stockholders Without a Meeting. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent setting forth the action so taken is signed by all stockholders entitled to vote with respect to the subject matter thereof. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

ARTICLE 3. BOARD OF DIRECTORS

3.1 General Powers. The business and affairs of the corporation shall be managed by the Board.

3.2 Number and Tenure. The number of directors shall not be more than seven and not fewer than one, as shall be determined from time to time by resolution of the Board. The initial board shall be composed of six directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Unless a director dies, resigns, or is removed, each director shall hold office until the next annual meeting of stockholders or until the director’s successor is elected, whichever is later. Directors need not be stockholders of the corporation or residents of the State of Delaware.

3.3 Resignation. Any director may resign at any time by delivering written notice to the President or the Secretary, or to the registered office of the corporation, or by giving oral notice at any meeting of the directors or stockholders.

3.4 Annual and Regular Meetings. An annual Board meeting shall be held without notice promptly after and at the same place as the annual meeting of the stockholders. By resolution, the Board may specify the time and place either within or without the State of Delaware for holding regular meetings without other notice than such resolution.

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3.5 Special Meetings. Special Board meetings may be called by or at the request of the President, the Secretary or any two directors. The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special Board meeting called by them.

3.6 Notice of Special Meetings. Notice of each special meeting, stating the time and place of the meeting, shall be given to each director by mail, telephone, or other electronic transmission or personally. If by mail, such notice shall be given not less than five days before the meeting; and if by telephone, other electronic transmission or personally, not less than two days before the meeting. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting.

3.7 Waiver of Notice.

3.7.1 Written. Whenever any notice is required to be given to any director under the provisions of these Bylaws, the Certificate of Incorporation, or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board need be specified in the waiver of notice of such meeting.

3.7.2 Attendance. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

3.8 Quorum. Except as provided in these Bylaws, the Certificate of Incorporation, or the DGCL, a majority of the total number of directors shall constitute a quorum for the transaction of business at any Board meeting but, if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.9 Manner of Acting. The act of the majority of the directors present at a meeting at which there is a quorum shall be the act of the Board, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation, or the DGCL.

3.10 Vacancies. Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board for a term of office continuing only until the next election of directors by the stockholders.

3.11 Removal. At a meeting of stockholders called expressly for that purpose, one or more members of the Board (including the entire Board) may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.

3.12 Presumption of Assent. A director of the corporation present at a Board meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director’s dissent is entered in the minutes of the meeting, or unless such director files a written dissent to such action with the person acting at the secretary of the meeting before the adjournment thereof, or unless such director forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not dissent.

3.13 Committees. The Board may, by resolution passed by a majority of the whole Board, appoint standing or temporary committees, each committee to consist of one or more directors of the corporation, and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board and by applicable law. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not

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disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. The designation of any such committee and the delegation of authority thereto shall not relieve the Board, or any member thereof, of any responsibility imposed by law.

3.14 Compensation. By Board resolution, directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as director or a committee member, or a combination of the foregoing. No such payment shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

3.15 Action by Directors Without a Meeting. Any action that could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if a written consent setting forth the action to be taken is signed by each of the directors or by each committee member. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.16 Meetings by Telephone. Members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE 4. OFFICERS

4.1 Number. The officers of the corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and such other officers, including a Chairman of the Board and assistant officers as may be deemed necessary, may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolutions of the Board. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities, and duties. Any two or more offices may be held by the same person.

4.2 Election or Appointment and Term of Office. The officers of the corporation shall be elected or appointed annually by the Board at the Board meeting held after the annual meeting of the stockholders. If the officers are not elected at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns, or is removed, each officer shall hold office until the next annual meeting of the Board or until such officer’s successor is elected.

4.3 Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause may be filled by the Board for the unexpired portion of the term.

4.5 Chairman of the Board. The Chairman of the Board, if elected, shall be chosen from among the directors. The Chairman shall preside, when present, at all meetings of the stockholders and at all meetings of the Board and shall have such other powers and duties as may from time to time be prescribed by the Board upon written directions given to him pursuant to Resolutions duly adopted by the Board.

4.6 President. The President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, and, subject to the Board’s control, the President shall supervise and control all of

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the business and affairs of the corporation. In the absence of the Chairman of the Board, the President shall preside over all meetings of the stockholders and over all Board meetings. The President may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments, except when the signing thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or is required by law to be otherwise signed by some other officer or in some other manner. In general, the President shall perform all duties incident to the office of President and such other duties prescribed by the Board from time to time.

4.7 Vice President. In the event of the absence or death, inability or refusal to act, of the President, the Vice President (or, in the event of more than one Vice President, the Vice President who was first elected to such office) shall perform the duties of the President, with all the powers of and subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. Vice Presidents shall have, to the extent authorized by the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts, or other instruments. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the Board.

4.8 Secretary. The Secretary shall: (a) keep the minutes of meetings of the stockholders and the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and seal of the corporation, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep registers of the post office address of each stockholder as furnished to him or her by each stockholder; (e) sign with the President or a Vice President certificates for shares of the corporation, the issuance of which has been authorized by resolution of the Board; (f) have general charge of the stock transfer books of the corporation; (g) sign with the President deeds, mortgages, contracts, bonds, or other instruments; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board. In the absence of the Secretary, an Assistant Secretary may perform his or her duties.

4.9 Treasurer. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in banks, trust companies, or other depositories selected by the Board in accordance with the provisions of these Bylaws; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Treasurer, an Assistant Treasurer may perform his or her duties.

ARTICLE 5. CONTRACTS, LOANS, CHECKS, AND DEPOSITS

5.1 Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances. No loans shall be made by the corporation secured by its shares.

5.2 Loans to Officers and Directors. No loans shall be made by the corporation to its officers or directors, unless first approved by the holders of two-thirds of the shares.

5.3 Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officers or agents of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board may select.

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ARTICLE 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1 Issuance of Shares. No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

6.2 Certificates for Shares.

6.2.1 Certificates representing shares of the corporation shall be signed by the President or the Vice President and by the Secretary or an Assistant Secretary and shall include on their face written notice of any restrictions which the Board may impose on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

6.2.2 The name and address of the person to whom the shares represented thereby are issued, together with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.3 Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such holder’s attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

ARTICLE 7. BOOKS AND RECORDS

The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board, and such other records as may be necessary or advisable.

ARTICLE 8. FISCAL YEAR

The fiscal year of the corporation shall be the calendar year, provided that if a different fiscal year is selected for purposes of federal income taxes, the fiscal year shall be the year so selected.

ARTICLE 9. SEAL

The seal of the corporation shall consist of the name of the corporation, the state of its incorporation, and the year of its incorporation.

ARTICLE 10. INDEMNIFICATION AND INSURANCE

10.1 Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official

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capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in section 10.2 of this Bylaw with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of the corporation.

10.2 If a claim under section 10.1 of this Bylaw is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its Board, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

10.3 Following any “change in control” of the corporation of the type required to be reported under Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended, any determination as to entitlement to indemnification shall be made by independent legal counsel selected by the claimant, which such independent legal counsel shall be retained by the Board on behalf of the corporation.

10.4 The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

10.5 The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

10.6 The corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.

10.7 The right to indemnification conferred in this Bylaw shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final

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disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Bylaw or otherwise.

ARTICLE 11. AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board at any regular or special meeting of the Board. The stockholders may also make, alter, amend, and repeal the Bylaws of the corporation at any annual meeting or at a special meeting called for that purpose; and all Bylaws made by the directors may be amended, repealed, altered, or modified by the stockholders at any regular or special meeting called for that purpose.

ARTICLE 12. ACTIONS BY THE CORPORATION AS STOCKHOLDER

Each of the Chairman, the President, any Vice President and the Secretary of the corporation may from time to time execute on behalf of the corporation (a) waivers of notice of annual or special stockholders’ meetings of any of the corporation’s subsidiary corporations or any other corporation the stock of which is held by or for the benefit of the corporation; (b) written consents to action taken without a meeting by all stockholders of such corporations; and (c) proxies appointing persons to vote the stock of such corporations that is held by or for the benefit of the corporation at annual or special meetings for the purpose of electing directors of such corporations and for the transaction of such other business as may properly come before such meetings or any adjournment thereof, and instructing the person or persons so appointed as to the manner of casting such vote or giving such consent.

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ANNEX B

Opinion of Credit Suisse Securities (USA) LLC

CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue New York, NY 10010-3629	Phone 212 325 2000 www.credit-suisse.com

April 30, 2006

Board of Directors

Aviall, Inc.

2750 Regent Boulevard

DFW Airport, TX 75261

Members of the Board:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (“Company Common Stock”), of Aviall, Inc. (the “Company”), other than The Boeing Company (the “Acquiror”) and its affiliates, of the Per Share Merger Consideration (as defined below) to be received by such stockholders pursuant to the terms of the Agreement and Plan of Merger, dated as of April 30, 2006 (the “Merger Agreement”), among the Company, the Acquiror and Boeing-Avenger, Inc., a wholly owned subsidiary of the Acquiror (the “Sub”). The Merger Agreement provides for, among other things, the merger (the “Merger”) of the Company with the Sub pursuant to which the Company will become the surviving corporation and a wholly owned subsidiary of the Acquiror and each outstanding share of Company Common Stock will be converted into the right to receive $48.00 in cash (the “Per Share Merger Consideration”).

In arriving at our opinion, we have reviewed the Merger Agreement and certain publicly available business and financial information relating to the Company. We have also reviewed certain other information relating to the Company, including financial forecasts, provided to or discussed with us by the Company and have met with the Company’s management to discuss the business and prospects of the Company. We have also considered certain financial and stock market data of the Company, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to that of the Company and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company, the management of the Company has advised us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company. We also have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the Merger, and that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Common Stock, other than the Acquiror and its affiliates, of the Per Share Merger Consideration to be received in the Merger and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the

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Merger or otherwise. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the merits of the Merger as compared to alternative transactions or strategies that may be available to the Company nor does it address the Company’s underlying decision to proceed with the Merger. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities and other items arising out of our engagement. From time to time, we and our affiliates have in the past provided, are currently providing and in the future may provide, investment banking and other financial services to the Company and the Acquiror, for which we have received, and would expect to receive, compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, the Acquiror and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies.

It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Per Share Merger Consideration to be received by the holders of Company Common Stock, other than the Acquiror and its affiliates, in the Merger is fair, from a financial point of view, to such stockholders.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

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ANNEX C

Appraisal Rights

Section 262 of the Corporation Law of the State of Delaware

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting.

PRELIMINARY COPY

Appendix A

Form of Proxy Card

AVIALL, INC.

SPECIAL MEETING OF STOCKHOLDERS

                             , 2006

       p.m. Dallas, Texas Time

The Four Seasons Resort and Club

4150 N. MacArthur Boulevard

Irving, Texas 75038

Aviall, Inc.

P.O. Box 619048

Dallas, TX 75261-9048

proxy

The undersigned acknowledge(s) receipt of the Proxy Statement of Aviall, Inc. relating to the Special Meeting of Stockholders (the “Special Meeting”) to be held at             p.m. (Dallas, Texas Time) on                          , 2006, at the Four Seasons Resort and Club, 4150 N. MacArthur Boulevard, Irving, Texas 75038, and hereby constitute(s) and appoint(s) Colin M. Cohen, Jacqueline K. Collier and Jeffrey J. Murphy, attorneys and proxies of the undersigned, with full power of substitution and re-substitution to each and with all the powers the undersigned would posses if personally present, to vote for and in the name and place of the undersigned all shares of Common Stock of Aviall, Inc. held or owned by the undersigned, or standing in the name of the undersigned, at the Special Meeting, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Statement for the Special Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. A majority of said attorneys and proxies present and acting at the Special Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AVIALL, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 30, 2006, BY AND AMONG THE BOEING COMPANY, BOEING-AVENGER, INC., A WHOLLY OWNED SUBSIDIARY OF BOEING, AND AVIALL, INC. AND “FOR” THE APPROVAL OF ANY PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT AT THE TIME OF THE SPECIAL MEETING. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

There are three ways to vote your proxy:	COMPANY #

1. VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until p.m. (Dallas, Texas Time) on , 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

2. VOTE BY INTERNET – http://www.eproxy.com/avl/ – QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until p.m (Dallas, Texas Time) on , 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

3. VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Aviall, Inc., [c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873].

Your Telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

If you vote by Phone or Internet, please do not mail your proxy card.

Please detach here.

The Board of Directors Recommends a Vote “FOR” Items 1 and 2.

1. Adoption of the Agreement and Plan of Merger, dated as of April 30, 2006, by and among The Boeing Company, Boeing-Avenger, Inc., a wholly owned subsidiary of Boeing, and Aviall, Inc.

	☐ For	☐ Against	☐ Abstain

2. Adjournment or postponement to allow further solicitation of proxies in favor of Item 1, if necessary.

	☐ For	☐ Against	☐ Abstain

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND “FOR” ADJOURNMENT OR POSTPONEMENT TO PERMIT FURTHER SOLICITATION OF PROXIES IN FAVOR OF THE MERGER.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

IMPORTANT: Whether or not you expect to attend the meeting in person, please date, sign and return this proxy. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.